 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-296043
PROSPECTUS
2,500,000 Shares
Deep Fission, Inc.
Common Stock
Deep Fission, Inc. (“Deep Fission”, the “Company”, “we”, “our”, or “us”) is offering 2,500,000 shares of our common stock, par value $0.0001 per share (our “common stock”).
There is not currently, and there has never been, any established public trading market for our common stock and this is our first listed public offering. We have been approved to list our common stock on the Nasdaq Global Market (“Nasdaq”) under the symbol “FISN”.
The public offering price of our common stock offered hereby is $16.00 per share. The public offering price of the shares of our common stock offered hereby was determined by agreement between us and the representatives of the underwriters, and may not be indicative of the price at which shares of our common stock will trade in the public market after this offering.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 34 to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$16.00	$40,000,000.00
Underwriting discounts(1)	$1.12	$2,800,000.00
Proceeds to us, before expenses	$14.88	$37,200,000.00

(1)
See the section titled “Underwriting” for additional information regarding underwriting compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all the shares of common stock offered by this prospectus if any such shares are taken.
We have granted the underwriters the option, solely to cover over-allotments (if any) in this offering, to purchase up to 375,000 additional shares of our common stock, at the public offering price set forth above less the underwriting discounts set forth above. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus.
Certain existing shareholders of the Company (collectively, the “Cornerstone Investors”) have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $10 million in shares of our common stock in this offering at the public offering price and on the same terms and conditions as the other purchasers in this offering. The shares of common stock to be purchased by the Cornerstone Investors will not be subject to a lock-up agreement with the underwriters. Because this indication of interest is not a binding agreement or commitment to purchase, the Cornerstone Investors may determine to purchase more, fewer, or no shares in this offering, or the underwriters may determine to sell more, fewer, or no shares to the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of our common stock purchased by the Cornerstone Investors as they will from the other shares sold to the public in this offering.
Delivery of the shares of common stock will be made on or about June 22, 2026 through the book-entry facilities of The Depository Trust Company.

Benchmark, a Stone X Company Seaport Global Securities Maxim Group LLC

The date of this prospectus is June 17, 2026

i

ABOUT THIS PROSPECTUS
General
We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any amendment or supplement to this prospectus. We and the underwriters take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, prospects, results of operations and financial condition may have changed since those dates.
We and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note on Forward-Looking Statements.”
Basis of Presentation of Financial Information
The Company was incorporated on July 17, 2023, under the laws of the state of Delaware. Surfside Acquisition Inc. (“Surfside”) was incorporated in the State of Delaware on December 10, 2021. On September 5, 2025, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), a wholly owned subsidiary of Surfside merged with and into Deep Fission Nuclear, Inc. (formerly known as Deep Fission, Inc.), a private Delaware corporation (“Legacy Deep Fission”), with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc. Following the consummation of the Merger, the business previously conducted by Legacy Deep Fission became the business conducted by the Company.
For financial reporting purposes, the transaction was treated as a recapitalization and reverse acquisition, with Legacy Deep Fission considered the acquirer for accounting purposes. As such, the historical financial results of Legacy Deep Fission prior to the Merger are considered our historical financial results under applicable accounting principles. Accordingly, the historical financial statements included in this prospectus, for all periods prior to the Merger, are those of Legacy Deep Fission and not Surfside. For additional information regarding the accounting treatment of the Merger or the basis of presentation of the financial statements and related information included herein, see Note 1: Description of Business and Basis of Presentation to our audited consolidated financial statements and our unaudited condensed consolidated financial statements included herein.
Totals and percentages in this prospectus and the Registration Statement of which this prospectus forms a part may be affected by rounding.
Restatement
As previously announced in our Current Report on Form 8-K filed with the SEC on April 9, 2026, on April 9, 2026, the Audit Committee (the “Audit Committee”) of the board of directors, in consultation with management, concluded that the audited consolidated financial statements for the fiscal year ended December 31, 2024 and for the period from July 17, 2023 (inception) through December 31, 2023, and the unaudited condensed consolidated financial statements for the six month periods ended June 30, 2024 and 2025, and the three- and nine-month periods ended September 30, 2024 and 2025 of the Company could no longer be relied upon as a result of material accounting errors identified by management subsequent to the issuance of the Company’s unaudited interim condensed consolidated financial statements as of and for the fiscal quarter ended September 30, 2025. Accordingly, the consolidated financial statements for the year ended December 31, 2024 included elsewhere in this prospectus were previously restated by the Company in order to reflect the correction of identified errors (the “Misstatements”) related to valuations of Simple Agreement for Future Equity (“SAFE Notes”) and stock-based compensation expense (the “Restatement”). For additional information, see Note 2. Restatement of Previously Issued Consolidated Financial Statements and Note 12. Restatement of Interim Financial Information (Unaudited) to our audited consolidated financial statements included elsewhere in this prospectus.
In connection with the Restatement, the Company also restated certain other financial statements that are not included in this prospectus.
Control Considerations
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2026. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures.
Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of March 31, 2026 as a result of material weaknesses in internal control over financial reporting. Management will be implementing changes to strengthen our internal controls and remediate the material weaknesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Material Weaknesses in Internal Control over Financial Reporting” for additional information related to the material weaknesses in internal control over financial reporting and our related remediation activities.
Notwithstanding the identified material weaknesses, management believes that the financial statements and related financial information included in this prospectus fairly present, in all material respects, our financial condition, results of operations and cash flows as of, and for, the periods presented in accordance with U.S. generally accepted accounting principles.
Agreements and Other Instruments
This prospectus and the Registration Statement of which this prospectus forms a part contain summaries of certain agreements and other instruments. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments may be filed as exhibits to the Registration Statement of which this prospectus forms a part, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.” Moreover, such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company, its subsidiaries or any other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
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should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate;

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may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

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may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

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were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

Market, Industry and Other Data
This prospectus contains estimates, projections and other information concerning our industry and the markets in which we operate, including the markets for nuclear energy and related technologies. Unless otherwise expressly stated, the estimates, projections and other information concerning our industry and the markets in which we operate that is contained in this prospectus is based on management’s knowledge of and experience to date in our industry and the good faith estimates of management. Much of this information consists of forward-looking statements subject to the disclaimers and risks described herein. However, even the historical information is based on estimates, forecasts, projections, market studies or similar methodologies that are inherently subject to uncertainties and assumptions, and actual results may differ materially from those expressed or implied by such information. In addition, the estimates, projections and other information contained in this prospectus, including those based on management’s knowledge of and experience to date in our industry, may rely on inputs from reports, research surveys, studies and similar data prepared by third parties, industry sources and governmental sources that we believe to be reliable. However, we have not independently verified such third-party information and do not make any representation as to its accuracy or completeness.
Industry, market and other data are subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.
Trademarks, Service Marks and Trade Names
We own or have rights to use various trademarks, service marks and trade names used in this prospectus and the Registration Statement of which this prospectus forms a part, which are protected under applicable intellectual property laws. This prospectus and the Registration Statement of which this prospectus forms a part may also contain trademarks, service marks and trade names of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, service marks and trade names referred to in this prospectus or the Registration Statement of which this prospectus forms a part appear without the ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent under applicable law, all rights to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus other than statements of historical fact are forward-looking statements.
Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “target,” “potential,” “continue,” “could,” “will,” “would,” or similar expressions, or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words.
Forward-looking statements contained in this prospectus include, but are not limited to, statements regarding:
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our future results of operations and financial condition;

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our business strategy, including our commercialization strategy and our ability to generate revenue and the expected function and benefits of our Gravity Nuclear Reactor (“Gravity Reactor”) design and related boreholes;

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our plans, objectives and expectations for our business;

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our plan to list our common stock on Nasdaq, and ability to maintain such listing;

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our phased deployment plan, including our targeted or expected timelines;

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our operations and technology, including the development of our technology according to our expectations;

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the targeted electrical generation capacity and safety expectations of our reactors;

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our current expectations and targets for reactors with 2x2 fuel assembly configurations and 3x3 fuel assembly configurations;

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our expectations regarding experiences and efficiencies gained through deployments and the impact on later deployments;

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our financial estimates, including per reactor capital costs of deployment, annual cash operating expenses per reactor, annual revenue generation per reactor and annual cash contribution per reactor, in each case whether for 2x2 fuel assembly configurations or 3x3 fuel assembly configurations;

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the requirement to, and ability to obtain, regulatory approvals, including licensing with the NRC (as defined below);

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our expectations regarding our potential customer group;

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our expectations regarding our intellectual property protection, including securing or maintaining any patents;

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the period over which we anticipate our existing cash will be sufficient to operate our business;

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our expected costs and the timeline for those costs, including the amount of additional capital required to complete development of, and license and commercially deploy, our first commercial reactor, and the availability of potential financings to obtain such additional capital; and

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the assumptions underlying or relating to any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements in this prospectus include, among other things, the factors summarized below:
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our status as a pre-revenue company, our ability to continue as a going concern, and our ability to achieve or sustain profitability;

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our ability to raise substantial additional capital through equity, debt or other financing transactions on acceptable terms, or at all, to fund our operations, technology development, regulatory activities, construction, testing and commercialization;

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our ability to design, develop, test, validate, license, construct, deploy and operate our Gravity Reactor and related technologies, including the feasibility of our subsurface deployment model and our ability to drill, construct and maintain boreholes and related infrastructure to the required depth, width and technical specifications;

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our ability to identify, acquire, lease or otherwise obtain access to suitable sites for the construction and operation of our facilities, including sites with appropriate geologic characteristics and regulatory approvals for drilling and nuclear activities;

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our ability to build, commission and successfully operate test reactors, demonstration facilities or commercial reactors, including under the DOE’s (as defined below) Reactor Pilot Program or other government programs;

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our ability to obtain, maintain and renew required licenses, permits and approvals from the NRC, the DOE and other federal, state, local or foreign governmental and regulatory authorities, and the timing and outcome of such regulatory processes;

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the availability, timing, adequacy and cost of nuclear fuel necessary to operate our reactors, including LEU (as defined below) or other fuels, and our ability to secure fuel supply arrangements on commercially reasonable terms, or at all;

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the cost, availability and performance of key materials, components and services, including specialized nuclear, drilling and industrial equipment and services, and our reliance on third-party suppliers, contractors and strategic partners;

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our ability to manage operating expenses, capital expenditures and construction costs, including the risk that development or deployment costs may be higher than anticipated;

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our ability to meet development, construction, testing, regulatory and commercialization timelines;

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the willingness of customers, investors, strategic partners and regulators to adopt or support our technology, particularly given our limited operating history and the fact that our technology has not yet been proven at commercial scale;

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our ability to identify customers for our electricity or related services and to negotiate and enter into power purchase agreements or other long-term commercial arrangements on acceptable terms, or at all;

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our ability to obtain timely and cost-effective interconnection to electric transmission systems and access to sufficient transmission capacity to deliver electricity generated by our facilities to customers;

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our ability to attract and retain qualified personnel, including our executive officers, technical leadership and other key employees;

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our ability to obtain, maintain, protect and enforce our intellectual property rights and to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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the development of an active trading market for our common stock, including our ability to obtain and maintain a listing on Nasdaq, and the risk that an active or liquid trading market may not develop or be sustained;

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the liquidity and potential volatility of the market price of our common stock if a trading market develops;

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the impact of domestic and international economic, financial, political and legal developments on our operations, including changes in interest rates, inflation, taxes, tariffs, trade policies, commodity costs, labor costs and capital markets conditions;

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changes in laws, regulations, policies, mandates, interpretations, enforcement priorities and funding levels applicable to nuclear energy, environmental protection, drilling, construction and other aspects of our business;

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the risk of accidents, safety incidents, operational failures, construction incidents or other catastrophic events associated with nuclear facilities or related infrastructure, including risks of personal injury, illness, death, environmental contamination, property damage and associated liability;

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our potential exposure to environmental liabilities, including under CERCLA (as defined below) and other environmental, health and safety laws and regulations;

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the costs associated with the handling, storage, transportation and disposal of spent nuclear fuel and other radioactive or hazardous materials;

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cybersecurity risks affecting our systems, infrastructure, facilities or third-party partners;

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the outcome of litigation, investigations, regulatory proceedings or other legal matters;

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risks relating to negative public or political perception of us or the nuclear energy industry generally; and

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the risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus.

The foregoing does not represent an exhaustive list of factors that could impact the forward-looking statements contained herein or the risk factors that we are faced with. Moreover, we operate in a highly regulated, capital-intensive and evolving industry, and new risks and uncertainties may emerge from time to time that could affect our business, prospects, results of operations, or financial condition.
Forward-looking statements in this prospectus are based on management’s current expectations, estimates, forecasts, projections, beliefs and assumptions and on information available to us as of the date of this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause our actual results, performance, developments or achievements to differ materially from those expressed in or implied by the forward-looking statements.
Accordingly, you should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read and consider carefully this prospectus or any amendment or supplement to this prospectus in their entirety before making an investment decision, including the information set forth in this prospectus in the sections titled “About this Prospectus,” “Cautionary Note on Forward-Looking Statements,” “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and the notes thereto included elsewhere in this prospectus.
Company Overview
Deep Fission, Inc. (“Deep Fission,” the “Company,” “we,” “our,” or “us”) is a nuclear energy technology company developing a small modular reactor (“SMR”) based on established pressurized water reactor (“PWR”) technology, with novel emplacement in deep boreholes approximately one mile below the Earth’s surface. Our reactor, which we refer to as the Gravity Reactor, will leverage subsurface conditions to support key containment and operating functions, including the use of hydrostatic pressure from a water column within the borehole to support reactor operating pressure and cooling, and the surrounding geological formation to provide structural confinement and shielding. This approach is intended to reduce reliance on large surface containment structures and other safety-related infrastructure associated with conventional nuclear power plants, support faster deployment timelines, improve security, enhance safety, and enable lower capital and operating costs relative to conventional nuclear facilities, while reducing exposure to environmental and other surface-level hazards.
Each 3x3 Gravity Reactor is targeted to produce up to 15 megawatts of electric power output (“MWe”), as further described in “— Our Technology — Reactor Architecture”. Individual reactors may be deployed as standalone installations or grouped in clusters of boreholes at a single site, which may enable longer refueling cycles through coordinated fuel management, staggered refueling schedules and more efficient utilization of shared infrastructure, and support larger installations capable of supplying hundreds and potentially thousands of MWe of generation capacity.
Our commercialization strategy is based on a phased deployment plan designed to move toward commercialization in the next three years. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. Critically, we aim to prove that each of these milestones can be achieved on a timeline sufficient to meet the AI-driven surge in demand for energy. We are currently participating in the U.S. Department of Energy (“DOE”) Reactor Pilot Program and expect to demonstrate our system as part of that program.
The first phase of our phased deployment plan involves engineering validation and proof of concept wells. We have a long-term lease for approximately 100 acres located within the Great Plains Industrial Park in Parsons, Kansas (the “Kansas Site”) and have commenced initial field development activities at the site. As part of this phase, we have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. We continue to advance our reactor design in parallel with these activities, including planning additional drilling activities and conducting related engineering and emplacement work, and we are targeting completion of these activities in the coming months. The balance of this year and into early 2027 will be focused on the delivery of key components for full-system installation, including well casing, our reactor canister, and heat exchanger, as well as LEU fabrication and loading.
The second phase of our phased deployment plan involves DOE authorization and one or more commercial pilot wells. Specifically, subject to DOE authorization, we intend to demonstrate the Gravity Reactor, and to apply for a commercial license with the U.S. Nuclear Regulatory Commission (“NRC”) in the first half of 2027, converting the same pilot reactor to commercial operation. We are working closely with both the DOE and the NRC to align demonstration and licensing, as we are aiming to move these efforts forward together rather than advancing them in sequence.
The third and final phase of our phased deployment plan involves the construction of surface facilities and seeking high-volume commercial licensing for deployment of multiple reactors at a single site through clustered boreholes, and subsequently, at multiple sites. We are targeting as early as 2027 to seek such high-volume commercial licensing with the NRC, and anticipate a one-year lag between the start of construction and revenue recognition.
Our approach to subsurface reactor deployment is supported by our intellectual property portfolio, which includes issued patents and pending patent applications relating to reactor configuration, deep subsurface emplacement, drilling and casing techniques, thermal-hydraulic performance, instrumentation and monitoring, and other technologies supporting the deployment of underground nuclear reactors. We believe that our intellectual property, together with our engineering expertise and ongoing development activities, supports our competitive position.
Legacy Deep Fission was incorporated in July 2023 and remains in the development stage. The Gravity Reactor remains in conceptual and early engineering stages, and we have not constructed or operated a commercial reactor or generated revenue. Current activities include reactor development, geological evaluation, large-diameter borehole drilling research and development, geothermal testing, safety analysis, regulatory engagement, site development, and commercialization planning.
Our Competitive Strengths
We believe the following competitive strengths position us to commercialize our Gravity Reactor and differentiate it from other nuclear energy solutions, including conventional large-scale nuclear power plants, above-ground SMRs and other advanced reactor concepts currently under development:
Established PWR technology adapted for subsurface deployment:   The Gravity Reactor is based on PWR technology, which is the most widely deployed reactor technology in the global commercial nuclear fleet and has been licensed by the NRC for decades. Unlike other advanced reactor concepts currently under development by certain other companies that rely on novel reactor designs (such as sodium-cooled, molten salt or high-temperature gas reactors) or specialty fuels (such as HALEU or TRISO fuel), the Gravity Reactor is designed to utilize standard LEU fuel and conventional PWR fuel assemblies. This approach is intended to reduce technology risk, leverage well-understood NRC licensing pathways for PWRs, and benefit from existing commercial fuel supply chains and operating experience.
Energy transfer to the surface using proven geothermal components and processes:   Our design involves transfer of thermal energy from the subsurface reactor to a turbine generator located at the surface using components and processes that have been deployed extensively in the geothermal industry, including conventional steam turbine generator equipment. We intend to leverage established drilling, completion, casing, fluid-handling and heat transfer components, together with surface power generation equipment commonly used in the geothermal and broader power generation industries. This approach is intended to reduce technology development risk for the surface and energy-transfer portions of our system, simplify supply chain qualification, and benefit from a mature base of vendors and operating experience in the geothermal and conventional power generation industries.
Inherent safety features from subsurface emplacement:   A column of water approximately one mile deep above the reactor is expected to provide approximately 160 atmospheres of hydrostatic pressure, which is intended to support reactor operating pressure and primary cooling without reliance on the large forged reactor pressure vessels, engineered active emergency core cooling systems with pumps and back-up power, and above-ground reinforced concrete and steel containment structures used in conventional surface-level PWRs. The surrounding geology and depth of emplacement are intended to perform containment and shielding functions that, in conventional above-ground reactors, are provided by engineered surface structures. We believe these features may also reduce certain risks associated with surface-level hazards and public exposure, and may help mitigate the siting challenges that have contributed to project delays and cancellations of conventional above-ground nuclear facilities.

Accelerated speed of deployment target relative to other nuclear energy solutions:   We believe that traditional surface-level large-scale nuclear reactors typically require approximately six to ten years from breaking ground to completion, and that above-ground SMRs currently under development are generally expected to require approximately three to four years from breaking ground to completion. By contrast, we are designing the Gravity Reactor with the objective of our later reactor deployments taking as little as approximately six months for a single reactor from commencement of installation activities. This targeted timeline is intended to be supported by drilling-based installation methods that draw on established drilling techniques, factory-assembled and modularized reactor canisters that are lowered into a drilled and cased borehole, and a standardized, replicable site configuration that we believe may streamline construction execution, licensing efficiency and supply chain readiness. Our targeted deployment timelines are subject to a number of factors, many of which are outside our control, including regulatory approvals, drilling performance, supply chain availability, site characteristics and customer requirements, and there can be no assurance that we will achieve them.
Improving per-reactor unit economics from FOAK 2x2 to NOAK 3x3 deployment:   Our deployment plan is designed to transition from our initial first-of-a-kind 2x2 fuel assembly configuration (“FOAK 2x2”) to a larger 3x3 fuel assembly configuration in our later deployments (“NOAK 3x3”), which we believe will help improve per-reactor electric power output, capital efficiency and operating economics. Targeted reactor-level improvements over this transition include (i) increased target electric power output per reactor from up to approximately 8 MWe (FOAK 2x2) to up to approximately 15 MWe (NOAK 3x3), (ii) reduced estimated capital cost of deployment per reactor from approximately $152 million (FOAK 2x2) to approximately $84 million (NOAK 3x3), in each case including initial fuel load, (iii) increased estimated run-rate annual revenue and operating cash contribution per reactor, and (iv) longer targeted refueling cycles, from approximately every six years to approximately every seven to ten years, in each case based on a targeted design life in excess of 40 years. In addition to the transition from FOAK 2x2 to NOAK 3x3, these improvements reflect the benefits of learning-curve efficiencies from earlier deployments, design stabilization, scaled manufacturing, maturation of strategic supplier relationships, process optimization, and reduced customization and rework. The reactor-level estimates set forth above are management estimates, are based on a number of assumptions described in “— Our Technology — Reactor Architecture,” and are subject to significant uncertainty.
Scalable, modular reactor architecture:   Each Gravity Reactor in a 3x3 fuel assembly configuration is targeted to produce up to 15 MWe of electric power output. Individual reactors are designed to be deployed as standalone installations or grouped in clusters of boreholes at a single site, which we believe may enable installations capable of supplying hundreds, and potentially thousands, of MWe of generation capacity. We believe this modular and scalable architecture is intended to allow customers to add capacity incrementally to match electricity demand, and to support deployment across a range of end-use markets, including data centers and digital infrastructure, industrial and energy-intensive facilities, utilities and grid-scale generation, and government and defense installations.
Experienced management team and deep bench of nuclear, engineering and operational expertise:   We have assembled an executive leadership team and technical and operations workforce with substantial experience in nuclear engineering, regulatory affairs, project development, drilling and completion, supply chain management and finance. Members of our executive leadership team have collectively held senior positions at, or have prior experience with, organizations including NuScale Power, Kairos Power, Deep Isolation, Great River Energy, the Hanford Site and the La Crosse Boiling Water Reactor. Our broader technical and operations team includes engineers and operators with prior experience at organizations including the NRC (including a former NRC reactor engineer), the U.S. Navy nuclear propulsion program, Westinghouse, Holtec, the Tennessee Valley Authority, GE Vernova and Fluor, as well as licensed reactor operators. Our board of directors and expert advisors include senior leaders drawn from government, the national laboratories, the energy industry and academia. We believe the breadth and depth of nuclear, engineering and operational experience across our team provides a substantive foundation for executing our development, licensing and commercialization plan.
The competitive strengths described above, and the other information set forth in this prospectus regarding the development, deployment and benefits of the Gravity Reactor, reflect management’s current expectations and beliefs regarding the Gravity Reactor and our business plan, are forward-looking in nature and are subject to significant risks and uncertainties, including those described under the sections titled “Risk Factors” and “Cautionary Note on Forward-Looking Statements.”
Our Technology
The Gravity Reactor integrates established PWR technology with subsurface emplacement in a borehole environment. The system is designed to deliver reliable electricity at lower expected costs relative to conventional nuclear facilities by reducing surface infrastructure requirements and enabling faster deployment than conventional nuclear power plants, while also limiting exposure to environmental and other surface-level hazards. The design of our technology and associated drilling methods described below remains subject to further development and applicable regulatory approvals.
Reactor Architecture
The Gravity Reactor is based on PWR technology, the most widely deployed nuclear reactor technology in the global commercial nuclear fleet. PWRs use water as both coolant and moderator and have been deployed for decades in commercial power generation.
The Gravity Reactor adapts this established reactor architecture for installation within a deep vertical borehole. The reactor is being designed as a compact unit to be positioned within a drilled and cased vertical borehole at depths of approximately one mile below the Earth’s surface.
The Gravity Reactor is expected to contain all nuclear fuel assemblies, coolant circulation systems, and structural components required to safely sustain controlled nuclear fission and transfer thermal energy for conversion into electricity.
We currently expect our initial reactor deployment to utilize a 2x2 fuel assembly design (i.e., an arrangement of four fuel assemblies in a square configuration) targeting output of up to approximately 8 MWe per reactor. We selected this fuel assembly design for our initial reactor in order to increase speed of deployment. Over time, we also intend to deploy a reactor with a larger 3x3 fuel assembly configuration (i.e., an arrangement of nine fuel assemblies in a square configuration) targeting output of up to approximately 15 MWe per reactor. We believe the larger 3x3 fuel assembly configuration will improve project economics relative to our initial 2x2 fuel assembly configuration, due to improved neutron efficiency, increased power generating capacity and extended refueling intervals. The following table illustrates our current expectations and targets, as applicable, for these reactor fuel assembly configurations:
	Initial 2x2 Configuration	Future 3x3 Configuration
Commercialization Role	Initial commercial deployment configuration, subject to additional development and regulatory approval	Future larger-scale configuration, subject to additional development and regulatory approval
Target Development Time	Approximately 1 year	Approximately 2 years
Target Output Per Reactor	Up to approximately 8 MWe	Up to approximately 15 MWe
Number of Fuel Assemblies	4 per reactor	9 per reactor
Target Design Life	>40 years	>40 years
Target Refueling Interval	Approximately 6 years	Approximately 7-10 years
Design Objective	Initial commercial deployment	Increased output and improved unit economics
We also expect our later reactor deployments to benefit from the experience and efficiencies gained through earlier deployments, including design standardization, manufacturing learning-curve effects, reduced engineering and development costs, supply chain efficiencies, stronger supplier relationships, and improved deployment execution with reduced customization and rework.
We believe that these experiences and efficiencies gained through earlier deployments, together with the improved project economics from the larger 3x3 fuel assembly configuration, will help us to achieve estimated:

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capital cost of approximately $84 million per reactor to deploy a 3x3 fuel assembly configuration, compared to approximately $152 million to deploy our initial commercial reactor in 2x2 fuel assembly configuration, in each case including the expected costs of borehole drilling and construction, surface supporting systems construction, reactor installation and emplacement, and initial fuel loading;

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annual cash operating expenses of approximately $8 million per reactor for a 3x3 fuel assembly configuration, compared to approximately $4 million for our initial commercial reactor in 2x2 fuel assembly configuration, in each case including an allocation of expected costs of refueling;

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annual revenue generation per reactor of $20 million for the 3x3 fuel assembly configuration, compared to approximately $10 million for our initial commercial reactor in 2x2 fuel assembly configuration; and

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annual operating cash contribution per reactor of approximately $10 million for the 3x3 fuel assembly configuration, compared to approximately $5 million for our initial commercial reactor in 2x2 fuel assembly configuration.

We do not, as a matter of course, make public projections as to future revenues, costs, cash flows or other results. However, management has prepared the estimates of per reactor capital costs, annual cash operating expenses, revenue generation and operating cash contribution set forth above to illustrate certain of the current estimates and assumptions being used internally by management in developing and executing our business model. These estimates are reactor-level conceptual estimates only and do not represent projections of company-wide financial performance or expected consolidated results; there are additional costs and expenses that we will incur that will be included in consolidated results and are not included in these reactor-level conceptual estimates. These estimates were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of management, these estimates were prepared on a reasonable basis based on information currently available to management; however, these estimates should not be relied upon as being indicative of future results, and potential investors are cautioned not to place undue reliance on these estimates. For example, these estimates are based on a range of assumptions, including relating to our expected pricing, reactor performance and output, market demand and reactor utilization, operating life and performance, deployment scale, project structure, supply chain (including fuel) availability and pricing, operating expenses and regulatory approvals. Among these assumptions are a 40-year design life; that output achieves target levels (i.e., 15 MWe and 8 MWe for 3x3 configuration and 2x2 configuration, respectively); operation as high-utilization baseload assets, with approximately 93% uptime; that PPAs are secured for the entire amount of assumed output, with initial pricing of approximately $110 per MWh (which represents our estimate based on a survey of market pricing in certain U.S. markets in 2024); a two-year and one-year development and deployment timeline for 3x3 configuration and 2x2 configuration, respectively; refueling intervals of approximately 7.4 years and 6 years for 3x3 configuration and 2x2 configuration, respectively; that reactor design remains standardized and repeatable; and that deployment conditions remain constant (e.g., deployment in same portion of same site). Moreover, the estimates of annual cash operating expenses, revenue generation and operating cash contribution are averages of such items over a projected ten year period (representing the first ten years of the assumed 40-year design life), based on our estimates of pricing, costs and other amounts as of 2024 with a 3% annual inflation adjustment per year across the forecast period, and the estimates of annual cash operating expenses are management estimates based on third-party publications of industry-wide data. Because our technology is in an early stage of development and has not yet been commercially deployed, there is limited historical data on which management can base these estimates, making it even more difficult to source reliable information and formulate reliable assumptions. Actual results may differ materially from those contemplated by these estimates due to a variety of factors. See “Cautionary Note on Forward-Looking Statements” and “Risk Factors — Risks Related to Our Business and Industry.”
Subsurface Deployment
A defining feature of the Gravity Reactor is the emplacement of the reactor within a deep subsurface vertical borehole rather than within a conventional above-ground containment structure. The borehole is expected to be lined with steel casing and cement intended to maintain structural integrity and isolate surrounding geological formations. The reactor will be installed within the borehole, surrounded by a column of water intended to provide external hydrostatic pressure and support cooling. Thermal energy produced within the reactor core will be carried by the primary coolant system to a heat exchanger located in the borehole, where it will be transferred to surface power conversion systems for conversion into electricity. The primary coolant will be a closed system that recirculates through the reactor core and primary heat exchanger.
Subsurface emplacement is intended to provide several safety benefits, including the availability of hydrostatic pressure and water inventory intended to support cooling, geological shielding and separation between the reactor system and the surface environment, reduced exposure to certain external hazards, increased security, and reduced reliance on safety-related surface infrastructure footprint relative to conventional nuclear facilities.
Deep Borehole Drilling
Deployment of the Gravity Reactor is expected to require the construction of 30- to 50-inch-diameter vertical boreholes extending to depths of approximately one mile below the Earth’s surface. Boreholes are expected to be drilled using technologies, service providers, and operational practices developed in the oil, gas, and geothermal industries.
We have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. Our test drilling activities are intended to support evaluation of drilling methods, casing systems, and borehole stability. In parallel, we are conducting engineering studies and modeling activities to refine borehole design parameters, including diameter requirements, drilling techniques, and casing systems.
Reactor Installation and Emplacement
Following completion of borehole drilling and casing, the reactor is expected to be lowered into the prepared borehole using specialized lifting and handling equipment and placed within the casing structure at the designated depth. Surface infrastructure, including monitoring systems, electrical equipment, and power conversion systems, is expected to be connected to the subsurface reactor system. We are conducting engineering studies and modeling activities to refine installation procedures and equipment specifications.
Hydrostatic Pressure and Cooling
The Gravity Reactor incorporates a column of water within the borehole above and surrounding the reactor. The hydrostatic pressure generated by this water column is expected to provide approximately 160 atm of reliable pressure and is intended to support the pressure conditions required for safe reactor operation.
Water within the borehole also serves as the primary coolant. Thermal energy produced within the reactor core will be carried by the primary coolant system to a heat exchanger located in the borehole, where it will be transferred to surface power conversion systems for conversion into electricity.
Modular Reactor Units
Each 3x3 Gravity Reactor is targeted to produce up to 15 MWe, as further described in “— Our Technology — Reactor Architecture”. Individual reactors may be deployed as standalone installations or grouped in clusters of boreholes at a single site.
Multiple boreholes deployed at a single location are intended to support larger installations capable of supplying hundreds and potentially thousands of MWe of generation capacity. This modular architecture is intended to allow reactor capacity to be added incrementally as electricity demand grows.
Fuel and Core Systems
Nuclear fuel for Gravity Reactors will consist of low-enriched uranium (“LEU”). LEU is produced and fabricated by qualified nuclear fuel suppliers and is more readily available than High Assay Low Enriched Uranium (“HALEU”) fuels. We expect that commercial reactor deployments will require long-term fuel supply arrangements with qualified enrichment, fabrication, and related fuel-cycle service providers. A single reactor is expected to enable longer refueling cycles, potentially up to 10 years between cycles.
The availability or cost of LEU may be influenced by uranium market conditions, enrichment and fabrication capacity, transportation constraints, regulatory requirements, geopolitical factors, or other supply chain disruptions. Global enrichment capacity is concentrated among a limited number of suppliers, including facilities in jurisdictions that may be subject to geopolitical developments, trade restrictions, or regulatory actions, which could affect the availability or cost of LEU.
Within the reactor, nuclear fuel assemblies will sustain controlled fission reactions that generate heat. We currently expect our initial configuration to utilize a 2x2 fuel assembly design (i.e., an arrangement of four fuel assemblies in a square configuration). We also intend to develop a larger 3x3 fuel assembly configuration (i.e., nine fuel assemblies). The design, timing, implementation, and performance of these configurations are subject to technical, regulatory, and other uncertainties. Reactor control mechanisms will regulate the rate of the fission reaction to maintain stable operating conditions.
Like other nuclear reactors, operation of the Gravity Reactor will generate used nuclear fuel, which must be stored and ultimately disposed of in accordance with applicable regulatory requirements and nuclear waste management frameworks. Depending on the long-term disposal pathway, this may require interim on-site storage, transportation, and coordination with governmental authorities or third-party service providers. Our deployment model currently anticipates safe interim storage, pending identification of national, long-term storage solutions. The management and disposition of used nuclear fuel will be conducted in compliance with applicable laws and regulations.
Safety and Reactor Protection
The Gravity Reactor incorporates multiple layers of safety systems derived from established PWR technology and its safety is enhanced by the characteristics of deep subsurface emplacement.
The reactor design includes engineered safety systems intended to regulate reactor operation, remove residual heat following shutdown, and maintain safe operating conditions during both normal operating states, where the reactor is operating under routine operating conditions and planned changes in operating conditions, and off-normal operating states, where the reactor deviates unexpectedly from expected operating conditions (including equipment malfunctions and system disturbances).
Subsurface emplacement of the reactor within a deep borehole is intended to provide physical separation between the reactor system and the surrounding environment. Surrounding geological formations will provide structural confinement and natural shielding, and underground placement is intended to reduce exposure to certain external hazards, such as extreme weather events, earthquakes, wildfires, aircraft impact, potential acts of sabotage or terrorism, or other events that may affect surface facilities.
The safety characteristics of the Gravity Reactor remain subject to ongoing engineering analysis, safety evaluations, and regulatory review as part of our reactor development process and our efforts to obtain requisite licenses from relevant authorities.
Surface Supporting Systems
Although the reactor is located underground, limited supporting systems are expected to remain on the surface. These systems are expected to include power conversion equipment used to convert thermal energy into electricity, monitoring and control systems for reactor operation, electrical interconnection infrastructure that will connect the facility to the grid or to local power users, and other operational functions associated with the generation and delivery of electricity.
Manufacturing and Supply Chain
The Gravity Reactor is designed to leverage existing industrial supply chains where possible. Major reactor components are expected to utilize established materials and manufacturing processes drawn from the nuclear and broader industrial sectors, while the reactor’s compact and simplified design is intended to enable greater use of standard industrial fabrication methods in place of conventional large-scale nuclear construction practices.
The reactor is designed as a compact unit that may be manufactured in qualified facilities and delivered to project sites for emplacement within drilled boreholes. Fuel installation may occur at a manufacturing facility or at the borehole site, depending on the local environment and regulations around the transportation of a fueled reactor. This approach is intended to support repeatable and controlled manufacturing and assembly environments.
Deep borehole drilling required for reactor emplacement is expected to use technologies, service providers and operational practices developed in the oil, gas, and geothermal industries. Surface power conversion and balance-of-plant equipment associated with the Gravity Reactor are expected to utilize commercially available industrial components.
Site Requirements and Geological Considerations
The Gravity Reactor is designed for deployment in geologic settings that support the drilling and long-term structural stability of deep vertical boreholes. Site selection is expected to focus on optimizing geologic, operational, project development, and regulatory factors.
We have secured a long-term lease at the Kansas Site and have commenced initial site development activities, including geological evaluation, borehole planning, and initial drilling activities. We are conducting geological surveys and site characterization studies at the Kansas Site. These activities are intended to inform borehole design, drilling techniques, and site suitability for future reactor deployment.
In addition to the Kansas Site, we have entered into multiple non-binding letters of intent (“LOIs”) with potential development partners for candidate commercial sites in the United States. These LOIs relate to potential deployment opportunities in Kansas, Texas, and Utah as well as other locations in the United States and internationally.
In addition to geological considerations, deployment sites must be capable of supporting surface infrastructure, as described above in “Surface Supporting Systems.”
Site-specific engineering analyses will be required for each proposed deployment location to confirm drilling feasibility and compliance with applicable regulatory requirements. Such analyses are ongoing with respect to the Kansas Site and are expected to be required for any future deployment locations, including Texas and Utah, if applicable.
DOE Reactor Pilot Program and Development Activities
We are advancing development and demonstration activities to support the future commercial deployment of the Gravity Reactor. Current demonstration efforts are focused on our planned pilot reactor under the DOE Reactor Pilot Program, together with related engineering, site development, and construction of initial boreholes and test infrastructure. The pilot reactor is not expected to reflect the full output, configuration or commercial economics of any future commercial deployments. We have commenced initial field development activities, including test drilling, at the Kansas Site and we continue to advance our reactor design.
U.S. Department of Energy Reactor Pilot Program
In August 2025, we were selected by the DOE as one of 11 projects across ten companies eligible to participate in the DOE Reactor Pilot Program, which is intended to enable advanced reactor developers to construct and test prototype reactors under DOE authorization to demonstrate technical feasibility, operational performance, and safety characteristics.
On November 17, 2025, we entered into an Other Transaction Agreement for Reactor Authorization (the “OTA”) with the DOE, effective as of November 14, 2025. The OTA establishes the framework under which the DOE will review the safety basis for our planned demonstration reactor, evaluate supporting engineering analyses, and approve certain commissioning and testing milestones prior to operation. If authorized, the demonstration reactor would be constructed and operated under DOE oversight. Data generated through this process is expected to inform our reactor design, safety analysis, and potential future licensing submissions to the NRC. DOE authorization does not permit commercial operation and does not replace the requirement to obtain NRC licenses.
The DOE Reactor Pilot Program is an authorization and oversight program and does not provide direct funding to us under the OTA. Accordingly, we are responsible for funding development, construction, and operation of our pilot reactor and related infrastructure, including our borehole development program. While initial activities, including the drilling and development of our first well (as further described below), are currently funded, subsequent stages of development, including additional boreholes and the planned pilot reactor, are not fully funded and will require substantial additional capital. We expect to seek such funding through equity issuances (such as this offering), debt financings, strategic investments, partnerships, or other arrangements, although there can be no assurance that this offering or any such additional financing will be available on acceptable terms or at all.
We have updated certain previously identified development milestones, including those related to the timing of reactor criticality, to better align with our current development priorities. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. The timing of DOE authorization and related testing activities remains subject to completion of engineering development, regulatory review, and the availability of funding.
Pilot Reactor Site Development
In support of our participation in the DOE Reactor Pilot Program, we have secured a long-term lease for approximately 100 acres at the Kansas Site. We intend to use this site for development and testing activities associated with our borehole development program and planned pilot reactor, subject to applicable regulatory approvals and the availability of sufficient funding.
Current activities at the Kansas Site include geological analysis, engineering design work, borehole planning, and test drilling (including the drilling of our first well (described below)), as well as preparation for subsurface infrastructure development. These activities are intended to support drilling operations, reactor emplacement procedures, and the design and development of associated monitoring and power conversion systems, subject to the availability of capital and continued project development.
Phased Deployment Model
Our commercialization strategy is based on a phased deployment plan designed to move toward commercialization in the next three years. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. Critically, we aim to prove that each of these milestones can be achieved on a timeline sufficient to meet the AI-driven surge in demand for energy. We are currently participating in the DOE Reactor Pilot Program and expect to demonstrate our system as part of that program.
Phase 1
The first phase of our phased deployment plan involves engineering validation and proof of concept wells. We have a long-term lease for approximately 100 acres located within the Kansas Site and we have commenced initial field development activities at the site. As part of this process, we have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. We continue to advance our reactor design in parallel with these activities, including planning additional drilling activities and conducting related engineering and emplacement work, and we are targeting completion of these activities in the coming months. The balance of this year and into early 2027 will be focused on delivery of key components for full-system installation, including well casing, our reactor canister, and heat exchanger, as well as LEU fabrication and loading.
While these wells are not regulated by the DOE as part of the DOE Reactor Pilot Program, engineering data will be used to support our request for the DOE’s authorization of the planned pilot reactor as described below.
Phase 2
The second phase of our phased deployment plan involves DOE authorization and one or more commercial pilot wells. Specifically, subject to DOE authorization, we intend to demonstrate the Gravity Reactor, and to apply for a commercial license with the NRC in the first half of 2027, converting the same pilot reactor to commercial operation. We are working closely with both the DOE and the NRC to align demonstration and licensing, as we are aiming to move these efforts forward together rather than advancing them in sequence.
Phase 3
The third and final phase of our phased deployment plan involves the construction of surface facilities and seeking high-volume commercial licensing for deployment of multiple reactors at a single site through clustered boreholes, which may enable longer refueling cycles through coordinated fuel management, staggered refueling schedules and more efficient utilization of shared infrastructure, and support greater aggregate power generation capacity than the pilot installation, and subsequently, at multiple sites. We are targeting as early as 2027 to seek such high-volume commercial licensing with the NRC, and anticipate a one-year lag between the start of construction and revenue recognition.
Commercial deployment of Gravity Reactors will require additional regulatory approvals, including licensing by the NRC, which we are pursuing in parallel with DOE-related activities. We expect that a DOE-authorized pilot reactor will inform key design, operational and licensing considerations for commercial deployment, although subsequent deployments are expected to involve different configurations, site-specific integration activities and additional engineering development. Additional project financing will also be required.
Ongoing Development Activities
In addition to borehole construction, our current activities include reactor design, safety analysis, thermal-hydraulic modeling, regulatory engagement with the DOE and the NRC, and supply chain development for reactor components and drilling operations. The Gravity Reactor remains in conceptual and early engineering stages, and key aspects of the design continue to be refined through ongoing engineering and analysis.
We expect that data generated through these activities will inform continued development of the Gravity Reactor and future regulatory licensing efforts.
Commercial Strategy
Our commercial strategy is focused on deploying Gravity Reactors in markets with rapidly growing electricity demand and increasing need for reliable, affordable baseload power. Our initial commercial focus is on hyperscale data centers and other large power users, and over time may expand to include utilities, industrial operators, and government or defense installations, as described further below in “Target Markets.”
Commercial Gravity Reactor installations are expected to be deployed at sites capable of supporting multiple reactor units installed through clusters of deep boreholes. This modular architecture is intended to allow reactor capacity to be added incrementally as electricity demand grows.
Our business model is designed to generate revenue from (i) project-level equity participation, including indirect participation in project-level cash flows from electricity sales, (ii) one-time upfront revenue, generally expected to be associated with Gravity Reactor deployment and related upfront project development services and (iii) recurring revenue, generally expected to be associated with technology licensing and operations and maintenance services of Gravity Reactor installations, as described in more detail below in “Business Model and Revenue Streams.”
Strategic Relationships
We have entered into strategic relationships intended to support commercialization of the Gravity Reactor, including relationships focused on digital infrastructure demand, project development, power offtake opportunities, and project-level financing.
In February 2026, we entered into a non-binding memorandum of understanding (“MOU”) with Blue Owl Digital Infrastructure Advisors LLC (“Blue Owl”) to establish a framework for potential collaboration in support of the development and deployment of nuclear energy projects utilizing our technology. The MOU contemplates potential collaboration relating to customer and utility outreach, project development activities, and evaluation of potential power offtake and project-level financing opportunities associated with Blue Owl’s digital infrastructure portfolio and developments.
In connection with execution of the MOU, investment funds affiliated with Blue Owl made an equity investment in us in the amount of $20 million. We also granted Blue Owl non-exclusive rights of first offer with respect to certain potential future power offtake opportunities and project-level financing opportunities, in each case subject to the terms of the MOU and related transaction documentation. The power offtake right of first offer applies to potential future opportunities where a potential data center or similar large-load end user offtake need is identified in our project developments, and the project financing right of first offer applies to potential future project-level financing opportunities originated by us.
The MOU does not require either party to enter into any specific project, power offtake arrangement, financing transaction, or other commercial arrangement unless agreed in separate definitive written documentation executed by the parties. The MOU also does not grant Blue Owl exclusivity with respect to any future projects or require us to consummate any specific offtake or financing transaction.
In November 2024, we entered into a non-binding strategic relationship term sheet with Endeavour Energy, LLC (“Endeavour”) designed to support commercialization of the Gravity Reactor. The contemplated collaboration is intended to facilitate coordinated site development, access to potential data center customers, and joint evaluation of multi-reactor deployments. The relationship framework contemplates potential deployment configurations of up to 1.5 gigawatts of generation capacity at a single location, within a broader potential co-development framework of up to 2 gigawatts across multiple projects.
The Endeavour relationship is governed by a non-binding term sheet and does not create commitments to purchase electricity, finance projects, construct facilities, grant exclusivity, or deploy a specified number of reactors.
We have also established or are pursuing strategic supplier and technical relationships intended to support reactor development, demonstration, manufacturing, and commercialization activities. These relationships include:
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Halliburton Energy Services, Inc., pursuant to a memorandum of understanding relating to discussions of developing joint drilling and completion activities;

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Urenco USA Inc., from which enriched uranium product has been procured for anticipated delivery for our planned demonstration reactor activities;

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Day & Zimmermann Group, Inc., which is acting as construction manager for our planned demonstration reactor project and is providing EPC-related support personnel and services;

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R-V Industries, Inc., which is supporting fabrication activities for our prototype reactor systems; and

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Sparx Engineering LLC, which is supporting design and development of reactor instrumentation, electronics, and monitoring systems, including systems relating to pressure, temperature, and neutron detection.

Except as otherwise disclosed, these supplier and technical relationships are generally governed by non-binding purchase orders, service agreements, memoranda of understanding, preliminary engagement arrangements, or other limited contractual frameworks. These arrangements may be non-exclusive, subject to future negotiation, contingent on project milestones or regulatory developments, and may not result in long-term commercial supply or deployment arrangements.
Project Development Model
We expect that many commercial deployments of the Gravity Reactor may be structured as project-level developments in which we participate in the development, ownership, and operation of reactor installations. Under this model, electricity generated by Gravity Reactor facilities may be sold to customers under long-term power purchase agreements (“PPAs”) or similar contractual arrangements; these potential PPAs are more particularly described below in “Project-Level Equity Participation; Electricity Sales.”
We believe that individual projects may be financed using a combination of corporate capital, strategic capital, and project-level financing structures. This project-level development model is intended to enable us to pursue and retain equity ownership in large-scale infrastructure projects while using external financing sources where appropriate to support construction and long-term operation.
In addition to participating in project-level equity and electricity sales, we may provide project development, reactor delivery, integration, and related deployment support in connection with Gravity Reactor installations, as described below in “Upfront Revenue Streams.” We expect that the specific commercial structure of any project will vary, including based on customer requirements, site characteristics, local power delivery infrastructure, financing arrangements, regulatory requirements, and project counterparties.
Great Plains Industrial Park and Early Deployment Sites
A key element of our commercialization strategy is the development of suitable sites capable of supporting early deployments of the Gravity Reactor. One such location is the Kansas Site, where we have secured a long-term lease for approximately 100 acres for site development and related activities. We view this site as an important early location for development of the Gravity Reactor, including pilot reactor activities and evaluation of potential future commercial deployment opportunities.
We have also entered into a non-binding letter of intent with the Great Plains Industrial Park in connection with potential future development activities at the site, which contemplates potential development of up to 2,000 MWe of generation capacity. The Kansas Site offers an established industrial setting and other site characteristics that we believe may support future reactor development activities, subject to applicable regulatory approvals, state and local support, site studies, and project-specific engineering and infrastructure considerations.
In addition to the Kansas Site, we have entered into multiple non-binding LOIs with potential development partners for candidate commercial sites in the United States. These LOIs relate to potential deployment opportunities in Kansas, Texas, and Utah as well as other locations in the United States and internationally. These LOIs contemplate evaluation of multi-reactor installations. The LOIs generally describe preliminary concepts for site access, project development coordination, power delivery, and development sequencing. Collectively, as of the date of this prospectus, the discussions reflected in our non-binding LOIs relate to potential reactor deployments that could support up to 15 gigawatts of generation capacity if fully developed over time.
These LOIs are non-binding and do not contain commitments to purchase electricity, finance projects, construct facilities, grant exclusivity, or deploy a specified number of reactors. Either party may terminate these arrangements without penalty.
Commercial Deployment Strategy
Our initial commercial development plan contemplates a first commercial facility involving multiple Gravity Reactors deployed at a single site. This initial commercial deployment is intended to serve as a bridge between pilot-scale demonstration and subsequent scaled commercial deployments by supporting validation of construction methods, operational procedures, project development processes and commercial structures. While this initial facility is expected to generate power, it is not necessarily intended to reflect optimized economics, refueling strategies or generation capacity expected for future commercial deployments.
Subject to successful completion of pilot reactor activities, future regulatory approvals, site development progress, project financing, and customer arrangements, we may, following initial commercial deployment, pursue larger deployments at suitable locations where reliable baseload electricity is needed and where conditions support borehole construction and reactor emplacement. Our target for some of these later installations is to involve clusters of reactors capable of producing hundreds of MWe to more than one gigawatt of generation capacity at a single site that could support large-scale electricity generation installations capable of supplying power to data centers, utilities, industrial facilities, and other high-demand energy users. We are targeting as fast as six months for a single reactor construction period for later deployments.
We intend to pursue commercial deployments initially within the United States, with potential future opportunities in international markets.
The timing, scale, and structure of commercial deployments remain subject to a number of factors, including engineering progress, regulatory approvals, export control requirements, applicable international nuclear cooperation agreements, successful completion of pilot reactor activities, financing availability, supply chain and fuel availability, interconnection and infrastructure considerations, site conditions, and customer demand.
Business Model and Revenue Streams
Our business model is designed to generate revenue from (i) project-level equity participation, including indirect participation in project-level cash flows from electricity sales, (ii) one-time upfront revenue, generally expected to be associated with Gravity Reactor deployment and related upfront project development services and (iii) recurring revenue, generally expected to be associated with technology licensing and operations and maintenance services of Gravity Reactor installations. We expect that the specific commercial structure of any project will vary, including based on customer requirements, site characteristics, local power delivery infrastructure, financing arrangements, regulatory requirements, and project counterparties.
Gravity Reactor installations are expected to be developed as long-lived energy infrastructure assets. We may participate in multiple stages of the project lifecycle, including project development, reactor deployment, commissioning, and ongoing operations and maintenance.
Project-Level Equity Participation; Electricity Sales
For certain projects, we intend to participate in the ownership, development, and operation of Gravity Reactor facilities. In these projects, electricity generated by the reactors may be sold to customers at the project-level under PPAs or similar offtake arrangements, and we may benefit from the cash flows of such sales, in many cases through our retained equity in the project.
These agreements may include fixed-price or market-linked electricity pricing structures and may be structured as direct power supply agreements at the project-level with end users or through arrangements involving local utilities or grid operators. Such agreements are commonly used in energy infrastructure projects to support long-term revenue stability and project financing.
Under this model, we intend to benefit from project-level cash flows associated with electricity generation and sale over the operating life of the facility, in many cases through our retained equity in the project. We expect that many such projects may be structured using project-level financing and infrastructure partnerships, which may allow individual reactor projects to be financed and operated through project-specific capital structures.
In many jurisdictions, the delivery of electricity generated by Gravity Reactor facilities will require coordination with local electric utilities, transmission operators, or regional grid operators. Depending on the location of a project and applicable market structures, electricity may be delivered directly to an end user through dedicated infrastructure, through utility-sleeved arrangements, or through interconnection to regional transmission systems. As a result, the development of reactor projects may involve engagement with utilities, transmission providers, and grid operators to obtain necessary interconnection approvals and coordinate power delivery arrangements. The structure of these arrangements may vary depending on local regulatory frameworks, transmission availability, and project-specific commercial agreements.
Upfront Revenue Streams
In connection with the deployment of Gravity Reactor facilities, we intend to generate revenue from activities associated with reactor delivery, integration, and project development.
Reactor Delivery and Integration
We intend to generate revenue through services including engineering support, reactor delivery, integration of reactor systems with subsurface and surface infrastructure, and related services necessary to support installation and commissioning of Gravity Reactor units.
Project Development and Engineering, Procurement and Construction (“EPC”) Support
We may also generate revenue from project development and EPC-related support activities, which may include engineering support, project planning, site evaluation, permitting coordination, borehole development planning, construction coordination, installation, commissioning support, and other services required to advance a reactor installation from development through construction.
We may provide these services directly or in coordination with engineering, drilling, construction, and infrastructure partners involved in the development and installation of reactor facilities.
Recurring Revenue Streams
Technology Licensing
We intend to generate revenue from licensing our proprietary technology in connection with the development and operation of Gravity Reactor facilities. These revenues may include recurring intellectual property fees associated with the use of our reactor platform, subsurface deployment methods, and related systems and know-how.
Technology licensing arrangements may apply to projects developed by us (but owned in whole or in part by third parties) or to projects developed or owned by third parties utilizing our technology platform. Licensing structures may include recurring fees, milestone payments, and/or other arrangements depending on the structure of the underlying project.
Operations and Maintenance Services
We also intend to provide ongoing operational and technical support for deployed reactor facilities. These services may include reactor operations support, maintenance planning, monitoring, refueling coordination, regulatory support, and other services associated with the operation of Gravity Reactors over time.
These services may generate recurring revenue streams throughout the operating life of reactor installations and may be provided either directly by us or indirectly through arrangements we may establish with qualified nuclear operations partners.
Flexibility of Project and Commercial Structures
We expect that project structures and commercial arrangements may vary across projects. In some cases, we may participate directly in project ownership and project-level electricity sales. In some cases (which may include cases where we participate directly in project ownership), we may provide technology, development, deployment, licensing, or operational services in support of projects owned or financed by third parties.

As a result, the mix of revenue that may be derived directly or indirectly by us from electricity sales, project development activities, technology licensing, and operations support may differ depending on the structure of a particular project.
Target Markets
Our target markets consist of electricity customers and energy markets that require reliable, affordable baseload power and that may benefit from modular nuclear generation located near the point of demand. We believe that the Gravity Reactor may be well suited for applications where electricity demand is large, continuous, and difficult to satisfy using other generation sources alone.
While we have not yet deployed commercial reactors, we are evaluating potential opportunities across several end-use markets where long-term electricity demand growth and reliability requirements may support the deployment of Gravity Reactor facilities.
Data Centers and Digital Infrastructure
Our initial commercial focus is on hyperscale data centers and other digital infrastructure facilities that require large quantities of reliable electricity. Data centers supporting cloud computing, artificial intelligence workloads, and large-scale data processing often operate continuously and require stable baseload power supply.
Demand for electricity associated with digital infrastructure has increased significantly in recent years as the scale of computing infrastructure has expanded. Many data center operators seek long-term energy supply arrangements to support the continuous operation of these facilities, particularly in regions where grid capacity is constrained or where new generation resources are required to meet projected electricity demand.
We believe that modular nuclear generation may provide an attractive solution for data center operators seeking reliable, cost-efficient power over long time horizons, with the ability to scale capacity as demand increases.
Industrial and Energy-Intensive Facilities
Industrial facilities represent another potential market for Gravity Reactor deployments. Certain industries — including advanced manufacturing, mining, chemical production, and large-scale processing facilities — require significant quantities of reliable electricity to support continuous operations.
These facilities may benefit from dependable baseload power generation capable of supporting uninterrupted operations and reducing reliance on weather-dependent energy sources. In some cases, industrial operators may also seek to reduce emissions associated with electricity consumption, which may increase demand for low-carbon power generation technologies.
Utilities and Grid-Scale Generation
Electric utilities and other power generation developers may represent another potential customer group for Gravity Reactor installations. Utilities are responsible for maintaining reliable electricity supply within their service territories and may seek additional sources of firm generation capacity to support growing electricity demand, replacement of retiring generation assets, or integration of intermittent renewable generation resources.
Modular nuclear generation may provide utilities with an additional option for reliable, affordable electricity generation that can operate continuously and provide stable grid support.
Government and Defense Installations
Government and defense facilities represent potential deployment opportunities for our Gravity Reactor technology. Certain installations require reliable electricity supply to support mission-critical operations and may seek energy solutions capable of operating independently of external grid disruptions.

In some cases, distributed nuclear generation may offer advantages for installations requiring high levels of energy security, resilience, and long-term operational reliability. Multiple boreholes allow for smaller, independently operable assets that can be reset quickly. Because the Gravity Reactor is not dependent on weather conditions or fuel logistics, and its refueling cycles are expected to be longer than traditional fueling cycles, it could deliver persistent power in remote or contested locations. A deep underground environment also has the potential to offer significant security benefits. Limited above-ground exposure could furnish inherent physical protection for critical systems, enhance their survivability and reduce the facility’s targeting profile. Additionally, deep underground placement could provide natural shielding against drones, missiles and surface-level sabotage.
Geographic Focus
Our initial market focus is within the United States, where electricity demand growth, expanding digital infrastructure, and evolving energy policy are creating increasing demand for reliable, affordable electricity generation.
We are evaluating international opportunities, particularly in jurisdictions that maintain civil nuclear cooperation agreements with the United States and that support the deployment of advanced nuclear technologies. Any international deployment would be subject to applicable export control regulations, international agreements, and local regulatory approvals.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

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reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to an effective registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than other public reporting companies.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, until these standards apply to private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard. We are also a “smaller reporting company,” as defined in the Exchange Act, meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We will continue to be a smaller reporting company until the last day of the fiscal year in which either (i) the market value of our stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is more than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we have chosen, and may in the future choose, to present only the two most recent fiscal years of audited financial statements in this prospectus and our other filings from time to time and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Likewise, if we are an emerging growth company at the time we cease to be a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to emerging growth companies.
Corporate Information
We were incorporated as Surfside Acquisition Inc. (“Surfside”) in the State of Delaware on December 10, 2021. Prior to the Merger (as defined below), we were a “shell company” (as defined in Rule 12b-2 under the Exchange Act). On September 5, 2025 (the “Merger Closing Date”), Surfside completed a merger (the “Merger”) with Deep Fission Nuclear, Inc. (formerly known as Deep Fission, Inc.), a private Delaware corporation (“Legacy Deep Fission”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), under which a wholly owned subsidiary of Surfside merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc. For financial reporting purposes, the transaction was treated as a recapitalization and reverse acquisition, with Legacy Deep Fission considered the accounting acquirer.
Our principal executive offices are located at 2001 Addison St., Suite 300, Berkeley, California 94704. Our telephone number is (707) 400-0778. Our website address is www.deepfission.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and the references to our website are intended to be inactive textual references only.
Recent Developments
SAFE Notes Settlement
In May 2026, we issued 188,701 shares of our common stock (the “SAFE Notes Settlement”) to former holders of our previously issued SAFE Notes. The issuance related to our September 2025 financing activity and, in connection with this issuance, the investors executed settlement agreements releasing us from any potential future claims related to the SAFE Notes.
2026 Annual Meeting; Proposed Amendment to 2025 Equity Incentive Plan
Around the time of the closing of this offering, we expect to file our definitive proxy statement related to our 2026 annual meeting of stockholders, which will be held in July via live webcast. Our board of directors expect to fix the record date for our 2026 annual meeting of stockholders to a date that is prior to the closing of this offering, meaning that shares of our common stock offered and sold in this offering will not entitle their holders to notice of or to vote at our 2026 annual meeting of stockholders. Among the proposals to be voted on at our 2026 annual meeting of stockholders is an amendment to our 2025 Equity Incentive Plan to increase the number of authorized shares of our common stock available for issuance thereunder by 5.0 million shares (the “2025 Plan Proposed Amendment”).

Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed below and other risks, which are discussed in more detail in the section of this prospectus entitled “Risk Factors”, together with all of the other information contained in this prospectus and the Registration Statement of which this prospectus forms a part. The risk factors set forth below and in the section of this prospectus entitled “Risk Factors” are not the only risks we face; we may also face risk factors not presently known to us or that we currently believe to be immaterial. If any of the following risk factors, any risk factors described in the section of this prospectus entitled “Risk Factors” or any other risk factors actually occur, our business, prospects, results of operations, and financial condition could be materially adversely affected. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.
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Our Gravity Reactor is unproven and may not perform as expected or be commercially viable.

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We are an early-stage company with no revenue, a history of losses, and a “going concern” opinion from our auditors.

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We require substantial additional capital and may be unable to obtain financing on acceptable terms or at all.

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Our technology depends on successful deep vertical borehole drilling and subsurface engineering, which involve significant technical and regulatory risks.

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We may be unable to identify, acquire, lease, or otherwise secure access to suitable sites with geological characteristics necessary to deploy our Gravity Reactor.

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We have no experience operating nuclear facilities and may be unable to develop necessary operational capabilities.

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The market for our technology is not established and may not develop as expected.

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Commercialization depends on our ability to enter into long-term commercial arrangements, including power purchase agreements, ability to establish strategic partnerships, and ability to obtain grid interconnection approvals.

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Our technology may not be cost competitive with other energy sources.

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Our development and deployment expectations, financial estimates and financial forecasts, including any underlying assumptions, are subject to significant uncertainty.

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We are subject to significant supply chain risks, including access to nuclear fuel and specialized components and specialized fuel cycle services.

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Our development activities and operations involve inherent safety risks and potential liability for nuclear incidents and environmental contamination.

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Our business is subject to extensive government regulation and we may be unable to obtain required approvals, including from the NRC.

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Our reliance on DOE authorization under our OTA involves legal and regulatory uncertainty and does not replace the requirement for NRC licensing.

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We are involved in litigation relating to the NRC’s licensing framework, which may adversely affect our regulatory pathway.

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Changes in government policy, including government incentives, public perception of nuclear energy, or environmental laws could adversely affect our business.

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We are subject to government export control, economic sanctions, import, anti-corruption, anti-bribery, anti-money laundering and other laws and regulations that may affect our ability to compete successfully outside of the United States.

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We may be unable to adequately protect our intellectual property or may be subject to infringement claims.

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We face general risks related to cybersecurity, macroeconomic conditions, supply chains, natural disasters and severe weather events, and loss of key personnel.

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We may be subject to litigation, investigations, claims or other legal proceedings that could be costly to defend.

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Operating as a public company increases our administrative burden and costs, and we are subject to additional legal requirements in connection with and as a result of this offering.

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We recently restated certain previously issued consolidated financial statements to correct certain errors and have identified material weaknesses in our internal control over financial reporting that caused our management to conclude that we did not maintain effective internal control over financial reporting and disclosure controls and procedures and that our disclosure controls and procedures were not effective as of March 31, 2026.

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There is currently no public trading market for our common stock, and even if one develops, the market price of our common stock may be volatile.

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We may be unable to satisfy the continued listing requirements of Nasdaq, which could result in delisting of our common stock.

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Investing in our common stock may involve a significant degree of risk.

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If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution, and you could suffer further dilution in the future.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.

THE OFFERING
Shares of common stock offered by us in this offering
2,500,000 shares (or 2,875,000 shares if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments).
Over-allotment option
We have granted the underwriters the option, solely to cover over-allotments (if any), to purchase up to 375,000 additional shares of our common stock, at the public offering price set forth on the cover of this prospectus less the underwriting discounts set forth on the cover of this prospectus. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus.
Common stock to be outstanding after this offering(1)
60,333,311 shares (or 60,708,311 shares if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments).
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $32.9 million (or approximately $38.5 million if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments) based on a public offering price of $16.00 per share of our common stock, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for general working capital and corporate purposes, including towards the engineering, research and development, licensing and construction of our first pilot nuclear reactor and related technologies. See “Use of Proceeds.”
Indication of Interest
The Cornerstone Investors have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $10 million in shares of our common stock in this offering at the public offering price and on the same terms and conditions as the other purchasers in this offering. The shares of common stock to be purchased by the Cornerstone Investors will not be subject to a lock-up agreement with the underwriters. Because this indication of interest is not a binding agreement or commitment to purchase, the Cornerstone Investors may determine to purchase more, fewer, or no shares in this offering, or the underwriters may determine to sell more, fewer, or no shares to the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of our common stock purchased by the Cornerstone Investors as they will from the other shares sold to the public in this offering.
Dividend policy
We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors, subject to applicable laws, and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business. See “Dividend Policy.”

Risk factors
Investing in our securities involves a high degree of risk. You should read the section titled “Risk Factors” for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Proposed listing and symbol
There is not currently, and there has never been, any established public trading market for our common stock and this is our first listed public offering. We have been approved to list our common stock on Nasdaq under the symbol “FISN”.
Lock-up agreements
We, our directors and executive officers and certain of our shareholders have agreed with the underwriters not to offer, sell, contract to sell, pledge, sell any option or otherwise dispose of or hedge, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after the date of this prospectus, subject to certain exceptions. See “Underwriting — Lock-Up Agreements.” In addition, certain of our stockholders have agreed with us, subject to certain customary exceptions, to not transfer any shares of common stock held by them prior to the date that is the earliest of (x) six months following the listing of the Company’s common stock on a national securities exchange, and (y) the date following the Merger Closing Date on which the Company consummates a liquidation, merger, tender offer, or similar transaction resulting in all of its stockholders having the right to exchange their shares of common stock for cash, securities, or other property. See “Certain Relationships and Related Party Transactions-Lock-Up Agreements.” Certain of the holders of the 2026 Placement Agent Warrants have also agreed with us to not transfer any shares of common stock underlying the warrants held by them prior to the date that is six months following the listing of the Company’s common stock on Nasdaq.
Transfer Agent
The transfer agent and registrar for our common stock is VStock Transfer, LLC.

(1)
Unless otherwise indicated, references in this prospectus to the number and percentage of shares of our common stock outstanding before, or to be outstanding upon completion of, this offering are based on 57,833,311 shares of our common stock outstanding as of May 31, 2026, which is comprised of 56,396,123 shares of our common stock actually outstanding as of May 31, 2026 and the issuance of an additional 1,437,188 shares of common stock after giving effect to the Expected RSU Settlement and the Expected Option and Warrant Exercise (each, as defined below). The amount of shares of our common stock actually outstanding as of May 31, 2026 and, unless otherwise indicated, other information presented in this prospectus, (i) includes 19,106,240 shares of our common stock that were issued as restricted stock awards, (ii) includes the shares of our common stock that were issued in the SAFE Notes Settlement, which closed prior to May 31, 2026 as described in “Prospectus Summary —  Recent Developments — SAFE Notes Settlement,” and (iii) excludes:

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14,500,884 shares of our common stock reserved for future issuance under our post-Merger 2025 Equity Incentive Plan as of May 31, 2026, including:

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898,287 shares of our common stock underlying restricted stock units (“RSUs”) outstanding as of May 31, 2026, for which the service-based vesting conditions are not expected to be satisfied as of June 15, 2026;

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6,635,661 shares of our common stock issuable upon exercise of stock options outstanding as of May 31, 2026, for which the service-based vesting conditions are not expected to be satisfied as of June 15, 2026, which stock options have a weighted average exercise price of $14.19 per share; and

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the additional 5,000,000 shares of our common stock that would be reserved for future issuance under our post-Merger 2025 Equity Incentive Plan if approved at our 2026 annual meeting of stockholders, as described in “Prospectus Summary — Recent Developments — 2026 Annual Meeting; Proposed Amendment to 2025 Equity Incentive Plan”;

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1,000,000 shares of our common stock reserved for future issuance under our 2025 Employee Stock Purchase Plan (as defined below) as of May 31, 2026; and

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662,893 shares of our common stock issuable upon exercise of stock options issued pursuant to the pre-Merger 2025 Equity Incentive Plan and outstanding as of May 31, 2026, for which the service-based vesting conditions are not expected to be satisfied as of June 15, 2026, which stock options have an exercise price of $2.96 per share.

Unless otherwise indicated, references in this prospectus to the number and percentage of shares of our common stock outstanding before, or to be outstanding upon completion of, this offering gives effect to:
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the expected issuance of 630,000 shares of our common stock underlying RSUs outstanding as of May 31, 2026, for which the service-based vesting conditions were satisfied but the shares were not yet settled or were not satisfied as of May 31, 2026 but are expected to be satisfied as of June 15, 2026, after giving effect to the withholding of 0 shares of our common stock to satisfy the associated estimated tax withholding and remittance obligations (based on the public offering price of $16.00 per share and an assumed 0% tax withholding rate) (the “Expected RSU Settlement”); and

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the expected issuance of 807,188 shares of our common stock in connection with:

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the assumed exercise in connection with this offering, by means of net settlement (rather than cash exercise), of stock options to purchase 322,433 shares of our common stock, which stock options consist of all stock options that are vested or expected to be vested as of June 15, 2026 and have a weighted average exercise price of $3.18 per share (which is below the public offering price of $16.00 per share), after giving effect to the withholding of 496,736 shares of our common stock to satisfy the associated estimated tax withholding and remittance obligations (based on the public offering price of $16.00 per share and an assumed 50.9% tax withholding rate) (the “Expected Option Exercise”);

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the assumed exercise in connection with this offering, by means of net settlement (rather than cash exercise), of warrants to purchase 476,666 shares of our common stock, which warrants were issued in September 2025 to each of the U.S. registered broker-dealers that acted as placement agents in connection with the 2025 Private Placement (as defined below) (the “2025 Placement Agent Warrants”) and have an exercise price of $3.00 per share (which is below the public offering price of $16.00 per share) (the “Expected 2025 Warrant Exercise”); and

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the assumed exercise in connection with this offering, by means of net settlement (rather than cash exercise), of warrants to purchase 8,089 shares of our common stock, which warrants were issued in February 2026 in connection with the 2026 Private Placement (as defined below) (the “2026 Placement Agent Warrants”) and have an exercise price of $15.00 per share (which is below the public offering price of $16.00 per share) (the “Expected 2026 Warrant Exercise” and, collectively with the Expected Option Exercise and the Expected 2025 Warrant Exercise, the “Expected Option and Warrant Exercise”).

In addition, unless otherwise indicated, the information presented in this prospectus (i) assumes no exercise of the underwriters’ option to purchase additional shares of our common stock from us to cover over-allotments and (ii) assumes, except for the Expected RSU Settlement and the Expected Option and Warrant Exercise, no settlement of any RSUs and no exercise of outstanding warrants or options to purchase our common stock, in each case, subsequent to May 31, 2026.

The assumed 50.9% tax withholding rate used in this prospectus is an assumed blended withholding rate for the stock options that are subject to withholding in the Expected Option Exercise. The estimates in this prospectus relating to the RSU Settlement and the Expected Option Exercise and related share withholding may differ from actual amounts due to, among other things, the actual public offering price and other terms of this offering determined at pricing, forfeitures, and actual tax withholding rates.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA
The following summary consolidated financial data as of and for the years ended December 31, 2025 and 2024 are derived from audited consolidated financial statements and the accompanying notes (in the case of financial data as of and for the year ended December 31, 2024 as restated in the Restatement) that are included elsewhere in this prospectus. The following summary interim consolidated financial data as of March 31, 2026 and for each of the three months ended March 31, 2026 and March 31, 2025 are derived from unaudited consolidated financial statements and the accompanying notes that are included elsewhere in this prospectus.
The summary consolidated financial data below is only a summary and should be read together with the other information included in this prospectus, including “About this Prospectus,” “Prospectus Summary — Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes. The summary financial information set forth below does not purport to indicate our financial condition or results of operations as of any future date or for any future period. Totals may be affected by rounding.
Consolidated Balance Sheets
	March 31, 2026	December 31,
		2025	2024
			(As Restated)
ASSETS
Current assets
Cash and cash equivalents	$84,767,555	$23,719,422	$6,728,895
Prepaid expenses	6,992,786	713,154	32,113
Other current assets	39,275	—	—
SAFE Notes subscription receivable	—	—	100,000
Total current assets	91,799,616	24,432,576	6,861,008
Property and equipment, net	85,775	37,102	1,993
Long term prepaid expenses	87,839	221,407	—
Operating lease right-of-use assets	57,484	—	—
Total assets	$92,030,714	$24,691,085	$6,863,001
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,181,025	$538,270	$94,797
Accrued expenses	864,290	185,164	31,777
Operating lease liabilities – current	16,181	—	—
Accrued compensation	792,475	25,031	34,863
RSU liability award	—	1,655,507	—
Total current liabilities	3,853,971	2,403,972	161,437
Operating lease liabilities – non current	43,386	—	—
SAFE Notes	—	—	10,783,385
Total liabilities	3,897,357	2,403,972	10,944,822
Commitments and contingencies (Note 6 for audited financials and Note 7 for unaudited financials)

	March 31, 2026	December 31,
		2025	2024
			(As Restated)
Stockholders’ equity (deficit)
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 56,617,422, 51,099,089 and 16,320,839 shares issued and outstanding as of March 31, 2026, December 31, 2025 and December 31, 2024, respectively	5,661	5,110	1,632
Additional paid-in capital	176,198,242	89,009,102	1,640,692
Accumulated deficit	(88,070,546)	(66,727,099)	(5,724,145)
Total stockholders’ equity (deficit)	88,133,357	22,287,113	(4,081,821)
Total liabilities and stockholders’ equity (deficit)	$92,030,714	$24,691,085	$6,863,001

Consolidated Statements of Operations
	For the Three Months Ended March 31,		For the Years Ended December 31,
	2026	2025	2025	2024
				(As Restated)
Operating expenses
General and administrative expenses	$13,965,950	$1,034,619	$14,766,607	$3,441,820
Research and development expenses	7,872,531	684,393	6,617,562	661,183
Operating expenses	21,838,481	1,719,012	21,384,169	4,103,003
Operating loss	(21,838,481)	(1,719,012)	(21,384,169)	(4,103,003)
Other non-operating income (expense)
Interest income	492,608	—	210,987	20,331
Change in fair value of SAFE Notes	—	(1,418,066)	(39,834,049)	(1,631,446)
Other income	2,426	191	4,277	749
Total non-operating expense	495,034	(1,417,875)	(39,618,785)	(1,610,366)
Net loss	$(21,343,447)	$(3,136,887)	$(61,002,954)	$(5,713,369)
Basic and diluted weighted average shares outstanding of common stock	54,443,626	16,320,839	25,332,277	10,037,251
Basic and diluted net loss per share of common stock	$(0.39)	$(0.19)	$(2.41)	$(0.57)

Consolidated Statements of Stockholders’ Equity (Deficit)
			Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Common Stock
	Shares	Amount
Balance at December 31, 2023 (As Restated)	7,434,955	$743	$470,295	$(10,776)	$460,262
Stock-based compensation – restricted stock	8,885,884	889	(889)	—	—
Issuance of restricted stock awards	—	—	1,171,286	—	1,171,286
Net loss	—	—	—	(5,713,369)	(5,713,369)
Balance at December 31, 2024 (As Restated)	16,320,839	1,632	1,640,692	(5,724,145)	(4,081,821)
Stock-based compensation	—	—	31,999	—	31,999
Issuance of restricted stock awards	14,411	1	(1)	—	—
Net loss	—	—	—	(3,136,887)	(3,136,887)
Balance at March 31, 2025	16,335,250	$1,633	$1,672,690	$(8,861,032)	$(7,186,709)
Balance at December 31, 2024 (As Restated)	16,320,839	1,632	1,640,692	(5,724,145)	(4,081,821)
Stock-based compensation	—	—	6,769,296	—	6,769,296
Issuance of restricted stock awards	3,010,401	301	797	—	1,098
Issuance of common stock upon conversion of SAFE Notes	19,601,182	1,960	53,509,274	—	53,511,234
Issuance of common stock to PIPE investors	10,000,000	1,000	29,999,000	—	30,000,000
Offering costs	—	—	(2,909,740)	—	(2,909,740)
Issuance of 2025 Placement Agent Warrants (equity component)	—	—	948,639	—	948,639
Issuance costs – 2025 Placement Agent Warrants (non-cash)	—	—	(948,639)	—	(948,639)
Issuance of common stock to new shareholders upon merger	2,166,667	217	(217)	—	—
Net loss	—	—	—	(61,002,954)	(61,002,954)
Balance at December 31, 2025	51,099,089	$5,110	$89,009,102	$(66,727,099)	$22,287,113
Stock-based compensation	—	—	9,837,578	—	9,837,578
Modification of RSU liability award	—	—	2,202,781	—	2,202,781
Vesting of restricted stock units	185,000	19	(19)	—	—
Issuance of 2026 Private Placement common stock	5,333,333	532	79,999,468	—	80,000,000
Offering costs	—	—	(4,850,668)	—	(4,850,668)
Issuance of 2026 Placement Agent Warrants (equity component)	—	—	1,239,307	—	1,239,307
Issuance costs – 2026 Placement Agent Warrants (non-cash)	—	—	(1,239,307)	—	(1,239,307)
Net loss	—	—	—	(21,343,447)	(21,343,447)
Balance at March 31, 2026	56,617,422	$5,661	$176,198,242	$(88,070,546)	$88,133,357

Consolidated Statements of Cash Flows
	For the Three Months Ended March 31,		For the Year Ended December 31,
	2026	2025	2025	2024
				(As Restated)
Cash flows from operating activities:
Net loss	$(21,343,447)	$(3,136,887)	$(61,002,954)	$(5,713,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,850	526	8,327	664
Change in fair value of SAFE Notes	—	1,418,066	39,834,049	1,631,446
Stock-based compensation	10,384,851	31,999	8,424,803	1,171,287
Changes in operating assets and liabilities:
Prepaid expenses	(6,146,064)	(106,338)	(902,448)	(32,113)
Other current assets	(39,275)	—
Accounts payable	1,642,755	216,900	443,473	75,803
Accrued expenses	679,126	(24,507)	153,387	31,777
Accrued compensation	767,444	(27,667)	(9,832)	34,863
Net cash used in operating activities	(14,047,760)	(1,627,908)	(13,051,195)	(2,799,642)
Cash flows from investing activities:
Purchases of property and equipment	(53,439)	(15,155)	(43,436)	(2,657)
Net cash used in investing activities	(53,439)	(15,155)	(43,436)	(2,657)
Cash flows from financing activities:
Proceeds from exercise of restricted stock awards	—	—	1,098	5,392
Proceeds from SAFE Notes	—	860,800	2,993,800	8,590,000
Proceeds from 2025 Private Placement	—	—	30,000,000	—
Proceeds from 2026 Private Placement	80,000,000	—
Offering costs paid	(4,850,668)	—	(2,909,740)	—
Payment of related party loan	—	—	—	(10,000)
Net cash provided by financing activities	75,149,332	860,800	30,085,158	8,585,392
Net increase (decrease) in cash and cash equivalents	61,048,133	(782,263)	16,990,527	5,783,093
Cash and cash equivalents, beginning of the year	23,719,422	6,728,895	6,728,895	945,802
Cash and cash equivalents, end of the year	$84,767,555	$5,946,632	$23,719,422	$6,728,895
Supplemental cash flow information:
Subscription of SAFE Notes	$—	$33,000	$—	$110,000
Conversion of SAFE Notes into common stock	$—	$—	$53,511,234	$—
Right-of-use assets acquired through operating leases	$62,088	$—	$—	$—

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors discussed below, together with all of the other information contained in this prospectus, before deciding whether to invest in our common stock. The risk factors set forth below are not the only risks we face; we may also face risk factors not presently known to us or that we currently believe to be immaterial. If any of the following risk factors or any other risk factors actually occur, our business, prospects, results of operations, and financial condition could be materially adversely affected. In such event, the trading price of our common stock could decline, and you might lose all or part of your investment.
Risks Related to Our Business and Industry
Our Gravity Reactor is unproven, and our design, borehole development activities, planned pilot reactor, and future commercial applications may fail, progress more slowly than projected, or encounter delays or changes that increase costs and capital requirements.
Our Gravity Reactor is in the development stage and has not been proven in a real-world operating environment. We are currently advancing the design of the Gravity Reactor and conducting site development, borehole test drilling, engineering, and validation activities, and we plan to construct and operate a pilot reactor under the DOE Reactor Pilot Program. These efforts involve significant technical and engineering challenges, including subsurface deployment and integration of reactor and borehole systems, and may require design changes, additional engineering and validation work, and result in delays or increased costs.
Our development pathway also depends on the timing of required regulatory approvals and licenses. The planned pilot reactor would operate under DOE authorization, which does not permit commercial operation and does not replace the need for NRC licensing. Delays in DOE authorization, challenges in pilot reactor development, or difficulties in obtaining or maintaining NRC approvals could delay or prevent commercialization.
If our design, borehole development activities, or planned pilot reactor do not perform as expected, or if regulatory requirements materially delay or constrain our development and licensing pathway, our technology may prove infeasible or more costly to deploy than anticipated, which could materially adversely affect our business, prospects, results of operations, and financial condition.
We are an early-stage company with a history of operating losses and expect to incur losses for the foreseeable future.
Legacy Deep Fission was formed in 2023 and has not generated revenue from commercial operations. During the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, we incurred net losses of $21.3 million, $61.0 million and $5.7 million, respectively.
We expect to continue to incur significant expenses as we continue to develop our technology, pursue regulatory approvals, build our organization, and prepare for potential commercialization. These activities may require substantial capital and may not result in commercially viable products or revenue-generating operations.
Even if we successfully commercialize our technology, we may not achieve or sustain profitability. Our ability to generate revenue will depend on a number of factors, including obtaining regulatory approvals, customer adoption of our technology, successful development and deployment of our reactors, and access to sufficient capital.
Our auditor has issued a “going concern” opinion with respect to our financial statements.
Our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2025 indicating that there is substantial doubt about our ability to continue as a going concern. During the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, we generated no revenue and incurred net losses of $21.3 million, $61.0 million and $5.7 million, respectively, and as of March 31, 2026, December 31, 2025 and 2024, we had an accumulated deficit of $88.1 million, $66.7 million and $5.7 million, respectively. As of March 31, 2026, our cash and cash equivalents were $84.8 million. However, prior to this offering our expectation was that our available cash and cash equivalents, which was approximately $64.3 million as of May 31, 2026, would not be sufficient to operate our business for the next twelve months, given our recurring losses from operations and our expectation of continued operating losses for the foreseeable future. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue operating our business depends on the receipt of substantial additional capital, including through this offering and any future equity issuances, debt financing, strategic partnerships, and other capital raising transactions. However, there can be no assurance that this offering or any such additional financing will be available on acceptable terms, on a timely basis, or at all.
Our business plans require substantial additional capital, and we may not be able to obtain financing on acceptable terms or at all.
Our business will require significant capital to fund the continued development of our Gravity Reactor, obtain regulatory approvals, construct and deploy reactor facilities, and support our operations. We estimate that the total capital required to complete our pilot reactor program under the DOE Reactor Pilot Program and to obtain NRC licensing for commercial deployment will be substantial, and there is significant uncertainty regarding the exact amount of our ultimate capital requirements due to the early stage of our technology development, the novel nature of our regulatory pathway, and the unpredictability of construction and deployment costs. We expect to incur operating losses for the foreseeable future and will require significant additional financing to execute our business plan. Our planned pilot reactor and subsequent development activities are not fully funded and will require substantial additional capital. Specifically, in addition to the estimated net proceeds of this offering, which will be approximately $32.9 million (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock from us to cover over-allotments), based on a public offering price of $16.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us, and our cash and cash equivalents currently available to support these activities, which was approximately $64.3 million as of May 31, 2026, we estimate that we will require approximately $138 million of additional capital to complete development of, and license and commercially deploy, our first commercial reactor, but we expect we can complete the development and begin operation of an initial test reactor with approximately $67 million of additional capital. If we are unable to obtain such funding, our development timelines may be delayed, and we may be required to reduce or terminate portions of our development programs.
The timing and amount of our future capital requirements will depend on a number of factors, including the amount of net proceeds raised in this offering, the progress of our technology development, regulatory approvals and processes, commercialization efforts, customer demand, supply chain conditions, and general economic and capital market conditions. Because our technology is in an early stage of development and represents a new category of nuclear energy solutions, we have limited historical data upon which to estimate our capital needs.
Even if this offering is completed, we expect that we will need to raise additional capital in the future through equity issuances, debt financings, strategic partnerships, government programs, or other financing arrangements. However, there can be no assurance that such financing will be available on acceptable terms, on a timely basis, or at all.
If we are unable to obtain sufficient funding, we may be required to delay, reduce, or terminate all or portions of our development programs or other operations, which could materially adversely affect our business, prospects, results of operations, and financial condition. In addition, to the extent that we raise additional capital through the issuance of additional equity or convertible securities, the ownership interests of our stockholders will be diluted, potentially significantly. Given the magnitude of our anticipated capital requirements, future equity financings could result in substantial dilution to stockholders. Moreover, the terms of such securities or any other financing may include preferences or other rights that adversely affect the value of, or rights of holders of, our common stock. Debt financing, if available, could result in additional debt service obligations, and debt financings or other financings may involve covenants that restrict our operations or financial flexibility.
If we are unable to obtain sufficient funding or otherwise manage our capital resources effectively, we may not be able to continue operations.
Our technology depends on the successful drilling and long-term stability of deep vertical boreholes, which presents significant technical, engineering, regulatory and operational risks.
Our Gravity Reactors require the drilling and long-term operation of deep vertical boreholes designed to house nuclear reactor systems at significant depths below the surface. Deep vertical borehole drilling and subsurface engineering involve complex technical challenges, including maintaining borehole stability, managing subsurface pressures and temperatures, ensuring the integrity of well casings and seals, and preventing subsurface fluid migration.
Our staged borehole development program (including non-nuclear and prototype wells) may not successfully validate drilling methods, installation procedures, or subsurface performance assumptions necessary for reactor deployment.
Engineering studies and modeling activities are ongoing to refine borehole diameter requirements, drilling techniques, casing systems, and installation procedures as part of the continuing development of the Gravity Reactor. While conducting such studies and activities, we may encounter unforeseen engineering challenges.
Any such engineering challenges may be exacerbated by unpredictable geological conditions, equipment limitations, drilling errors, or failures in subsurface materials or infrastructure. Unexpected subsurface conditions may require changes in drilling design, additional engineering work, or abandonment of drilling operations at particular sites. Additionally, long-term operation of a reactor in a deep vertical borehole environment may involve risks that we do not currently expect.
In addition, the drilling and construction of deep vertical boreholes are subject to federal, state, and local permitting and regulatory requirements, including environmental reviews, groundwater protection standards, and well construction regulations. These requirements vary by jurisdiction, may change from time to time and have generally become more stringent over time, and may be subject to evolving interpretations. Obtaining and maintaining necessary permits may be time-consuming, costly, and uncertain, and may require modifications to drilling plans or site selection.
If we are unable to successfully drill, permit, construct, and maintain boreholes suitable for reactor deployment, or if borehole integrity cannot be maintained or regulatory requirements materially delay or constrain our drilling activities, our technology may prove infeasible or significantly more costly to deploy than anticipated. Any such failure or delay could materially adversely affect our development timelines, costs, and ability to commercialize our technology.
We may be unable to identify, acquire, lease, or otherwise secure access to suitable sites with the geological characteristics necessary to deploy our Gravity Reactor.
The successful deployment of our Gravity Reactor depends on our ability to identify and secure sites with geological characteristics capable of supporting deep vertical borehole drilling and long-term structural stability of deep vertical boreholes. These characteristics may include stable subsurface formations, appropriate thermal and hydrological conditions, sufficient depth, and the ability to safely construct and maintain a borehole reactor facility.
Suitable sites may be difficult to locate, may not be available on commercially acceptable terms, or may be subject to competing land uses, ownership disputes, or conflicting mineral, drilling, or surface rights. In addition, site acquisition may require negotiation with private landowners, governmental entities, non-governmental organizations, or other stakeholders, and may involve obtaining easements, mineral rights, drilling rights, or other property interests. These processes can be time-consuming, uncertain, and costly.
Even if a potential site is identified, geological conditions may ultimately prove unsuitable for reactor deployment following additional subsurface analysis, drilling activities, or regulatory review. For example, we are currently conducting geological analysis at the Kansas Site, which we intend to use for our pilot reactor program. There can be no assurance that the Kansas Site will ultimately prove to be a suitable site for reactor deployment following further testing. Furthermore, local zoning requirements, environmental regulations, permitting requirements, or opposition from host communities could delay or prevent the development of otherwise suitable sites.
If we are unable to identify or secure suitable sites with the required geological characteristics on commercially reasonable terms, or if such sites become unavailable due to regulatory, environmental, or community considerations or otherwise prove unsuitable, our ability to deploy our technology and execute our business plan could be materially adversely affected.

We have no experience operating nuclear power facilities, and our lack of operational experience may create additional risks as we develop and deploy our technology.
The safe and reliable operation of nuclear reactors requires highly specialized technical capabilities, operational procedures, safety culture, regulatory compliance systems, and experienced personnel. We have not yet constructed or operated a nuclear power facility, commercial or otherwise.
As we work toward demonstration and potential commercial deployment of our Gravity Reactor, we will need to develop operational capabilities, establish safety and compliance programs, recruit and train qualified operating personnel, and implement systems necessary to safely operate nuclear facilities. These efforts may require significant time, expense, and organizational development.
If we are unable to, on a timely basis, successfully develop these operational capabilities, establish safety and compliance programs, recruit and retain appropriately qualified personnel, or establish the operational infrastructure necessary to safely operate our reactors, we may experience operational failures, safety incidents, regulatory enforcement actions, delays in commercialization, or increased operating costs. Any such developments could materially adversely affect our business, prospects, results of operations, and financial condition.
The market for our Gravity Reactor is not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our technology fails to develop sufficiently, our business and operations would suffer, and we would be unable to achieve or maintain profitability.
The market for Gravity Reactors has not yet been established. Projections we may provide from time to time for the total addressable market are based on a number of internal and third-party estimates, including, but not limited to, levels of demand for clean energy, including nuclear power, the number of potential customers who have expressed interest in our products and services, estimates of prices and production costs for our Gravity Reactors and the various components of our Gravity Reactor, our anticipated project development, deployment, and operating model, and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, estimates we may provide from time to time of the annual total addressable market for our technology and related offerings, as well as the expected growth rate for the total addressable market for our technology and related offerings may prove to be incorrect.
Challenges that could impact our expectations for the timeline and costs of market development might arise from obtaining federal, state, and local permits and approvals, transportation, actual or threatened litigation, political, host community or other opposition to our technology or proposed Gravity Reactor sites, access to and availability of raw materials on cost-effective terms, lack of support or opposition from governmental entities, our ability to raise capital on attractive terms, as well as other factors. The timeline to scale-up and deploy the necessary technological processes for the commercialization of Gravity Reactors is also based upon assumptions regarding our technology and general market conditions. However, our Gravity Reactor has not been proven at scale and market conditions are volatile and difficult to predict, and our assumptions and the data underlying these estimates may not be correct, and the conditions supporting our assumptions or estimates might change at any time, reducing the accuracy of these underlying assumptions. As a result, the market for the Gravity Reactor may not develop on the timeline we expect or at all, and we may not realize the financial performance we have projected.
Our ability to deploy reactors commercially will depend on our ability to enter into long-term power purchase agreements or other commercial arrangements with customers.
The successful commercialization of our reactors will depend on our ability to enter into commercial arrangements, including PPAs, with hyperscale data centers and other large power users, as well as utilities, industrial operators, and government or defense installations. These agreements are typically required to support project financing and provide revenue certainty for power generation assets. We have not yet entered into any PPAs or other binding commercial arrangements.
Negotiating PPAs can be complex and time-consuming, and potential customers may be reluctant to enter into long-term commitments with a company developing a novel technology that has not yet been commercially deployed. In addition, potential counterparties may require extensive technical validation, regulatory approvals, operational track records, or other assurances before entering into such agreements.
Even if we are able to negotiate potential commercial arrangements, such agreements may be subject to regulatory approvals, financing conditions, or other contingencies that could delay or prevent their execution. If we are unable to enter into PPAs or similar agreements on commercially reasonable terms, or at all, our ability to deploy reactors, generate revenue, and execute our business plan could be materially adversely affected.
Our future revenue plans depend in part on strategic partners and government entities.
Our business model contemplates the deployment of our Gravity Reactor in collaboration with hyperscale data centers and other large power users, as well as utilities, industrial operators, government or defense installations, and other strategic partners. These relationships may involve joint development arrangements, licensing agreements, project development partnerships, or other commercial structures.
There can be no assurance that we will successfully establish or maintain such partnerships on commercially acceptable terms. Potential partners may require additional validation of our technology, regulatory approvals, operational track records, or other assurances before committing to collaboration.
If we are unable to establish strategic partnerships or if such partnerships fail to achieve the expected level of deployment or utilization of our technology, our business model and commercialization strategy could be materially adversely affected.
Electricity generated by our Gravity Reactors may not be cost-competitive with other energy generation technologies, and competing energy solutions could reduce demand for our reactors and related services.
The markets for electricity generation and clean energy technologies are highly competitive and rapidly evolving. Our Gravity Reactor will compete with a wide range of existing and emerging energy generation technologies, including renewable energy sources such as solar, wind, and geothermal power, natural gas-fired generation, large-scale nuclear power plants, energy storage technologies, and other emerging low-carbon energy solutions.
Many competing technologies benefit from established supply chains, existing regulatory frameworks, government incentives, or declining capital costs. In some markets, renewable energy technologies benefit from subsidies, tax incentives, or regulatory mandates that increase their competitiveness relative to nuclear power. In addition, new or improved technologies, including advances in energy storage, carbon capture, or alternative generation technologies, may provide comparable or superior performance, reliability, or cost advantages relative to our Gravity Reactor.
If the levelized cost of electricity generated by our Gravity Reactor is not competitive with other sources of electricity generation, or if alternative technologies become more cost-effective or widely adopted, commercialization and demand for our reactors and related services could be reduced or fail to materialize. In addition, even if we are able to commercialize our reactor and related services, if we are unable to continue developing and improving our technology to remain competitive, we may lose market share. Any such developments could materially adversely affect our business, prospects, financial condition, and results of operations.
Delays or failures in obtaining grid interconnection approvals could delay or prevent deployment of our reactors.
The commercial deployment of our reactors will require interconnection to regional electricity transmission systems. Obtaining grid interconnection approvals typically involves complex technical studies, regulatory review, coordination with utilities, transmission providers, and, in some cases, regional transmission organizations or independent system operators, and potentially significant infrastructure upgrades.
Interconnection processes in many regions are subject to substantial backlogs and may take several years to complete. In addition, the cost of required transmission upgrades or system modifications may be significant and could affect the economic viability of a proposed reactor project. Interconnection approvals may also be subject to regulatory or operational conditions that affect project timing or feasibility.
If we are unable to obtain grid interconnection approvals on acceptable timelines or terms, or if required transmission infrastructure upgrades prove too costly or technically impractical, our ability to deploy reactors and deliver electricity to customers could be delayed or prevented. Any such delays could materially adversely affect our development plans, financial condition, and results of operations.
Our development and deployment expectations, financial estimates and financial forecasts, including any underlying assumptions, are subject to significant uncertainty.
This prospectus describes our current development and deployment expectations for our reactors and sets forth certain financial estimates (including per reactor capital costs of deployment, annual cash operating expenses per reactor, annual revenue generation per reactor and annual cash contribution per reactor, in each case, for 2x2 fuel assembly configurations and 3x3 fuel assembly configurations). These expectations and estimates, and any financial forecasts that we may use or disclose from time to time, as well as the underlying assumptions (including timelines and other cost projections), are subject to significant uncertainty.
For example, the financial estimates, and the related development and deployment expectations for our reactors, set forth in this prospectus are based on a range of assumptions, including relating to design life; output levels; operation uptime; demand and PPAs, including pricing; expected development and deployment timelines, including regulatory approval timelines; refueling intervals; continuity of reactor design; and consistency of deployment conditions. These estimates, the related development and deployment expectations for our reactors, and other estimates and expectations set forth in this prospectus are also based on numerous additional assumptions, including assumptions regarding regulatory approvals, engineering performance, supply chain (including fuel) availability and pricing, financing conditions, market demand and reactor utilization and the availability of suitable deployment sites.
Because our technology is in an early stage of development and has not yet been commercially deployed, there is limited historical data on which management can base these estimates, making it even more difficult to source reliable information and formulate reliable assumptions. Actual results may differ materially from those contemplated by these expectations, estimates, forecasts or assumptions. Accordingly, these expectations, estimates, forecasts and assumptions should not be relied upon as being indicative of future results, and potential investors are cautioned not to place undue reliance on these expectations, estimates, forecasts or assumptions.
If our development timelines are delayed or if our costs are materially higher or energy demand is materially lower than we anticipate, our ability to commercialize our technology, obtain financing, or enter into commercial arrangements with customers could be materially adversely affected.
Manufacturing or construction issues could increase costs or delay deployment of our reactors.
Our Gravity Reactor design is still under development, and aspects of the design may evolve as engineering work, validation activities, and regulatory engagement progress. Although we intend to actively manage our design process through design reviews, validation activities, engagement with external partners, and application of industry lessons learned, latent manufacturing, construction, or safety issues may not be identified on a timely basis.
If such issues are discovered after design finalization, long-lead component procurement, module fabrication, or construction activities have begun, addressing them could require design modifications, additional engineering work, replacement of components, or changes to construction procedures. These developments could increase project costs, delay construction schedules, or affect the performance of our reactors.
Any significant delays or cost increases resulting from latent manufacturing, construction, or safety challenges could materially adversely affect our development timelines, business, prospects, results of operations, and financial condition.

We may be unable to obtain sufficient quantities of nuclear fuel and fuel cycle services required to operate our reactors.
While we have entered into an agreement to procure LEU for certain demonstration and initial operations, we have not secured sufficient fuel supply or fuel cycle service arrangements to support ongoing or large-scale commercial deployment of our reactors.
The nuclear fuel supply chain is subject to capacity constraints, regulatory requirements, and geopolitical risks. Global enrichment and fuel fabrication capacity is concentrated among a limited number of suppliers, including in jurisdictions that have been subject to geopolitical tensions, trade restrictions, or sanctions, including Russia.
We have not entered into binding agreements for long-term or large-scale fuel supply or fuel cycle service arrangements, and there can be no assurance that we will be able to obtain such agreements on acceptable terms, or at all. If sufficient quantities of nuclear fuel or fuel cycle services are not available, our ability to develop, deploy, and operate our reactors could be materially adversely affected.
Our reactors will depend on specialized components and suppliers, and disruptions in the supply chain could delay development, interrupt operations or increase costs.
The development and deployment of our reactors will require specialized components, materials, and services, including nuclear-grade fuel and other materials, fuel cycle services, precision-engineered reactor components, drilling equipment, heat exchange systems, control systems, long-lead manufactured components, and other specialized infrastructure. In many cases, these components must meet stringent regulatory and quality standards and may be available from a limited number of suppliers.
Disruptions in the supply of these components, materials or services may occur due to manufacturing delays, supplier financial distress, quality issues, geopolitical developments, trade restrictions or other regulatory changes, labor shortages, transportation constraints, or other supply chain disruptions. In addition, certain suppliers may have limited capacity to produce nuclear-grade or similarly specialized components or services, and may prioritize larger or more established customers.
If we are unable to secure reliable suppliers for critical components, materials or services on acceptable terms and timelines, the development, deployment, and operation of our reactors could be delayed, interrupted or become significantly more expensive. Any such delays or cost increases could materially adversely affect our business, prospects, results of operations, financial condition, and ability to commercialize our technology.
Construction, drilling, installation procedures and development activities associated with our reactor facilities involve inherent safety risks and could result in workplace accidents, injuries, or fatalities.
The development and deployment of our Gravity Reactor will require drilling deep vertical boreholes, constructing specialized reactor facilities, transporting heavy equipment, installing and emplacing the reactor, handling, transportation and disposal of radioactive and hazardous materials, and performing complex engineering and construction activities, each of which remains subject to ongoing engineering analysis and development, safety evaluations and regulatory review. These activities involve inherent safety risks, including the potential for workplace accidents, equipment failures, structural incidents, exposure to radioactive and hazardous materials, or other operational hazards.
Accidents involving our employees, contractors, or third-party personnel could result in serious injury or loss of life. Such incidents could lead to project delays, regulatory investigations, litigation, reputational harm, increased insurance costs, or other liabilities. In addition, workplace safety incidents could result in work stoppages, delays in construction schedules, or additional compliance obligations.
Although we intend to implement safety programs and operational controls designed to reduce these risks, we cannot eliminate the possibility of accidents or safety incidents. Any such event could materially adversely affect our development timelines, business, prospects, financial condition, and results of operations.
Our Gravity Reactor could experience a nuclear incident or otherwise cause environmental contamination, personal injuries or property damage, and reputational harm or losses not covered by indemnification or insurance could materially adversely affect our business.
Accidents and other unforeseen problems at nuclear facilities have occurred in the United States and elsewhere. Our Gravity Reactor is a novel design, and full analysis of its performance and safety characteristics is ongoing. As a result, there may be risks associated with the operation of our technology that are not yet fully understood. The subsurface emplacement of our reactor creates unique risk considerations, including the potential for groundwater contamination in the event of a breach of containment systems, challenges associated with accessing or retrieving the reactor in an emergency, and the interaction of reactor systems with subsurface geological and hydrological conditions over extended operating periods.
Our OTA with the DOE provides certain indemnification protections for damage resulting from a nuclear incident, generally defined as occurrences involving bodily injury, sickness, disease, death, or property damage arising from the hazardous properties of nuclear material. For any future commercial operations licensed by the NRC, we would be subject to the liability and indemnification framework established under the Price-Anderson Nuclear Industries Indemnity Act, which provides a system of private insurance and government indemnification for nuclear incidents, subject to statutory limits and certain exclusions. However, coverage under Price-Anderson may not apply to all types of incidents, may be subject to aggregate limits that could be exhausted in the event of a major nuclear incident at any covered facility, and may not fully compensate us for all losses.
However, in the event of such damage, the availability of such indemnification protections may be subject to limitations, conditions, or legal challenges. The indemnification could be withdrawn if the OTA is canceled, may not apply if the OTA is invalidated or overturned as the result of litigation, or may not apply if the test reactor is determined to fall under the regulatory jurisdiction of the NRC rather than the DOE.
In addition, we may be subject to liability under environmental laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) and similar state-level legislation. Such environmental laws may impose liability on a strict, joint and several basis. As a result, we may incur liabilities relating to remediation of environmental contamination of property currently or formerly owned, leased or operated by us or of property contaminated by hazardous substances we generated, handled, arranged for the disposal of, or released. If a nuclear incident or other environmental event were to occur, or environmental contamination for which we are alleged to be responsible is identified and indemnification and insurance protections are unavailable or insufficient, we could be exposed to significant liability, which could materially adversely affect our business, prospects, financial condition, and results of operations. Even if indemnification or insurance protections were available, we still may be subject to reputational harm, which could materially adversely affect our business, prospects, financial condition, and results of operations.
Our insurance coverage and any available indemnification may not be sufficient to cover all potential liabilities associated with our operations.
The development, construction, and operation of nuclear reactor facilities involve significant risks, including risks of nuclear incidents, environmental contamination, property damage, personal injury, and other losses. Although costs relating to certain nuclear incidents may be subject to indemnification by the federal government under applicable federal programs, including indemnification provided by the DOE under our OTA, such indemnification may not apply in all circumstances.
In addition, our operations may require us to obtain various forms of insurance coverage, including coverage related to construction activities, general liability, environmental liability, workers’ compensation, and other operational risks. Insurance coverage for nuclear-related activities may be limited in scope, subject to significant exclusions, prohibitively expensive or otherwise unavailable on commercially reasonable terms.
Even where coverage is available, the limits of such insurance policies may be insufficient to cover the full extent of potential liabilities. Nuclear-specific insurance products, such as those offered through Nuclear Electric Insurance Limited (NEIL) or other nuclear insurance pools, may be expensive, limited in scope, or unavailable to us on acceptable terms given our early-stage status and unproven technology. If a nuclear incident, environmental event, construction accident, or other contingencies resulting in significant liability were to occur and were not fully covered by indemnification or insurance, we could be exposed to substantial financial losses, which could materially adversely affect our business, prospects, results of operations, and financial condition. Even if indemnification or insurance protections were sufficient to cover the full extent of potential liabilities, we may still be subject to reputational harm, which could materially adversely affect our business, prospects, financial condition, and results of operations.
The costs associated with the storage and disposal of used nuclear fuel could be significant.
The operation of our reactors will generate used nuclear fuel that must be stored and ultimately disposed of in accordance with applicable legal and regulatory requirements. The costs associated with storing and managing used nuclear fuel may be significant and could increase over time.
The DOE does not currently have an operating long-term disposal facility for used commercial nuclear fuel in the United States, and the timing for the operation of any such facility remains uncertain. As a result, operators of nuclear facilities may be required to store used nuclear fuel on site for extended periods relying on interim storage solutions, which requires compliance with evolving legal and regulatory requirements and could involve significant costs.
If the costs associated with used nuclear fuel management are higher than anticipated, or if storage or disposal options remain unavailable or subject to more burdensome legal and regulatory requirements, our business, prospects, financial condition, and results of operations could be materially adversely affected.
In addition, if we obtain DOE authorization and/or an NRC license for commercial operation, we may be required to provide financial assurance for the eventual decommissioning of our reactor facilities, which may include funding mechanisms such as prepayment, external sinking funds, surety bonds, or guarantees. Decommissioning costs for nuclear facilities can be substantial and may exceed initial estimates due to unforeseen technical challenges, changes in regulatory requirements, or inflation. Our novel subsurface deployment model may present unique decommissioning challenges, including the potential need to retrieve reactor components from deep underground and remediate subsurface contamination. Any issues in the decommissioning, or any unexpected costs or other liabilities, could materially adversely affect our business, prospects, financial condition, and results of operations.
Changes in government incentives related to nuclear power may adversely affect our business.
Our business and financial model contemplates, in part, the potential monetization of available tax credits and other government incentives, including investment tax credits that may be available for qualifying clean energy projects. We are not currently receiving any such tax credit subsidies, and the availability, timing, and applicability of such incentives to our future projects remain uncertain.
These incentives are subject to change, reduction, elimination, or unavailability due to political, budgetary, or other factors, and may be modified through future legislation, regulatory action, or administrative interpretation. In addition, the ability to monetize such incentives may depend on the availability of tax equity or other financing structures, which may be limited or subject to market conditions.
To the extent that our future commercial deployments depend on the availability of such incentives, any change, reduction, elimination, or unavailability of such incentives could adversely affect the economic viability of our projects, which could materially adversely affect our business, prospects, results of operations, and financial condition.
Risks Related to Our Regulatory Environment
Our business is subject to extensive government regulation, including licensing by the U.S. Nuclear Regulatory Commission, and delays or failures in obtaining required approvals could prevent or delay commercialization of our technology.
The development, construction, and operation of nuclear reactor facilities are subject to extensive federal, state, and local regulation. In the United States, we will be required to obtain and maintain licenses, permits, and other regulatory approvals from the NRC, the DOE, and other governmental authorities before we can construct and operate reactor facilities. Regulatory approval processes for nuclear technologies are complex, time-consuming, and uncertain, and the timeline from initial application to final license issuance can span several years or longer. The NRC and other regulatory authorities may impose conditions on licenses or approvals that increase costs, require design modifications, delay project timelines, or otherwise affect the economic viability of our projects. Regulatory review processes may also allow third parties to challenge or oppose our applications, which could result in lengthy administrative proceedings or litigation. The NRC has limited experience licensing novel reactor designs for deep subsurface emplacement, and regulatory staff may require additional time, resources, or information to evaluate our technology, potentially extending review timelines beyond our current estimates.
In addition, laws and regulations applicable to nuclear technologies, environmental protection, workplace safety, export controls, and other areas tend to evolve and become more stringent over time, and new regulatory requirements could increase our costs or delay our development activities. We cannot predict the timing or outcome of regulatory reviews or whether required approvals will be granted. Furthermore, we may be required to obtain state and local permits, approvals, or authorizations in addition to federal licenses, including permits related to construction, environmental compliance, water use, emissions, effluents, and land use. Such state and local requirements vary by jurisdiction and may involve public hearings, environmental reviews, solicitation and resolution of public comments, or community approval processes that could delay, limit or prevent project development.
If we are unable to obtain or maintain required licenses, permits, or other regulatory approvals, or if such approvals are delayed or granted subject to burdensome conditions, our ability to develop, deploy, and commercialize our Gravity Reactor could be materially adversely affected.
The DOE’s authorization under our OTA could be terminated or overturned, which could prevent or delay commercialization of our technology.
The DOE’s ability to authorize privately-owned nuclear test facilities on private land under our OTA is a novel application of that authority. Litigation arising under or relating to the Atomic Energy Act (“AEA”) and the Energy Reorganization Act of 1974, or a change in policy made by a future administration, could result in this authority being revoked, overturned, limited, modified, or abandoned.
Our current strategy relies on the OTA to support development, demonstration, and testing activities for the Gravity Reactor in preparation for potential commercialization. The OTA does not authorize commercial operation and does not eliminate the need to obtain licenses for commercial deployment. If the OTA is revoked, overturned, limited, modified, or abandoned, it could result in regulatory enforcement actions, a loss or limitation of nuclear indemnification coverage, or other legal or regulatory constraints, any of which could materially adversely affect our ability to develop, test, and advance our technology toward commercialization.
We do not currently have NRC authorization for the commercial operation of any reactor. Even if we are able to conduct testing activities under DOE authorization, delays in obtaining NRC licenses or additional regulatory requirements imposed as part of the NRC licensing process could delay or prevent commercialization of our technology.
Our applications to the NRC may not be approved, and any rework necessary to address NRC concerns could significantly delay the commercialization of our products.
The commercial operation of our Gravity Reactor in the United States will require a license from the NRC. There is no assurance that any applications we submit will be approved, or approved within our anticipated timelines, including due to potential federal staffing constraints or future reductions in government personnel. In addition, during its review process the NRC may require revisions, supplemental information, or other actions or submissions to address concerns it identifies. Our Gravity Reactor’s novel deep borehole emplacement design has not previously been licensed by the NRC, and, even if approved by the NRC, the NRC may require us to modify fundamental aspects of our reactor design, safety systems, or deployment methodology as a condition of licensing. Any such modifications could be time-consuming and costly, could require us to revisit engineering and other work already completed, and could significantly delay the commercialization of our products, which may have a material adverse effect on our business, prospects, results of operations, and financial condition.

Government shutdowns, federal budget delays, federal debt ceiling limitations, or reductions in government spending could adversely impact government spending on U.S. government programs related to our products or services.
Federal government spending reductions or lapses in Congressional appropriations could adversely impact U.S. government programs related to our products or services, including the DOE Reactor Pilot Program. While we believe our products and services do not conflict with the U.S. government’s strategic priorities, government spending on these programs can be subject to negative publicity, political factors and public scrutiny. The risk of future government shutdowns, budget delays or reductions is uncertain, and it is possible that spending cuts may be applied to U.S. government programs across the board, regardless of how programs align with those priorities. Reductions in federal government spending on U.S. government programs related to our services and products, including the DOE Reactor Pilot Program, could materially adversely affect our ability to develop, deploy, and commercialize our Gravity Reactor and affect our business, prospects, results of operations, and financial condition.
Our participation in ongoing litigation challenging aspects of the NRC’s licensing framework exposes us to regulatory uncertainty, increased scrutiny, and potential delays or adverse outcomes in connection with required NRC approvals.
In April 2025, we joined as a plaintiff in a federal lawsuit, State of Texas et al. v. U.S. Nuclear Regulatory Commission (Case No. 6:24-cv-00507), pending in the U.S. District Court for the Eastern District of Texas. The lawsuit challenges the NRC’s interpretation and application of certain licensing regulations under the Atomic Energy Act, including the NRC’s definition of “utilization facility,” and seeks declaratory and injunctive relief requiring the NRC to revise its licensing framework and undertake new rulemaking under the Administrative Procedure Act (the “APA”). The litigation remains pending and is subject to significant uncertainty, including the possibility of adverse rulings, expanded claims, appeals, or changes in regulatory interpretation or enforcement during its pendency. See “Legal Proceedings” for more information.
Depending on the outcome of this litigation, we may face heightened regulatory scrutiny or increased administrative burden in our engagement with the NRC. The outcome may also affect how the NRC processes or evaluates our applications, including any standard design approval applications, combined operating license applications, construction permits, exemptions, or other NRC authorizations we may seek. Any adverse developments in the litigation or related regulatory actions could delay, complicate, or impair our ability to obtain the approvals and permits necessary to design, construct, or commercialize our Gravity Reactors or other technologies, which could materially adversely affect our business, prospects, results of operations, and financial condition.
We are required to comply with governmental export control, economic sanctions, import and other laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition, and results of operations.
Our business is subject to stringent laws and regulations, including U.S. export control, economic sanctions and import laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, or our failure to comply with or secure timely U.S. government authorizations under these laws and regulations could have a material adverse effect on us and our ability to expand and thereby affect our business, prospects, results of operations, financial condition, and cash flows. Moreover, the inability to secure and maintain required export licenses or authorizations could negatively impact our ability to compete successfully or market our Gravity Reactor outside the United States. For example, if we were unable to obtain or maintain licenses to export nuclear technology or certain hardware to a particular country, we would be effectively prohibited from exporting our technologies to or operating Gravity Reactor sites in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses. Similarly, if export control laws and regulations prevent us from sharing certain export controlled information with suppliers we intend to partner with to operate our business or develop and produce our technologies or repositories, we may not be able to work with our preferred suppliers, which may impact our finances, business plans, and the competitiveness of our offerings. Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. government. Any changes in export control regulations or U.S. government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our market size.
We are subject to anti-corruption, anti-bribery, and anti-money laundering laws and regulations, and violations of these laws could result in significant penalties and reputational harm.
We are subject to various anti-corruption, anti-bribery, and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and similar laws in jurisdictions in which we conduct business.
These laws generally prohibit companies and their employees, agents, and business partners from offering, promising, authorizing, or providing improper payments or anything of value to government officials or other parties to obtain or retain business or secure an improper advantage. These laws also require companies to maintain accurate books and records and adequate internal controls.
Although we have adopted policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, or third-party partners will not take actions in violation of our policies or applicable law. Violations of these laws could result in investigations, substantial civil or criminal penalties, reputational harm, and the diversion of management attention and resources, any of which could materially adversely affect our business, prospects, results of operations, and financial condition.
Nuclear incidents anywhere in the world could increase regulatory requirements, reduce public acceptance of nuclear power, and adversely affect demand for our technology.
The nuclear energy industry is subject to heightened public scrutiny, political sensitivity and regulatory oversight. Public concerns regarding nuclear safety, waste disposal, environmental impacts, or prior nuclear accidents have in the past and may in the future negatively influence governmental policy, regulatory decisions, and the willingness of utilities, investors, and communities to support nuclear energy projects. Any actual or perceived safety issues at our facilities, or potentially those of our customers, may result in reputational harm to our business and could result in enforcement proceedings brought by governmental regulators, tort liabilities, enhanced maintenance costs, or increased safety infrastructure requirements and associated costs.
Moreover, in the nuclear industry, an accident or incident at any facility in the world can impact all other nuclear facilities in terms of public perceptions, political pressures, and regulatory scrutiny. Accordingly, major nuclear incidents anywhere in the world, including events similar to the accidents at Three Mile Island, Chernobyl, or Fukushima Daiichi, could significantly affect public perception of nuclear power and influence governmental policies regarding nuclear energy, and may result in reputational harm to our business even if not directly related to our operations.
Following the Fukushima accident in 2011, for example, several countries delayed or canceled nuclear development programs, imposed stricter regulatory requirements, or accelerated the shutdown of existing nuclear power plants. Similar events in the future could result in increased regulatory requirements, delays in licensing processes, or reduced governmental and public support for nuclear power.
In addition, terrorist acts or other high-profile incidents involving nuclear facilities or radioactive materials could lead to increased security requirements, additional regulatory scrutiny, or greater opposition to nuclear energy projects.
Adverse public sentiment toward nuclear power could result in increased regulatory requirements, delays in obtaining approvals, legal challenges, or opposition to the siting or construction of reactor facilities. Any such developments could increase our costs, delay the deployment of our reactors, reduce demand for our technology, or otherwise materially adversely affect our business, prospects, results of operations, and financial condition.

Environmental laws and regulations could increase costs for us or our customers and adversely affect demand for our technology.
Our operations and those of our customers are subject to a variety of federal, state, local, and foreign environmental, health, and safety laws and regulations governing, among other things, air emissions; stormwater discharges; wastewater discharges; land and water use (including drilling and groundwater protection-related regulations); workplace safety; the management, transportation, use, handling, and disposal of hazardous and radioactive materials and waste; and the remediation of releases of hazardous materials. In addition, domestic and international environmental laws and regulations tend to evolve and become more stringent over time, including regulations relating to human health and environmental protection. Relevant governmental authorities may also shift their interpretations of existing laws. Relatedly, we cannot guarantee that our measures to monitor these developments — and the time and resources we spend to comply with applicable laws, regulations and guidelines — will satisfy regulators or other third parties, such as our customers, who may also be subject to extensive government regulation. Any such developments could increase the costs associated with deploying or operating our technology or reduce demand for our products, which could materially adversely affect our business, prospects, financial condition, and results of operations.
Compliance with environmental requirements may require us to incur significant capital expenditures, cooperate with federal, state and international agencies with respect to the preparation and evaluation of environmental impact studies or assessments, obtain and maintain permits or other regulatory approvals, conduct or fund environmental remediation, install pollution control equipment, or implement other operational controls. Failure to comply with such requirements could result in substantial fines, enforcement actions, litigation, or orders or delays restricting or suspending our operations. In particular, any delays, including as a result of any unanticipated regulatory action or inaction, affecting our ability to obtain any necessary environmental or other governmental permits or approvals may increase our costs or delay or complicate the deployment or operation of our reactors. The regulatory approval process can be technically challenging and may result in permit or approval conditions that may impact the financial viability of our business and may provide opportunities for third parties to lodge objections or seek more stringent requirements for our operations. Even if obtained, relevant governmental permits or approvals may be subject to revocation, modification, legal challenge or may not be renewed.
Risks Related to Our Intellectual Property
If we are unable to obtain, maintain, protect, or enforce our intellectual property rights, our competitive position could be adversely affected.
Our success depends in part on our ability to protect the proprietary technologies underlying our Gravity Reactor. We rely on a combination of intellectual property protections afforded by patents (including pending patents), trademarks, and trade secret laws in the United States and other jurisdictions, as well as contractual protections such as confidentiality agreements, assignment agreements, and license agreements to establish and protect our proprietary rights. Despite these measures, our intellectual property rights may still not be protected in a meaningful manner, challenges to contractual rights could arise or third parties could copy or otherwise obtain and use our intellectual property without authorization. The occurrence of any of these events could impede our ability to effectively compete against competitors with similar products and services, any of which could materially adversely affect our business, prospects, results of operations, and financial condition.
Our patent applications may not result in issued patents, and issued patents may be challenged, invalidated, circumvented, or limited in scope. In addition, patent protection may not be available in all jurisdictions where our technology could be used.
Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do not have patent protection. Even where patents are issued, competitors may develop technologies that achieve similar results without infringing our patents, including by designing around our patent claims.

We also rely on trade secrets, proprietary know-how, and continuing technological innovation to maintain our competitive position. If our employees, consultants, contractors, suppliers, or other third parties disclose or improperly use our confidential information, or if our physical or electronic security measures are breached, we may lose valuable trade secret protection. If we are unable to adequately protect our intellectual property rights, our ability to maintain a competitive advantage could be materially adversely affected.
We may be subject to intellectual property claims that could be costly to defend and could limit our ability to develop or commercialize our technology, and we may be required to enforce intellectual property rights that could be costly to protect.
Third parties may assert that our technologies infringe their patents, trademarks, or other intellectual property rights. From time to time we may receive inquiries or claims from intellectual property holders regarding whether our technologies infringe their proprietary rights.
If a third party successfully asserts an intellectual property claim against us, we could be required to cease making, using, selling, or importing technologies that incorporate the challenged intellectual property, pay substantial damages, obtain licenses from the holders of the infringed rights, or redesign portions of our technology. Such licenses may not be available on commercially reasonable terms or at all.
In addition, defending against intellectual property claims could require significant financial resources and divert management’s attention from our business. Even claims that lack merit could result in substantial legal costs and operational disruption. Any such claims or litigation could materially adversely affect our business, prospects, results of operations, and financial condition.
Litigation may also be necessary to enforce our intellectual property rights or protect our trade secrets. Any litigation of this nature could require significant financial resources and divert management’s attention from our business. Even claims that lack merit could result in substantial legal costs and operational disruption. Any such claims or litigation could materially adversely affect our business, prospects, results of operations, and financial condition.
Disputes regarding inventorship or ownership of our intellectual property could arise.
Our invention-assignment agreements with our employees, consultants and contractors generally provide that those inventions conceived by the party while rendering services to us will be our exclusive intellectual property. While we require our employees, consultants, and contractors to assign such intellectual property to us, if the intellectual property is not automatically assigned (e.g., as work made for hire), those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights and/or others misappropriate those rights in the process.
We may also be subject to claims that former employees, collaborators, contractors, or other third parties have an ownership interest in our patents or other intellectual property. Disputes may arise regarding inventorship, ownership, or licensing rights, particularly where multiple parties have contributed to the development of technologies.
Failure to name the proper inventors on a patent application can render issued patents unenforceable, and inventorship disputes may arise from differing views regarding the contributions of individuals involved in developing our technologies. These disputes may also arise from contractual obligations of third parties or the involvement of foreign nationals in research or development activities.
If we are unable to successfully defend against such claims, we could lose exclusive ownership of valuable intellectual property or be required to grant licenses to third parties. Even if we are successful in defending against such claims, resolving such disputes could result in substantial legal costs and divert management attention from our business.

General Risks Associated with Our Company
Macroeconomic, geopolitical, and trade policy developments could adversely affect our access to capital and liquidity, business and our supply chain.
Our business may be affected by macroeconomic and geopolitical developments outside of our control, including inflation, changes in interest rates, fluctuations in currency exchange rates, adverse developments affecting financial institutions or the financial services industry, global trade tensions, armed conflicts (including the ongoing conflict in Ukraine and the Middle East), public health crises, terrorism, power loss and other disruptions to global markets.
Such events may disrupt supply chains, increase the cost of materials and components, limit access to financing or result in less favorable financing terms, or affect the ability of our customers, suppliers, and partners to fulfill contractual obligations. Changes in trade policies, tariffs, export controls, or sanctions may also affect our ability to source materials or components from international suppliers.
Any such developments could limit our access to capital, increase our costs, delay our operations, disrupt our supply chain, or adversely affect demand for our technology, which could materially adversely affect our business, prospects, results of operations, and financial condition.
Any acquisitions, partnerships, or joint ventures we enter into could disrupt our business and may not achieve the expected benefits.
From time to time, we may evaluate potential acquisitions, strategic partnerships, or joint ventures. Such transactions involve risks, including difficulties identifying suitable opportunities, financing transactions, integrating acquired businesses, managing joint operations, or realizing anticipated benefits.
These transactions could divert management attention from our core business, increase our expenses, reduce our cash reserves, or result in the impairment of acquired assets. In addition, if financed with debt or equity, such transactions could increase our indebtedness or dilute our existing stockholders.
If we are unable to successfully complete or integrate acquisitions or partnerships, or if such transactions fail to achieve their expected benefits, our business, prospects, results of operations, and financial condition could be materially adversely affected.
We may be unable to adequately control the costs associated with developing and operating our business.
We expect to incur significant expenses as we continue developing our Gravity Reactor, pursue regulatory approvals, scale operations, build partnerships, and operate as a public company. These expenses include research and development costs, procurement and manufacturing expenses, business development activities, operational expenses, and general and administrative costs.
We may also incur significant costs associated with siting, constructing, operating, and maintaining reactor sites. If we are unable to manage these costs effectively, or if our expenses increase faster than anticipated, our margins, profitability, and financial condition could be materially adversely affected.
If we fail to manage our growth effectively, we may be unable to execute our business plan.
We expect to invest significant resources to expand our business from an early-stage company to an organization capable of supporting commercial operations. This expansion may include developing our technology, establishing supply chains, hiring and training personnel, building regulatory and commercial infrastructure, and entering into relationships with strategic partners and government entities.
Rapid growth could place significant strain on our managerial, operational, financial, and other resources. We may encounter difficulties in hiring and retaining qualified personnel, managing suppliers and partners, scaling operations, controlling costs, and maintaining effective internal systems and processes.
If we are unable to manage our growth effectively, our ability to develop and deploy our technology, execute our business plan, and achieve our strategic objectives could be materially adversely affected.

Security breaches, cyber-attacks, or other disruptions to information technology systems, including those of our third-party service providers, could compromise our proprietary information and harm our business.
We rely on information technology systems and third-party service providers to support our operations and protect proprietary information, including trade secrets and technical know-how related to our reactor technologies. Despite our efforts to implement security safeguards, we have experienced incidents, and our systems and those of our third-party providers may be vulnerable to additional cyber-attacks, unauthorized access, computer viruses, malware, ransomware, phishing or other social engineering attacks, or other disruptions.
Cybersecurity threats have become increasingly sophisticated, and techniques used by attackers evolve rapidly. In addition, certain cybersecurity risks may arise from human error or system misconfigurations. Security breaches or system disruptions could result in the loss or misappropriation of proprietary information, operational disruptions, reputational harm, or increased costs associated with responding to and remediating such incidents, as well as potential regulatory or legal consequences, and could disrupt our business operations or divert management’s attention.
Our use of artificial intelligence technologies, including those provided by third parties, could adversely affect our business.
We incorporate artificial intelligence (“AI”) technologies into certain aspects of our business and may rely on AI tools developed by third parties. The use of AI presents risks and challenges, including the potential for inaccurate or biased outputs, unintended disclosure of confidential or proprietary information, and infringement of third-party intellectual property rights.
The legal and regulatory environment relating to AI is rapidly evolving and may require changes to our use of AI technologies, increase compliance costs, and create risks of regulatory enforcement or liability. In addition, to the extent we rely on third-party AI tools, we are dependent on the practices of those providers, including the data used to train their models and the controls implemented to mitigate associated risks, which may be outside of our control.
Any failure to appropriately develop, implement, or govern the use of AI technologies could result in operational, legal, or reputational harm and could materially adversely affect our business, prospects, results of operations, and financial condition.
Natural disasters and severe weather events could disrupt our operations and supply chain.
Our operations and those of our suppliers and partners may be adversely affected by severe natural disasters, such as earthquakes and other seismic activity, and severe weather events, such as floods, wildfires, high winds, droughts, or storms. Severe weather conditions are expected to be exacerbated in terms of intensity and frequency by climate change. Relatedly, climate change is also expected to contribute to changes to weather patterns, and water availability, among other impacts.
These events and impacts could disrupt our, or our customers’, operations or supply chains, increase insurance or energy costs, or delay the development or deployment of our reactor projects. These events can also result in damage to our properties. Any such disruptions could materially adversely affect our business, prospects, results of operations, and financial condition.
We depend on the continued services of our key personnel, and the loss of one or more members of our management team could adversely affect our business.
Our success depends in significant part on the continued services, experience, and expertise of our founders, senior management, and other key personnel. Our team possesses specialized knowledge related to nuclear engineering, reactor design, subsurface engineering, regulatory engagement, and commercialization of advanced energy technologies.
Competition for highly skilled personnel in the nuclear energy, engineering, and advanced technology sectors is intense. If we are unable to attract, retain, and motivate qualified personnel, or if we lose the services of one or more members of our management team or technical staff, our ability to execute our business plan and advance the development and commercialization of our technology could be adversely affected.
The loss of key personnel could also result in delays in development programs, disruptions to our operations, loss of institutional knowledge, or difficulties in maintaining relationships with regulators, partners, and potential customers, any of which could materially adversely affect our business, prospects, results of operations, and financial condition.
We may be subject to litigation, investigations, claims or other legal proceedings that could be costly to defend and could adversely affect our business.
From time to time, we may become involved in litigation, investigations, claims and other legal proceedings, including those arising in the ordinary course of business. Such matters may involve claims by suppliers, customers, competitors, current or former employees, communities impacted by our operations, governmental or regulatory authorities, or other third parties. We are not currently aware of any material litigation, investigations, claims or other legal proceedings other than those described under “Legal Proceedings.”
Litigation, investigations, claims and other legal proceedings are subject to inherent uncertainties, may be time-consuming and expensive to defend, and may divert management’s attention from our business. Even if we are successful in defending against litigation, investigations, claims and other legal proceedings, the costs associated with legal defense and the diversion of management attention could adversely affect our business.
In addition, if we are found liable, or if we settle, in any litigation, investigations, claims or other legal proceedings, we could be required to pay substantial damages or penalties, or to modify our business practices. In addition, any litigation, investigations, claims or other legal proceedings could damage our reputation or adversely affect our relationships with customers, partners, or regulators.
We recently restated certain previously issued consolidated financial statements to correct certain errors and have identified material weaknesses in our internal control over financial reporting that caused our management to conclude that we did not maintain effective internal control over financial reporting as of December 31, 2024 and 2025, and which could, if not remediated, result in additional material misstatements in our consolidated interim and annual financial statements. Our Chief Executive Officer and Chief Financial Officer also have concluded that our disclosure controls and procedures were not effective as of March 31, 2026 due to material weaknesses in internal control over financial reporting. A failure to maintain effective internal control over financial reporting or disclosure controls and procedures could impact our ability to accurately and timely report our financial results and other material disclosures or otherwise cause us to fail to meet our reporting obligations, which could have a material adverse effect on our operations and investor confidence in our business.
Subsequent to the issuance of our unaudited interim condensed consolidated financial statements as of and for the fiscal quarter ended September 30, 2025, we identified errors related to valuations of SAFE Notes and stock-based compensation expense and determined that (i) our previously issued audited consolidated financial statements for the fiscal year ended December 31, 2024 and for the period from July 17, 2023 (inception) through December 31, 2023, and the unaudited condensed consolidated financial statements for the quarters ended June 30, 2024, September 30, 2024, June 30, 2025, and September 30, 2025 should no longer be relied upon and (ii) our previously issued audited consolidated financial statements for the fiscal year ended December 31, 2024 and the unaudited condensed consolidated financial statements for the quarters ended June 30, 2024, September 30, 2024, June 30, 2025, and September 30, 2025 should be restated. As a result of the aforementioned errors and restatements, we are subject to additional risks and uncertainties, including unanticipated legal and accounting costs, litigation, governmental proceedings or investigations and loss of investor confidence or reputational harm to our business.
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of March 31, 2026. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of March 31, 2026 as a result of the material weaknesses in internal control over financial reporting. Management will be implementing changes to strengthen our internal controls and remediate the material weaknesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Material Weaknesses in Internal Control over Financial Reporting” for additional information related to the material weaknesses in internal control over financial reporting and our related remediation activities.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s consolidated interim or annual financial statements will not be prevented or detected on a timely basis. As such, if we do not remediate these material weaknesses in a timely manner, or if additional material weaknesses in our internal control over financial reporting are discovered, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result, our consolidated interim or annual financial statements may contain material misstatements or omissions. Additionally, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Risks Related to this Offering and Ownership of Our Common Stock
There is currently no public trading market for our common stock, and one may not develop following the completion of this offering.
Prior to the completion of this offering, there has been no public trading market for our common stock.
The public offering price per share of our common stock in this offering has been determined by agreement between us and The Benchmark Company, LLC and Seaport Global Securities LLC, as representatives of the underwriters (the “Representatives”), and may not be indicative of the price at which shares of our common stock will trade in the public market after this offering. Our common stock has been approved for listing on Nasdaq; however, even though our common stock will be listed on Nasdaq in connection with this offering, we cannot assure you that an active trading market for shares of our common stock will develop following the completion of this offering.
As a result, stockholders may find it difficult or impossible to sell their shares at times and prices that they consider appropriate, or at all. The absence of an active trading market could also impair our ability to raise additional capital through future equity issuances.
If our common stock is listed on Nasdaq, we may be unable to satisfy its continued listing requirements.
If our common stock is listed on Nasdaq in connection with this offering, we will be required to satisfy the continued listing requirements of Nasdaq to maintain such listing. These requirements include, among other things, minimum stock price, minimum market capitalization, and corporate governance standards. We cannot assure you that we will be able to satisfy these continued listing requirements in the future. If we fail to satisfy the continued listing requirements, Nasdaq may take steps to delist our common stock. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock, reducing the number of investors willing to hold or acquire our common stock, limiting our ability to issue additional securities or obtain additional financing in the future, and decreasing analyst coverage of us. In addition, delisting from Nasdaq may negatively impact our reputation and, as a consequence, our business, prospects, results of operations, and financial condition.
Investing in our common stock may involve a significant degree of risk.
Investing in our common stock involves a high degree of risk. The investments we make in accordance with our strategic objectives may result in a higher amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance and investors in our common stock may experience losses and volatility.

Furthermore, as described elsewhere in this prospectus, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2025 indicating that there is substantial doubt about our ability to continue as a going concern. We have incurred significant losses since inception, have no revenue, and expect to continue to incur losses for the foreseeable future. If we are unable to raise sufficient additional capital, we may be forced to curtail or cease our operations, liquidate our assets, or seek bankruptcy protection. In any such event, our common stock could become worthless, and you could lose all or substantially all of your investment. Even if we are able to continue as a going concern, there can be no assurance that the market price of our common stock will ever exceed the price you pay in this offering, or that you will be able to sell your shares at any price.
If you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution, and you could suffer additional dilution in the future.
The public offering price per share of common stock in this offering will be substantially higher than our as further adjusted net tangible book value per share immediately after this offering. As a result, you will pay a price per share of common stock that substantially exceeds the per share book value of our tangible assets after subtracting our liabilities. Based on a public offering price of $16.00 per share, you will experience immediate dilution of $14.08 per share of our common stock purchased in this offering. See “Dilution.”
In addition, we may issue additional equity and equity-linked instruments in the future, including in connection with the exercise of warrants and options and the vesting and settlement of outstanding RSUs, as well as in connection with financings, strategic transactions, acquisitions, or equity incentive programs. If we issue additional equity or equity-linked instruments that, on a per-share basis, is less than the public offering price per share in this offering, the value of the price per share of your common stock will likely be reduced. The issuance of additional equity or equity-linked instruments could dilute existing stockholders and adversely affect the market price of our common stock.
Upon the listing of our common stock on Nasdaq, we will need to comply with various corporate governance measures.
Because our common stock is not yet listed on a national securities exchange, we are not required to adopt the corporate governance measures required under the rules of any national securities exchange. We will need to comply with the various corporate governance measures required by Nasdaq upon the listing of our common stock on Nasdaq. These measures address matters such as board independence, audit committee oversight, and adoption of certain policies.
The market price of our common stock may be volatile.
Following this offering, the market price of our common stock may fluctuate significantly. The market prices of securities of early-stage companies in emerging industries are often highly volatile.
Factors that could cause the market price of our common stock to fluctuate include, among others:
•
developments relating to our technology, products, or commercialization plans;

•
changes in law relating to or delays in regulatory approvals or licensing;

•
changes in our operating results or financial condition;

•
announcements by us or our competitors;

•
changes in market conditions for nuclear energy or clean energy technologies;

•
additions or departures of key personnel;

•
commencement of, or involvement in, litigation involving us; and

•
general economic and market conditions.

In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the operating performance of individual companies. These market fluctuations could adversely affect the trading price of our common stock if a trading market for our common stock develops.

Future sales of our common stock after this offering could cause our stock price to decline.
We have filed registration statements with respect to 56,207,422 shares of common stock held by certain of our existing stockholders and 716,084 shares of common stock issuable upon exercise of outstanding warrants held by warrant holders (which warrants are expected to be exercised in connection with this offering, in the Expected Option and Warrant Exercise) to facilitate the public resale of such securities. These shares represent approximately 94.4% of our outstanding common stock after giving effect to this offering. We have also granted registration rights to such existing stockholders and warrant holders with respect to shares of our common stock they may acquire in the future, and may grant similar rights in connection with other financing activity in the future. Sales can also be made by stockholders without registration, in accordance with available exemptions under securities laws. Future sales of our common stock by our stockholders (including our executive officers, directors and principal stockholders, which hold a significant portion of our common stock, as described below), or the perception that such sales may occur, could adversely affect the market price of our common stock.
We and each of our directors and executive officers and certain of our shareholders, which collectively owned approximately 29.7% of our outstanding common stock prior to this offering (after giving effect to the Expected RSU Settlement and the Expected Option and Warrant Exercise and the other assumptions described in “The Offering”), have entered into a lock-up agreement with the Representatives, which regulates their sales of our common stock for a period of 180 days after the date of this prospectus, subject to certain exceptions. The Representatives may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason. See “Shares Eligible for Future Sale — Lock-Up Agreements” in this prospectus.
In addition, even if this offering is completed, to continue operating our business, we will need to raise substantial additional capital in the future, which may include potential financing sources, including additional equity issuances. We may also issue additional equity and equity-linked instruments in the future, including in connection with the exercise of warrants and options and the vesting and settlement of outstanding RSUs, as well as in connection with financings, strategic transactions, acquisitions, or equity incentive programs. As of March 31, 2026, there were warrants outstanding to purchase an aggregate of 716,084 shares of our common stock (which warrants are expected to be exercised in connection with this offering, in the Expected Option and Warrant Exercise). The issuance of additional shares, or the perception that such issuance may occur, could dilute existing stockholders and adversely affect the market price of our common stock.
Our executive officers, directors and principal stockholders collectively hold a significant percentage of the voting power of our company.
Our executive officers, directors and holders of more than 5% of our common stock beneficially own collectively approximately 48% of the voting power of our outstanding common stock prior to this offering (after giving effect to the Expected RSU Settlement and the Expected Option and Warrant Exercise and the other assumptions described in “The Offering”). As a result, these stockholders may be able to influence or control matters requiring stockholder approval, including the election of directors, approval of mergers or other business combinations, and other significant corporate transactions. The interests of these stockholders may conflict with your interests. This concentration of ownership may limit the ability of other stockholders to influence corporate matters and may discourage or delay potential changes in control of the company.
Operating as a public company increases our administrative burden and costs, and we are subject to additional legal requirements in connection with and as a result of this offering.
As a newly public company, we are subject to the reporting and regulatory requirements of the Securities Act, the Exchange Act, and other federal securities laws and regulations, including compliance with the Sarbanes-Oxley Act of 2002 and related rules adopted by the SEC and the Public Company Accounting Oversight Board. These requirements increase our legal, accounting, and administrative costs and require significant management attention.

In order to comply with these requirements, we must maintain effective disclosure controls and procedures, establish and maintain internal control over financial reporting, prepare and file periodic reports with the SEC, and comply with corporate governance requirements. These obligations require us to devote substantial resources to compliance efforts and may increase our legal, accounting, and advisory expenses. In addition, operating as a public company may make it more difficult and expensive for us to obtain director and officer liability insurance and to attract and retain qualified directors and executive officers.
This offering is subject to the U.S. federal securities laws, including Section 5 of the Securities Act, which regulates the way in which we can offer our securities in connection with this offering. Compliance with these requirements is complex. As a development stage company with a novel deployment model, a significant element of our strategy is to increase awareness of our business. We seek to do this in a variety of ways, including by participating in industry conferences and engaging with the media. Although we attempt to conduct these activities in compliance with applicable law, it can be difficult to control the timing and content of media coverage of our company or the industry. There has been recent media coverage related to the Company, including with respect to our potential plans to raise capital, and there may be additional media coverage related to the Company or this offering beyond our control. If our engagement with the media or other efforts to increase awareness of our business were held to violate Section 5 of the Securities Act, we could be required to repurchase the shares sold to purchasers in this offering at the original purchase price for a period of one year following the date of the violation.
We are an emerging growth company and a smaller reporting company.
We qualify as an “emerging growth company” under the JOBS Act and as a “smaller reporting company” under SEC rules. As a result, we are permitted to rely on certain exemptions from disclosure and other requirements applicable to other public companies.
For example, we are not required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act for as long as we remain an emerging growth company.
In addition, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards and intend to rely on certain reduced disclosure requirements available to emerging growth companies and smaller reporting companies. As a result, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies or smaller reporting companies, which may make comparison of our financial statements with those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different from the information investors may receive from other public companies in which they hold equity interests.
Investors may find our common stock less attractive if we rely on these exemptions, which could result in a less active trading market for our common stock.
Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us more difficult and may discourage takeover attempts that stockholders may consider favorable.
Our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”) contain provisions that could delay or prevent a change in control of our company without the approval of our board of directors. These provisions could make it more difficult for stockholders to elect directors who are not nominated by our current board of directors or to take other corporate actions.
These provisions include, among others:
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a classified (staggered) board of directors, under which directors are elected for staggered terms and only a portion of the board of directors is elected each year;

•
provisions that permit the board of directors to determine the size of the board of directors and fill vacancies;

•
provisions that limit the ability of stockholders to remove directors except for cause;

•
advance notice requirements for stockholder nominations of directors and proposals for consideration at stockholder meetings; and

•
authorization for the issuance of “blank check” preferred stock, which could be used by the board of directors to discourage takeover attempts.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with stockholders who own 15% or more of our outstanding voting stock unless certain conditions are satisfied.
These provisions may discourage potential takeover attempts or other transactions that stockholders may consider favorable and may reduce the price that investors might be willing to pay for shares of our common stock.
Our Certificate of Incorporation designates certain courts as the exclusive forum for certain stockholder disputes.
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, certain legal actions and substantially all disputes between us and our stockholders must be brought in the Delaware Court of Chancery or federal courts of the United States. This, however, shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
These provisions may limit a stockholder’s ability to bring claims in a forum of their choosing and may discourage lawsuits against us and our directors or officers.
We do not intend to pay dividends in the foreseeable future.
We have never declared or paid dividends on our capital stock and currently intend to retain any future earnings to finance the growth and development of our business. As a result, investors may only realize a return on their investment through appreciation in the price of our common stock, which may never occur.
We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.
Our management has broad discretion in the application of the net proceeds from this offering, including for any purpose described in “Use of Proceeds,” and we could utilize such proceeds in ways with which you may not agree. In addition, we might not use the net proceeds from this offering effectively or in a manner that increases our market value or enhances our profitability. Our failure to apply the net proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more analysts were to cover us and downgraded our stock or our industries, or the stock of any of our competitors, or published inaccurate or unfavorable research about our business, or if our operating results did not meet their expectations, the price of our common stock could decline. If one or more analysts were to initiate and then cease coverage of us or fail to publish reports on us regularly, our visibility in the market could decline or disappear, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $32.9 million (or approximately $38.5 million if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments), based on a public offering price of $16.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds to us from this offering for general working capital and corporate purposes, including towards the engineering, research and development, licensing and construction of our first pilot nuclear reactor and related technologies. We will have broad discretion over how to use the net proceeds to us from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors, subject to applicable laws, and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2026.
•
on an actual basis as derived from our historical consolidated financial statements included elsewhere in this prospectus;

•
on an adjusted basis to give effect to the SAFE Notes Settlement, the Expected RSU Settlement and the Expected Option and Warrant Exercise; and

•
on an as further adjusted basis to give effect to (i) the adjustments set forth in the immediately preceding bullet and (ii) the issuance and sale by us of shares of common stock in this offering at a public offering price of $16.00 per share of common stock.

The information below is illustrative only and our actual capitalization following this offering will be based on, among other things, any RSU forfeitures, actual tax withholding rates, the actual amount of options and warrants exercised in connection with this offering and whether such options and warrants are exercised by means of net settlement or cash exercise. You should read the following table in conjunction with the other information included in this prospectus, including the sections of this prospectus entitled “About this Prospectus,” “Prospectus Summary — Recent Developments,” “The Offering,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock,” as well as our consolidated financial statements and related notes included elsewhere in this prospectus.
	As of March 31, 2026
	Actual	As Adjusted(1)	As Further Adjusted(1)(2)
Cash and cash equivalents(3)	$84,767,555	$79,423,759	$112,326,702
Total debt	—	—	—
Stockholders’ equity (deficit)
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, actual, as adjusted and as further adjusted, 56,617,422, 57,833,311 and 60,333,311 shares issued and outstanding, actual, as adjusted and as further adjusted, respectively	5,661	5,783	6,033
Additional paid-in capital	176,198,242	170,854,324	203,757,018
Accumulated deficit	(88,070,546)	(88,070,546)	(88,070,546)
Total stockholders’ equity	88,133,357	82,789,562	115,692,505
Total capitalization	$88,133,357	$82,789,562	$115,692,505

(1)
As described in “The Offering,” the Expected Option and Warrant Exercise assumes that the relevant options and warrants are exercised by means of net settlement (rather than cash exercise), and our expected cash outlay for withholding taxes in connection with the Expected Option Exercise assumes a 50.9% tax withholding rate and a public offering price of $16.00 per share of common stock.

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares of our common stock from us to cover over-allotments.

(3)
Cash and cash equivalents, as further adjusted, includes the entire amount of net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering for general working capital and corporate purposes, including towards the engineering, research and development, licensing and construction of our first pilot nuclear reactor and related technologies. See “Use of Proceeds.”

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as further adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
We calculate historic net tangible book value per share by dividing our net tangible book value, which is our total tangible assets, less our total liabilities, by the number of outstanding shares of our common stock.
We had a historical net tangible book value (deficit) as of March 31, 2026 of $88,133,357, or $1.57 per share of common stock, based on 56,207,422 shares of our common stock actually outstanding as of March 31, 2026.
After giving effect to the SAFE Notes Settlement, the Expected RSU Settlement and the Expected Option and Warrant Exercise, our as adjusted net tangible book value (deficit) as of March 31, 2026 would have been approximately $82,789,562, or $1.43 per share of common stock, based on 57,833,311 shares of our common stock outstanding on May 31, 2026 as described in “The Offering”.
After giving further effect to the SAFE Notes Settlement, the Expected RSU Settlement and the Expected Option and Warrant Exercise and the sale by us of 2,500,000 shares of our common stock in this offering at the public offering price of $16.00 per share of common stock less the underwriting discounts and commissions and estimated offering expenses payable by us, our as further adjusted net tangible book value (deficit) as of March 31, 2026 would have been approximately $115,692,505, or $1.92 per share of common stock, based on 60,333,311 shares of our common stock to be outstanding after this offering as described in “The Offering”. This represents an immediate dilution in as further adjusted net tangible book value of $14.08 per share of our common stock to investors purchasing shares of our common stock in this offering at the public offering price.
The following table illustrates this dilution on a per share basis:
Public offering price per share of our common stock		$16.00
Historical net tangible book value (deficit) per share as of March 31, 2026	$1.57
Increase per share attributable to the SAFE Notes Settlement, the Expected RSU Settlement and the Expected Option and Warrant Exercise	$(0.14)
As adjusted net tangible book value (deficit) per share	$1.43
Increase in as adjusted net tangible book value per share attributable to investors purchasing shares of our common stock in this offering	$0.49
As further adjusted net tangible book value (deficit) per share of our common stock		$1.92
Dilution in as further adjusted net tangible book value per share to investors purchasing shares of our common stock in this offering at the public offering price		$14.08
The dilution information discussed above is illustrative only and will be adjusted based on, among other things, any RSU forfeitures, actual tax withholding rates, the actual amount of options and warrants exercised in connection with this offering and whether such options and warrants are exercised by means of net settlement or cash exercise.
If the underwriters were to exercise in full their option to purchase additional shares of our common stock from us, the as further adjusted net tangible book value (deficit) per share after this offering would be $2.00 and the dilution per share to new investors would be $14.00, assuming no change in the public offering price of $16.00 per share and the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, and after deducting underwriting discounts and estimated offering expenses payable by us.
The following table summarizes, as of March 31, 2026, on the as further adjusted basis described above, the total number of shares of our common stock purchased from us, the total consideration paid to us, and the average price per share of our common stock paid by purchasers of such shares and by new investors purchasing shares of our common stock in this offering at a public offering price of $16.00 per share of common stock:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	57,833,311	95.86%	$82,789,562	67.42%	$1.43
New investors	2,500,000	4.14%	$40,000,000	32.58%	$16.00
Total	60,333,311	100%	$122,789,562	100%	$2.04
Except as otherwise indicated, the above discussion and tables assume no exercise of the underwriters’ option to purchase additional shares of our common stock from us. If the underwriters were to exercise in full their option to purchase additional shares of our common stock from us, our existing stockholders would own 95.26% and our new investors would own 4.74% of the total number of shares of common stock outstanding upon the completion of this offering.
We may choose to issue additional equity or equity-linked investments in the future. To the extent we issued additional equity or equity-linked investments, the issuance of these securities could result in further dilution to investors participating in this offering. In addition, to the extent that any outstanding options or warrants are exercised or any outstanding RSUs vest and settle, there may be further dilution to investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited financial statements for the years ended December 31, 2025 and 2024 and the related notes thereto, and the unaudited condensed consolidated financial statements for the periods ended March 31, 2026 and March 31, 2025 and the related notes thereto, each included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements involving risks and uncertainties as described under the heading “Forward-Looking Statements” elsewhere in this prospectus. You should review the section titled “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements and could otherwise affect our intended plans of operations.
Overview
We are a nuclear energy technology company developing an SMR based on established PWR technology, with novel emplacement in deep boreholes approximately one mile below the Earth’s surface. Our reactor, which we refer to as the Gravity Reactor, will leverage subsurface conditions to support key containment and operating functions, including the use of hydrostatic pressure from a water column within the borehole to support reactor operating pressure and cooling, and the surrounding geological formation to provide structural confinement and shielding. This approach is intended to reduce reliance on large surface containment structures and other safety-related infrastructure associated with conventional nuclear power plants, support faster deployment timelines, improve security, enhance safety, and enable lower capital and operating costs relative to conventional nuclear facilities, while reducing exposure to environmental and other surface-level hazards.
Each 3x3 Gravity Reactor is targeted to produce up to 15 MWe, as further described in “Prospectus Summary — Our Technology — Reactor Architecture”. Individual reactors may be deployed as standalone installations or grouped in clusters of boreholes at a single site, which may enable longer refueling cycles through coordinated fuel management, staggered refueling schedules and more efficient utilization of shared infrastructure, and support larger installations capable of supplying hundreds and potentially thousands of MWe of generation capacity.
Our commercialization strategy is based on a phased deployment plan designed to move toward commercialization in the next three years. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. Critically, we aim to prove that each of these milestones can be achieved on a timeline sufficient to meet the AI-driven surge in demand for energy. We are currently participating in the DOE Reactor Pilot Program and expect to demonstrate our system as part of that program.
The first phase of our phased deployment plan involves engineering validation and proof of concept wells. We have a long-term lease for approximately 100 acres located within the Kansas Site and have commenced initial field development activities at the site. As part of this phase, we have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. We continue to advance our reactor design in parallel with these activities, including planning additional drilling activities and conducting related engineering and emplacement work, and we are targeting completion of these activities in the coming months. The balance of this year and into early 2027 will be focused on the delivery of key components for full-system installation, including well casing, our reactor canister, and heat exchanger, as well as LEU fabrication and loading.
The second phase of our phased deployment plan involves DOE authorization and one or more commercial pilot wells. Specifically, subject to DOE authorization, we intend to demonstrate the Gravity Reactor, and to apply for a commercial license with the NRC in the first half of 2027, converting the same pilot reactor to commercial operation. We are working closely with both the DOE and the NRC to align demonstration and licensing, as we are aiming to move these efforts forward together rather than advancing them in sequence.
The third and final phase of our phased deployment plan involves the construction of surface facilities and seeking high-volume commercial licensing for deployment of multiple reactors at a single site through clustered boreholes, and subsequently, at multiple sites. We are targeting as early as 2027 to seek such high-volume commercial licensing with the NRC, and anticipate a one-year lag between the start of construction and revenue recognition.
Our approach to subsurface reactor deployment is supported by our intellectual property portfolio, which includes issued patents and pending patent applications relating to reactor configuration, deep subsurface emplacement, drilling and casing techniques, thermal-hydraulic performance, instrumentation and monitoring, and other technologies supporting the deployment of underground nuclear reactors. We believe that our intellectual property, together with our engineering expertise and ongoing development activities, supports our competitive position.
Legacy Deep Fission was incorporated in July 2023 and remains in the development stage. The Gravity Reactor remains in conceptual and early engineering stages, and we have not constructed or operated a commercial reactor or generated revenue. Current activities include reactor development, geological evaluation, large-diameter borehole drilling research and development, geothermal testing, safety analysis, regulatory engagement, site development, and commercialization planning.
The Merger
On the Merger Closing Date, Surfside completed the Merger with Legacy Deep Fission, pursuant to which a wholly owned subsidiary of Surfside merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc.
On the Merger Closing Date, we issued 38,538,922 shares of our common stock to existing holders of Legacy Deep Fission common stock and 85,000 shares of our common stock (the “Advisor Shares”) to an accredited investor in consideration for services rendered in connection with the Merger, while Surfside’s existing stockholders continued to hold an aggregate of 2,166,667 shares of our common stock (the “Retained Pre-Merger Shares”). We also reserved a total of 9,500,884 shares of our common stock under the 2025 Equity Incentive Plan (“2025 Equity Plan”) for future issuances of equity awards at the discretion of our board of directors to officers, employees, consultants and directors and reserved 1,000,000 shares of our common stock under the 2025 Employee Stock Purchase Plan (“2025 ESPP”) for future purchase by employees.
The 2025 Private Placement
Concurrently with the consummation of the Merger, we also issued and sold 10,000,000 shares of our common stock in a private placement to certain accredited and institutional investors at a purchase price of $3.00 per share (the “2025 Private Placement”, and together with the Merger, the “Transactions”).
The 2026 Private Placement
On February 5, 2026, we issued and sold 5,333,333 shares of common stock at a purchase price of $15.00 per share, to certain accredited and institutional investors pursuant to the subscription agreement for an aggregate purchase price of $80 million (the “2026 Private Placement”). We incurred offering costs of $4,850,668 in connection with the 2026 Private Placement, which are recorded as a reduction of gross proceeds and recognized as a reduction to additional paid-in capital within stockholders’ equity.
Concurrently with the 2026 Private Placement, we also issued the 2026 Placement Agent Warrants, subject to customary anti-dilution adjustments for stock splits, stock dividends, and similar events, at an exercise price of $15.00 per share. The 2026 Placement Agent Warrants expire on the earlier of (i) five years after the Merger closing after the Merger Closing Date and (ii) three years after our shares of common stock are listed on a national securities exchange.

The aggregate net proceeds to us from the 2026 Private Placement was approximately $75.1 million, after deducting fees to the placement agents and expenses payable by us. We expect to use our proceeds from the 2026 Private Placement for general working capital and corporate purposes, including towards the engineering, research and development of our first pilot nuclear reactor and related technologies. A portion of the net proceeds from the 2026 Private Placement will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the 2026 Private Placement and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).
Accounting Considerations
The historical financial statements and related footnotes included elsewhere in this prospectus include descriptions of Legacy Deep Fission’s previously outstanding common stock; however, in connection with the Merger, all shares of Legacy Deep Fission common stock were converted into the right to receive shares of our common stock. See “The Merger” and “The 2025 Private Placement” above for detailed information regarding the Transactions and the related conversion of the shares of Legacy Deep Fission’s common stock.
For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Legacy Deep Fission is considered the acquirer for accounting purposes, meaning that the historical financial results of Legacy Deep Fission prior to the Merger are considered our historical financial results under applicable accounting principles. Accordingly, the historical financial statements included elsewhere in this prospectus and discussed in this section, for all periods prior to the Merger, are those of Legacy Deep Fission and not Surfside.
Our Intended Business
As described in “Description of Business — Business Model and Revenue Streams,” our business model is designed to generate revenue from (i) project-level equity participation, including indirect participation in project-level cash flows from electricity sales, (ii) one-time upfront revenue, generally expected to be associated with Gravity Reactor deployment and related upfront project development services and (iii) recurring revenue, generally expected to be associated with technology licensing and operations and maintenance services of Gravity Reactor installations. Because we have not yet commercialized a Gravity Reactor, none of these revenue streams have begun to materialize and are not reflected in our historical results.
Components of Results of Operations
Operating Expenses
General and administrative expenses primarily consist of costs associated with administrative staff salaries, facilities, utilities, insurance, marketing and advertising, stock-based compensation, legal fees and other office expenses related to our business functions.
Research and development (“R&D”) expenses primarily represent costs incurred to develop our technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. We expense all R&D costs in the periods in which they are incurred.
Other Non-Operating Income (Expense)
Other non-operating income (expense) consists primarily of change in fair value of SAFE Notes, interest income, interest expenses, and other miscellaneous expenses.
Restatement of Prior Period Financial Statements
As previously discussed under the heading “Restatement,” we recently restated our previously issued consolidated financial statements and related notes for the year ended December 31, 2024, which restated financial statements are included elsewhere in this prospectus. Refer to Note 2 in the notes to the consolidated financial statements in this prospectus for additional information. The impact of the restatement is reflected in the “Results of Operations” section within this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Results of Operations
Comparison of the three months ended March 31, 2026 and 2025
The following table sets forth our summarized financial information for the periods indicated:
	For the Three Months Ended March 31,
	2026	2025	$ Variance	% Variance
Operating expenses
General and administrative expenses	$13,965,950	$1,034,619	$12,931,331	1,250%
Research and development expenses	7,872,531	684,393	7,188,138	1,050%
Operating expenses	21,838,481	1,719,012	20,119,469	1,170%
Operating loss	(21,838,481)	(1,719,012)	(20,119,469)	1,170%
Other non-operating income (expense)
Interest income	492,608	—	492,608	100%
Change in Fair Value of SAFE Notes	—	(1,418,066)	1,418,066	100%
Other income (expenses)	2,426	191	2,235	1,170%
Total non-operating income (expense)	495,034	(1,417,875)	1,912,909	100%
Net loss	$(21,343,447)	$(3,136,887)	$(18,206,560)	580%
Operating Expenses
General and administrative expenses increased by $12.9 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase in general and administrative expenses was primarily attributable to a $10.4 million increase in non-cash stock-based compensation expense, as well as increased legal costs, salary and benefit costs due to an increase in the number of employees year over year, and marketing costs.
Research and development expenses increased by $7.2 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase was primarily attributable to the advancement of the Company’s operating plans and progression of first phase of the Company’s phased deployment plan, as well as higher salary, non-cash stock-based compensation expense, and benefit costs associated with increased headcount, and increased consulting fees supporting research and development activities.
Other Non-Operating Income (Expense)
Other non-operating income increased by $1.9 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. This increase was primarily driven by the absence of a loss from the change in fair value of SAFE Notes in the current period, as all SAFE Notes were converted into common stock in connection with the Merger prior to March 31, 2026. Interest income for the three months ended March 31, 2026 consisted primarily of interest earned on the 2026 Private Placement funds.

Comparison of the Year Ended December 31, 2025 and 2024
The following table sets forth our summarized financial information for the periods indicated:
	For the Years Ended December 31,
	2025	2024	$ Variance	% Variance
		(As Restated)
Operating expenses
General and administrative expenses	$14,766,607	$3,441,820	$11,324,787	329.03%
Research and development expenses	6,617,562	661,183	5,956,379	900.87%
Operating expenses	21,384,169	4,103,003	17,281,166	421.18%
Operating loss	(21,384,169)	(4,103,003)	(17,281,166)	421.18%
Other non-operating income (expense)
Interest income	210,987	20,331	190,656	937.76%
Change in fair value of SAFE Notes	(39,834,049)	(1,631,446)	(38,202,603)	2,341.64%
Other income	4,277	749	3,528	100.00%
Total non-operating income (expense)	(39,618,785)	(1,610,366)	(38,008,419)	2,360.23%
Net loss	$(61,002,954)	$(5,713,369)	$(55,289,585)	967.72%
Operating Expenses
General and administrative expenses increased by $11.3 million for the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase in general and administrative expenses was primarily attributable to an increase in the number of employees, which resulted in increase in salary and stock-based compensation expense, as well as increased legal, benefits, and marketing costs.
Research and development expenses increased by $6.0 million for the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase in research and development expenses was primarily attributable to the progression of our operating plans and the increase in salary and benefits corresponding with our increase in headcount, as well as increased consulting fees paid to our research and development advisors.
Other Non-Operating Income (Expense)
Other non-operating expense increased by $38.0 million for the year ended December 31, 2025, compared to the year ended December 31, 2024, largely due to the approximately $39.8 million loss we recorded from the change in fair value on the date of conversion of our previously issued SAFE Notes, which converted into common stock as a result of the Merger.
Liquidity and Capital Resources
Since our inception, we have financed our operations primarily through the issuance and sale of our equity securities. Our primary requirements for liquidity and capital are to finance working capital and capital expenditures associated with operating and managing our business, as well as for general corporate purposes. As of March 31, 2026, our principal source of liquidity was our cash and cash equivalents of $84.8 million. We anticipate that future sources of liquidity will principally come from sales of common stock and other equity instruments, such as this offering. Since our inception, we have generated significant operating losses as reflected in our accumulated deficit of $88.1 million as of March 31, 2026. We generated a positive cash flow of $61.0 million for the period ended March 31, 2026 due to financing activities.
We estimate that the net proceeds to us from this offering will be approximately $32.9 million (or approximately $38.5 million if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments) based on a public offering price of $16.00 per share of our common stock after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering for general working capital and corporate purposes, including towards the engineering, research and development, licensing and construction of our first pilot nuclear reactor and related technologies. See “Use of Proceeds.”
Our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2025 indicating that there is substantial doubt about our ability to continue as a going concern. During the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, we generated no revenue and incurred net losses of $21.3 million, $61.0 million and $5.7 million, respectively, and as of March 31, 2026, December 31, 2025 and 2024, we had an accumulated deficit of $88.1 million, $66.7 million and $5.7 million, respectively. Prior to this offering our expectation was that our available cash and cash equivalents, which was approximately $64.3 million as of May 31, 2026, would not be sufficient to operate our business for the next twelve months, given our recurring losses from operations and our expectation of continued operating losses for the foreseeable future. These conditions raise substantial doubt about our ability to continue as a going concern.
In addition to the estimated net proceeds of this offering, which will be approximately $32.9 million (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock from us to cover over-allotments), based on a public offering price of $16.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us), and our cash and cash equivalents currently available to support these activities, which was approximately $64.3 million as of May 31, 2026, we estimate that we will require approximately $138 million of additional capital to complete development of, and license and commercially deploy, our first commercial reactor, but we expect we can complete the development and begin operation of an initial test reactor with approximately $67 million of additional capital. Accordingly, even if this offering is completed, we expect that we will need to raise additional capital in the future through equity issuances, debt financing, strategic partnerships, government programs, or other financing arrangements. However, there can be no assurance that this offering or any such additional financing will be available on acceptable terms, on a timely basis, or at all. To the extent that we raise additional capital through the issuance of additional equity or convertible securities, the ownership interests of our stockholders will be diluted. Moreover, the terms of such securities or any other financing may include preferences or other rights that adversely affect the value of, or rights of holders of, our common stock. Debt financing, if available, could result in additional debt service obligations, and debt financings or other financings may involve covenants that restrict our operations or financial flexibility. However, our management team will have broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives. In addition, our estimate as to the sufficiency of our current cash, cash equivalents and short-term investments and our current operating plan as discussed above are based on assumptions that may prove to be wrong, and we could deplete our capital resources sooner than we currently anticipate.
Cash Flows
Three months ended March 31, 2026 and 2025
As of March 31, 2026, our cash and cash equivalents were $84.8 million. The following table shows a summary of our cash flows for the periods presented:
	For the Three Months Ended March 31,
	2026	2025	$ Change
Net cash (used in) provided by:
Operating activities	$(14,047,760)	$(1,627,908)	$(12,419,852)
Investing activities	(53,439)	(15,155)	(38,284)
Financing activities	75,149,332	860,800	74,288,532
Net increase (decrease) in cash and cash equivalents	$61,048,133	$(782,263)	$61,830,396
Operating Activities
Net cash used in operating activities increased by $12.4 million, to $14.0 million for the three months ended March 31, 2026, compared to the net cash used in operating activities of $1.6 million for the three months ended March 31, 2025. The increase in net cash used in operating activities was primarily attributable to increased net losses, changes in working capital, including prepaids and accounts payable, and other current liabilities.
Investing Activities
Net cash used in investing activities increased by $38.3 thousand, to $53.4 thousand for the three months ended March 31, 2026, compared to the net cash used in investing activities of $15.2 thousand for the three months ended March 31, 2025. The increase was driven by additions to property and equipment.
Financing Activities
Net cash provided by financing activities increased by $74.3 million, to $75.1 million for the three months ended March 31, 2026, compared to the net cash provided by financing activities of $860.8 thousand for the three months ended March 31, 2025. The increase in net cash provided by financing activities was primarily attributable to proceeds from the 2026 Private Placement.
Year ended December 31, 2025 and 2024
As of December 31, 2025, our cash and cash equivalents were $23.7 million. The following table shows a summary of our cash flows for the periods presented:
	Year Ended
	December 31, 2025	December 31, 2024	$ Change
		(As Restated)
Net cash used in operating activities	$(13,051,195)	$(2,799,642)	$(10,251,553)
Net cash used in investing activities	(43,436)	(2,657)	(40,779)
Net cash provided by financing activities	30,085,158	8,585,392	21,499,766
Net increase (decrease) in cash	$16,990,527	$5,783,093	$11,207,434
Cash, beginning of period	$6,728,895	$945,802	$5,783,093
Cash, end of period	$23,719,422	$6,728,895	$16,990,527
Operating Activities
Net cash used in operating activities increased by $10.3 million, to $13.1 million for the year ended December 31, 2025 compared to the net cash used in operating activities of $2.8 million for the year ended December 31, 2024. The increase in net cash used in operating activities was primarily attributable to increased net losses, changes in working capital, including prepaids and accounts payable, and other current liabilities.
Investing Activities
Net cash used in investing activities increased by $40.8 thousand, to $43.4 thousand for the year ended December 31, 2025, compared to the net cash used in investing activities of $2.7 thousand for the year ended December 31, 2024. The increase was driven by additions to property and equipment.
Financing Activities
Net cash provided by financing activities increased by $21.5 million, to $30.1 million for the year ended December 31, 2025, compared to the net cash provided by financing activities of $8.6 million for the year ended December 31, 2024. The increase in net cash provided by financing activities was primarily attributable to proceeds from the 2025 Private Placement and additional issuances of SAFE Notes.
Contractual Obligations and Commitments
As of December 31, 2025 and December 31, 2024, we did not have any material contractual obligations or commitments. During the three months ended March 31, 2026, we entered into an uncancelable commitment with a supplier to purchase low-enriched uranium fuel at a cost of approximately $9.2 million.

Off-Balance Sheet Transactions
We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with entities or financial partnerships, such as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.
Critical Accounting Policies and Estimates
Our financial statements and the related notes thereto included elsewhere in this prospectus are prepared in accordance with United States generally accepted accounting principles. The preparation of financial statements also requires us to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. These estimates are developed based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected. We believe that the accounting policies described below involve a greater degree of judgment and complexity. Accordingly, these are the estimates we believe are most critical to aid in fully understanding and evaluating our financial condition, results of operations and future performance. We have described our significant accounting policies within Note 3 to our audited consolidated financial statements and Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.
SAFE Notes
In 2024 and 2025, we issued SAFE Notes in exchange for cash financing. The SAFE Notes converted into our common stock in connection with the Merger, and are no longer outstanding. We accounted for our SAFE Notes as derivatives under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging, and presented them as long-term liabilities in the accompanying consolidated balance sheets. The determination of fair value for our SAFE Notes required significant judgment and the use of estimates. We have described the valuation of the SAFE Notes in Note 5 to our audited consolidated financial statements and Note 5 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus.
Stock-Based Compensation
We account for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. We measure all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognize compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award.
The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We have historically been a private company and lack company-specific historical information for our stock. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.
Recent Accounting Pronouncements
A discussion of recently issued accounting pronouncements and recently adopted accounting pronouncements is included in Note 3 to our audited consolidated financial statements and Note 2 to our unaudited condensed consolidated financial statements included elsewhere in this prospectus under the heading “Summary of Significant Accounting Policies.”
Material Weaknesses in Internal Control over Financial Reporting
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the preparation of our consolidated financial statements for the years ended December 31, 2025 and 2024, we identified material weaknesses in our internal control over financial reporting. The material weaknesses identified are related to IT general controls, segregation of duties and ineffective controls over the preparation and review of accounting estimates (SAFE Notes and stock-based compensation) and financial reporting.
Remediation steps are being taken to improve our internal control over financial reporting to address the underlying causes of the material weaknesses described above, including designing and implementing increased controls along with increasing oversight and review of controls. Specifically, we have taken the following steps to remediate the identified material weaknesses and improve our internal control over financial reporting: (i) we have hired key personnel with relevant financial reporting and controls expertise to strengthen our finance and accounting function, and to address the material weaknesses related to IT general controls and segregation of duties; and (ii) we are currently in the implementation phase of a new equity management and reporting system. We continue to evaluate and implement additional remediation initiatives as appropriate.
While we believe that these efforts will improve our internal control over financial reporting, the implementation of these measures is ongoing and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles. If the steps we take do not remediate the material weaknesses in a timely manner, there could continue to be a reasonable possibility that these control deficiencies or others could result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. If we are unable to successfully remediate our existing or any future material weaknesses, the accuracy of our financial reporting may be adversely affected, which could cause investors to lose confidence in our financial reporting and our share price may decline as a result.
Notwithstanding the identified material weaknesses, management believes that the financial statements and related financial information included in this prospectus fairly present, in all material respects, our balance sheets, statements of operations, statements of stockholders’ equity (deficit) and statements of cash flows as of and for the periods presented. We will continue to assess the effectiveness of our internal control over financial reporting and take steps to remediate the known material weaknesses expeditiously.

BUSINESS
Company Overview
We are a nuclear energy technology company developing an SMR based on established PWR technology, with novel emplacement in deep boreholes approximately one mile below the Earth’s surface. Our reactor, which we refer to as the Gravity Reactor, will leverage subsurface conditions to support key containment and operating functions, including the use of hydrostatic pressure from a water column within the borehole to support reactor operating pressure and cooling, and the surrounding geological formation to provide structural confinement and shielding. This approach is intended to reduce reliance on large surface containment structures and other safety-related infrastructure associated with conventional nuclear power plants, support faster deployment timelines, improve security, enhance safety, and enable lower capital and operating costs relative to conventional nuclear facilities, while reducing exposure to environmental and other surface-level hazards.
Each 3x3 Gravity Reactor is targeted to produce up to 15 MWe, as further described in “— Our Technology — Reactor Architecture”. Individual reactors may be deployed as standalone installations or grouped in clusters of boreholes at a single site, which may enable longer refueling cycles through coordinated fuel management, staggered refueling schedules and more efficient utilization of shared infrastructure, and support larger installations capable of supplying hundreds and potentially thousands of MWe of generation capacity.
Our commercialization strategy is based on a phased deployment plan designed to move toward commercialization in the next three years. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. Critically, we aim to prove that each of these milestones can be achieved on a timeline sufficient to meet the AI-driven surge in demand for energy. We are currently participating in the DOE Reactor Pilot Program and expect to demonstrate our system as part of that program.
The first phase of our phased deployment plan involves engineering validation and proof of concept wells. We have a long-term lease for approximately 100 acres located within the Kansas Site and have commenced initial field development activities at the site. As part of this phase, we have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. We continue to advance our reactor design in parallel with these activities, including planning additional drilling activities and conducting related engineering and emplacement work, and we are targeting completion of these activities in the coming months. The balance of this year and into early 2027 will be focused on the delivery of key components for full-system installation, including well casing, our reactor canister, and heat exchanger, as well as LEU fabrication and loading.
The second phase of our phased deployment plan involves DOE authorization and one or more commercial pilot wells. Specifically, subject to DOE authorization, we intend to demonstrate the Gravity Reactor, and to apply for a commercial license with the NRC in the first half of 2027, converting the same pilot reactor to commercial operation. We are working closely with both the DOE and the NRC to align demonstration and licensing, as we are aiming to move these efforts forward together rather than advancing them in sequence.
The third and final phase of our phased deployment plan involves the construction of surface facilities and seeking high-volume commercial licensing for deployment of multiple reactors at a single site through clustered boreholes, and subsequently, at multiple sites. We are targeting as early as 2027 to seek such high-volume commercial licensing with the NRC, and anticipate a one-year lag between the start of construction and revenue recognition.
Our approach to subsurface reactor deployment is supported by our intellectual property portfolio, which includes issued patents and pending patent applications relating to reactor configuration, deep subsurface emplacement, drilling and casing techniques, thermal-hydraulic performance, instrumentation and monitoring, and other technologies supporting the deployment of underground nuclear reactors. We believe that our intellectual property, together with our engineering expertise and ongoing development activities, supports our competitive position.
Legacy Deep Fission was incorporated in July 2023 and remains in the development stage. The Gravity Reactor remains in conceptual and early engineering stages, and we have not constructed or operated a commercial reactor or generated revenue. Current activities include reactor development, geological evaluation, large-diameter borehole drilling research and development, geothermal testing, safety analysis, regulatory engagement, site development, and commercialization planning.
Our Competitive Strengths
We believe the following competitive strengths position us to commercialize our Gravity Reactor and differentiate it from other nuclear energy solutions, including conventional large-scale nuclear power plants, above-ground SMRs and other advanced reactor concepts currently under development:
Established PWR technology adapted for subsurface deployment:   The Gravity Reactor is based on PWR technology, which is the most widely deployed reactor technology in the global commercial nuclear fleet and has been licensed by the NRC for decades. Unlike other advanced reactor concepts currently under development by certain other companies that rely on novel reactor designs (such as sodium-cooled, molten salt or high-temperature gas reactors) or specialty fuels (such as HALEU or TRISO fuel), the Gravity Reactor is designed to utilize standard LEU fuel and conventional PWR fuel assemblies. This approach is intended to reduce technology risk, leverage well-understood NRC licensing pathways for PWRs, and benefit from existing commercial fuel supply chains and operating experience.
Energy transfer to the surface using proven geothermal components and processes:   Our design involves transfer of thermal energy from the subsurface reactor to a turbine generator located at the surface using components and processes that have been deployed extensively in the geothermal industry, including conventional steam turbine generator equipment. We intend to leverage established drilling, completion, casing, fluid-handling and heat transfer components, together with surface power generation equipment commonly used in the geothermal and broader power generation industries. This approach is intended to reduce technology development risk for the surface and energy-transfer portions of our system, simplify supply chain qualification, and benefit from a mature base of vendors and operating experience in the geothermal and conventional power generation industries.
Inherent safety features from subsurface emplacement:   A column of water approximately one mile deep above the reactor is expected to provide approximately 160 atmospheres of hydrostatic pressure, which is intended to support reactor operating pressure and primary cooling without reliance on the large forged reactor pressure vessels, engineered active emergency core cooling systems with pumps and back-up power, and above-ground reinforced concrete and steel containment structures used in conventional surface-level PWRs. The surrounding geology and depth of emplacement are intended to perform containment and shielding functions that, in conventional above-ground reactors, are provided by engineered surface structures. We believe these features may also reduce certain risks associated with surface-level hazards and public exposure, and may help mitigate the siting challenges that have contributed to project delays and cancellations of conventional above-ground nuclear facilities.
Accelerated speed of deployment target relative to other nuclear energy solutions:   We believe that traditional surface-level large-scale nuclear reactors typically require approximately six to ten years from breaking ground to completion, and that above-ground SMRs currently under development are generally expected to require approximately three to four years from breaking ground to completion. By contrast, we are designing the Gravity Reactor with the objective of our later reactor deployments taking as little as approximately six months for a single reactor from commencement of installation activities. This targeted timeline is intended to be supported by drilling-based installation methods that draw on established drilling techniques, factory-assembled and modularized reactor canisters that are lowered into a drilled and cased borehole, and a standardized, replicable site configuration that we believe may streamline construction execution, licensing efficiency and supply chain readiness. Our targeted deployment timelines are subject to a number of factors, many of which are outside our control, including regulatory approvals, drilling performance, supply chain availability, site characteristics and customer requirements, and there can be no assurance that we will achieve them.
Improving per-reactor unit economics from FOAK 2x2 to NOAK 3x3 deployment:   Our deployment plan is designed to transition from our initial first-of-a-kind 2x2 fuel assembly configuration (“FOAK 2x2”) to a larger 3x3 fuel assembly configuration in our later deployments (“NOAK 3x3”), which we believe will help improve per-reactor electric power output, capital efficiency and operating economics. Targeted reactor-level improvements over this transition include (i) increased target electric power output per reactor from up to approximately 8 MWe (FOAK 2x2) to up to approximately 15 MWe (NOAK 3x3), (ii) reduced estimated capital cost of deployment per reactor from approximately $152 million (FOAK 2x2) to approximately $84 million (NOAK 3x3), in each case including initial fuel load, (iii) increased estimated run-rate annual revenue and operating cash contribution per reactor, and (iv) longer targeted refueling cycles, from approximately every six years to approximately every seven to ten years, in each case based on a targeted design life in excess of 40 years. In addition to the transition from FOAK 2x2 to NOAK 3x3, these improvements reflect the benefits of learning-curve efficiencies from earlier deployments, design stabilization, scaled manufacturing, maturation of strategic supplier relationships, process optimization, and reduced customization and rework. The reactor-level estimates set forth above are management estimates, are based on a number of assumptions described in “— Our Technology — Reactor Architecture,” and are subject to significant uncertainty.
Scalable, modular reactor architecture:   Each Gravity Reactor in a 3x3 fuel assembly configuration is targeted to produce up to 15 MWe of electric power output. Individual reactors are designed to be deployed as standalone installations or grouped in clusters of boreholes at a single site, which we believe may enable installations capable of supplying hundreds, and potentially thousands, of MWe of generation capacity. We believe this modular and scalable architecture is intended to allow customers to add capacity incrementally to match electricity demand, and to support deployment across a range of end-use markets, including data centers and digital infrastructure, industrial and energy-intensive facilities, utilities and grid-scale generation, and government and defense installations.
Experienced management team and deep bench of nuclear, engineering and operational expertise:   We have assembled an executive leadership team and technical and operations workforce with substantial experience in nuclear engineering, regulatory affairs, project development, drilling and completion, supply chain management and finance. Members of our executive leadership team have collectively held senior positions at, or have prior experience with, organizations including NuScale Power, Kairos Power, Deep Isolation, Great River Energy, the Hanford Site and the La Crosse Boiling Water Reactor. Our broader technical and operations team includes engineers and operators with prior experience at organizations including the NRC (including a former NRC reactor engineer), the U.S. Navy nuclear propulsion program, Westinghouse, Holtec, the Tennessee Valley Authority, GE Vernova and Fluor, as well as licensed reactor operators. Our board of directors and expert advisors include senior leaders drawn from government, the national laboratories, the energy industry and academia. We believe the breadth and depth of nuclear, engineering and operational experience across our team provides a substantive foundation for executing our development, licensing and commercialization plan.
The competitive strengths described above, and the other information set forth in this prospectus regarding the development, deployment and benefits of the Gravity Reactor, reflect management’s current expectations and beliefs regarding the Gravity Reactor and our business plan, are forward-looking in nature and are subject to significant risks and uncertainties, including those described under the sections titled “Risk Factors” and “Cautionary Note on Forward-Looking Statements.”
Our Technology
The Gravity Reactor integrates established PWR technology with subsurface emplacement in a borehole environment. The system is designed to deliver reliable electricity at lower expected costs relative to conventional nuclear facilities by reducing surface infrastructure requirements and enabling faster deployment than conventional nuclear power plants, while also limiting exposure to environmental and other surface-level hazards. The design of our technology and associated drilling methods described below remains subject to further development and applicable regulatory approvals.

Reactor Architecture
The Gravity Reactor is based on PWR technology, the most widely deployed nuclear reactor technology in the global commercial nuclear fleet. PWRs use water as both coolant and moderator and have been deployed for decades in commercial power generation.
The Gravity Reactor adapts this established reactor architecture for installation within a deep vertical borehole. The reactor is being designed as a compact unit to be positioned within a drilled and cased vertical borehole at depths of approximately one mile below the Earth’s surface.
The Gravity Reactor is expected to contain all nuclear fuel assemblies, coolant circulation systems, and structural components required to safely sustain controlled nuclear fission and transfer thermal energy for conversion into electricity.
We currently expect our initial reactor deployment to utilize a 2x2 fuel assembly design (i.e., an arrangement of four fuel assemblies in a square configuration) targeting output of up to approximately 8 MWe per reactor. We selected this fuel assembly design for our initial reactor in order to increase speed of deployment. Over time, we also intend to deploy a reactor with a larger 3x3 fuel assembly configuration (i.e., an arrangement of nine fuel assemblies in a square configuration) targeting output of up to approximately 15 MWe per reactor. We believe the larger 3x3 fuel assembly configuration will improve project economics relative to our initial 2x2 fuel assembly configuration, due to improved neutron efficiency, increased power generating capacity and extended refueling intervals. The following table illustrates our current expectations and targets, as applicable, for these reactor fuel assembly configurations:
	Initial 2x2 Configuration	Future 3x3 Configuration
Commercialization Role	Initial commercial deployment configuration, subject to additional development and regulatory approval	Future larger-scale configuration, subject to additional development and regulatory approval
Target Development Time	Approximately 1 year	Approximately 2 years
Target Output Per Reactor	Up to approximately 8 MWe	Up to approximately 15 MWe
Number of Fuel Assemblies	4 per reactor	9 per reactor
Target Design Life	>40 years	>40 years
Target Refueling Interval	Approximately 6 years	Approximately 7 – 10 years
Design Objective	Initial commercial deployment	Increased output and improved unit economics
We also expect our later reactor deployments to benefit from the experience and efficiencies gained through earlier deployments, including design standardization, manufacturing learning-curve effects, reduced engineering and development costs, supply chain efficiencies, stronger supplier relationships, and improved deployment execution with reduced customization and rework. We believe that these experiences and efficiencies gained through earlier deployments, together with the improved project economics from the larger 3x3 fuel assembly configuration, will help us to achieve estimated:
•
capital cost of approximately $84 million per reactor to deploy a 3x3 fuel assembly configuration, compared to approximately $152 million to deploy our initial commercial reactor in 2x2 fuel assembly configuration, in each case including the expected costs of borehole drilling and construction, surface supporting systems construction, reactor installation and emplacement, and initial fuel loading;

•
annual cash operating expenses of approximately $8 million per reactor for a 3x3 fuel assembly configuration, compared to approximately $4 million for our initial commercial reactor in 2x2 fuel assembly configuration, in each case including an allocation of expected costs of refueling;

•
annual revenue generation per reactor of $20 million for the 3x3 fuel assembly configuration, compared to approximately $10 million for our initial commercial reactor in 2x2 fuel assembly configuration; and

•
annual operating cash contribution per reactor of approximately $10 million for the 3x3 fuel assembly configuration, compared to approximately $5 million for our initial commercial reactor in 2x2 fuel assembly configuration.

We do not, as a matter of course, make public projections as to future revenues, costs, cash flows or other results. However, management has prepared the estimates of per reactor capital costs, annual cash operating expenses, revenue generation and operating cash contribution set forth above to illustrate certain of the current estimates and assumptions being used internally by management in developing and executing our business model. These estimates are reactor-level conceptual estimates only and do not represent projections of company-wide financial performance or expected consolidated results; there are additional costs and expenses that we will incur that will be included in consolidated results and are not included in these reactor-level conceptual estimates. These estimates were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of management, these estimates were prepared on a reasonable basis based on information currently available to management; however, these estimates should not be relied upon as being indicative of future results, and potential investors are cautioned not to place undue reliance on these estimates. For example, these estimates are based on a range of assumptions, including relating to our expected pricing, reactor performance and output, market demand and reactor utilization, operating life and performance, deployment scale, project structure, supply chain (including fuel) availability and pricing, operating expenses and regulatory approvals. Among these assumptions are a 40-year design life; that output achieves target levels (i.e., 15 MWe and 8 MWe for 3x3 configuration and 2x2 configuration, respectively); operation as high-utilization baseload assets, with approximately 93% uptime; that PPAs are secured for the entire amount of assumed output, with initial pricing of approximately $110 per MWh (which represents our estimate based on a survey of market pricing in certain U.S. markets in 2024); a two-year and one-year development and deployment timeline for 3x3 configuration and 2x2 configuration, respectively; refueling intervals of approximately 7.4 years and 6 years for 3x3 configuration and 2x2 configuration, respectively; that reactor design remains standardized and repeatable; and that deployment conditions remain constant (e.g., deployment in same portion of same site). Moreover, the estimates of annual cash operating expenses, revenue generation and operating cash contribution are averages of such items over a projected ten year period (representing the first ten years of the assumed 40-year design life), based on our estimates of pricing, costs and other amounts as of 2024 with a 3% annual inflation adjustment per year across the forecast period, and the estimates of annual cash operating expenses are management estimates based on third-party publications of industry-wide data. Because our technology is in an early stage of development and has not yet been commercially deployed, there is limited historical data on which management can base these estimates, making it even more difficult to source reliable information and formulate reliable assumptions. Actual results may differ materially from those contemplated by these estimates due to a variety of factors. See “Cautionary Note on Forward-Looking Statements” and “Risk Factors — Risks Related to Our Business and Industry.”
Subsurface Deployment
A defining feature of the Gravity Reactor is the emplacement of the reactor within a deep subsurface vertical borehole rather than within a conventional above-ground containment structure. The borehole is expected to be lined with steel casing and cement intended to maintain structural integrity and isolate surrounding geological formations. The reactor will be installed within the borehole, surrounded by a column of water intended to provide external hydrostatic pressure and support cooling. Thermal energy produced within the reactor core will be carried by the primary coolant system to a heat exchanger located in the borehole, where it will be transferred to surface power conversion systems for conversion into electricity. The primary coolant will be a closed system that recirculates through the reactor core and primary heat exchanger.
Subsurface emplacement is intended to provide several safety benefits, including the availability of hydrostatic pressure and water inventory intended to support cooling, geological shielding and separation between the reactor system and the surface environment, reduced exposure to certain external hazards, increased security, and reduced reliance on safety-related surface infrastructure footprint relative to conventional nuclear facilities.

Deep Borehole Drilling
Deployment of the Gravity Reactor is expected to require the construction of 30- to 50-inch-diameter vertical boreholes extending to depths of approximately one mile below the Earth’s surface. Boreholes are expected to be drilled using technologies, service providers, and operational practices developed in the oil, gas, and geothermal industries.
We have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. Our test drilling activities are intended to support evaluation of drilling methods, casing systems, and borehole stability. In parallel, we are conducting engineering studies and modeling activities to refine borehole design parameters, including diameter requirements, drilling techniques, and casing systems.
Reactor Installation and Emplacement
Following completion of borehole drilling and casing, the reactor is expected to be lowered into the prepared borehole using specialized lifting and handling equipment and placed within the casing structure at the designated depth. Surface infrastructure, including monitoring systems, electrical equipment, and power conversion systems, is expected to be connected to the subsurface reactor system. We are conducting engineering studies and modeling activities to refine installation procedures and equipment specifications.
Hydrostatic Pressure and Cooling
The Gravity Reactor incorporates a column of water within the borehole above and surrounding the reactor. The hydrostatic pressure generated by this water column is expected to provide approximately 160 atm of reliable pressure and is intended to support the pressure conditions required for safe reactor operation.
Water within the borehole also serves as the primary coolant. Thermal energy produced within the reactor core will be carried by the primary coolant system to a heat exchanger located in the borehole, where it will be transferred to surface power conversion systems for conversion into electricity.
Modular Reactor Units
Each 3x3 Gravity Reactor is targeted to produce up to 15 MWe, as further described in “— Our Technology — Reactor Architecture”. Individual reactors may be deployed as standalone installations or grouped in clusters of boreholes at a single site.
Multiple boreholes deployed at a single location are intended to support larger installations capable of supplying hundreds and potentially thousands of MWe of generation capacity. This modular architecture is intended to allow reactor capacity to be added incrementally as electricity demand grows.
Fuel and Core Systems
Nuclear fuel for Gravity Reactors will consist of LEU. LEU is produced and fabricated by qualified nuclear fuel suppliers and is more readily available than HALEU fuels. We expect that commercial reactor deployments will require long-term fuel supply arrangements with qualified enrichment, fabrication, and related fuel-cycle service providers. A single reactor is expected to enable longer refueling cycles, potentially up to 10 years between cycles.
The availability or cost of LEU may be influenced by uranium market conditions, enrichment and fabrication capacity, transportation constraints, regulatory requirements, geopolitical factors, or other supply chain disruptions. Global enrichment capacity is concentrated among a limited number of suppliers, including facilities in jurisdictions that may be subject to geopolitical developments, trade restrictions, or regulatory actions, which could affect the availability or cost of LEU.
Within the reactor, nuclear fuel assemblies will sustain controlled fission reactions that generate heat. We currently expect our initial configuration to utilize a 2x2 fuel assembly design (i.e., an arrangement of four fuel assemblies in a square configuration). We also intend to develop a larger 3x3 fuel assembly configuration (i.e., nine fuel assemblies). The design, timing, implementation, and performance of these configurations are subject to technical, regulatory, and other uncertainties. Reactor control mechanisms will regulate the rate of the fission reaction to maintain stable operating conditions.
Like other nuclear reactors, operation of the Gravity Reactor will generate used nuclear fuel, which must be stored and ultimately disposed of in accordance with applicable regulatory requirements and nuclear waste management frameworks. Depending on the long-term disposal pathway, this may require interim on-site storage, transportation, and coordination with governmental authorities or third-party service providers. Our deployment model currently anticipates safe interim storage, pending identification of national, long-term storage solutions. The management and disposition of used nuclear fuel will be conducted in compliance with applicable laws and regulations.
Safety and Reactor Protection
The Gravity Reactor incorporates multiple layers of safety systems derived from established PWR technology and its safety is enhanced by the characteristics of deep subsurface emplacement.
The reactor design includes engineered safety systems intended to regulate reactor operation, remove residual heat following shutdown, and maintain safe operating conditions during both normal operating states, where the reactor is operating under routine operating conditions and planned changes in operating conditions, and off-normal operating states, where the reactor deviates unexpectedly from expected operating conditions (including equipment malfunctions and system disturbances).
Subsurface emplacement of the reactor within a deep borehole is intended to provide physical separation between the reactor system and the surrounding environment. Surrounding geological formations will provide structural confinement and natural shielding, and underground placement is intended to reduce exposure to certain external hazards, such as extreme weather events, earthquakes, wildfires, aircraft impact, potential acts of sabotage or terrorism, or other events that may affect surface facilities.
The safety characteristics of the Gravity Reactor remain subject to ongoing engineering analysis, safety evaluations, and regulatory review as part of our reactor development process and our efforts to obtain requisite licenses from relevant authorities.
Surface Supporting Systems
Although the reactor is located underground, limited supporting systems are expected to remain on the surface. These systems are expected to include power conversion equipment used to convert thermal energy into electricity, monitoring and control systems for reactor operation, electrical interconnection infrastructure that will connect the facility to the grid or to local power users, and other operational functions associated with the generation and delivery of electricity.
Manufacturing and Supply Chain
The Gravity Reactor is designed to leverage existing industrial supply chains where possible. Major reactor components are expected to utilize established materials and manufacturing processes drawn from the nuclear and broader industrial sectors, while the reactor’s compact and simplified design is intended to enable greater use of standard industrial fabrication methods in place of conventional large-scale nuclear construction practices.
The reactor is designed as a compact unit that may be manufactured in qualified facilities and delivered to project sites for emplacement within drilled boreholes. Fuel installation may occur at a manufacturing facility or at the borehole site, depending on the local environment and regulations around the transportation of a fueled reactor. This approach is intended to support repeatable and controlled manufacturing and assembly environments.
Deep borehole drilling required for reactor emplacement is expected to use technologies, service providers and operational practices developed in the oil, gas, and geothermal industries. Surface power conversion and balance-of-plant equipment associated with the Gravity Reactor are expected to utilize commercially available industrial components.

Site Requirements and Geological Considerations
The Gravity Reactor is designed for deployment in geologic settings that support the drilling and long-term structural stability of deep vertical boreholes. Site selection is expected to focus on optimizing geologic, operational, project development, and regulatory factors.
We have secured a long-term lease at the Kansas Site and have commenced initial site development activities, including geological evaluation, borehole planning, and initial drilling activities. We are conducting geological surveys and site characterization studies at the Kansas Site. These activities are intended to inform borehole design, drilling techniques, and site suitability for future reactor deployment.
In addition to the Kansas Site, we have entered into multiple non-binding letters of intent (“LOIs”) with potential development partners for candidate commercial sites in the United States. These LOIs relate to potential deployment opportunities in Kansas, Texas, and Utah as well as other locations in the United States and internationally.
In addition to geological considerations, deployment sites must be capable of supporting surface infrastructure, as described above in “Surface Supporting Systems.”
Site-specific engineering analyses will be required for each proposed deployment location to confirm drilling feasibility and compliance with applicable regulatory requirements. Such analyses are ongoing with respect to the Kansas Site and are expected to be required for any future deployment locations, including Texas and Utah, if applicable.
DOE Reactor Pilot Program and Development Activities
We are advancing development and demonstration activities to support the future commercial deployment of the Gravity Reactor. Current demonstration efforts are focused on our planned pilot reactor under the DOE Reactor Pilot Program, together with related engineering, site development, and construction of initial boreholes and test infrastructure. The pilot reactor is not expected to reflect the full output, configuration or commercial economics of any future commercial deployments. We have commenced initial field development activities, including test drilling, at the Kansas Site and we continue to advance our reactor design.
U.S. Department of Energy Reactor Pilot Program
In August 2025, we were selected by the DOE as one of 11 projects across ten companies eligible to participate in the DOE Reactor Pilot Program, which is intended to enable advanced reactor developers to construct and test prototype reactors under DOE authorization to demonstrate technical feasibility, operational performance, and safety characteristics.
On November 17, 2025, we entered into an Other Transaction Agreement for Reactor Authorization (the “OTA”) with the DOE, effective as of November 14, 2025. The OTA establishes the framework under which the DOE will review the safety basis for our planned demonstration reactor, evaluate supporting engineering analyses, and approve certain commissioning and testing milestones prior to operation. If authorized, the demonstration reactor would be constructed and operated under DOE oversight. Data generated through this process is expected to inform our reactor design, safety analysis, and potential future licensing submissions to the NRC. DOE authorization does not permit commercial operation and does not replace the requirement to obtain NRC licenses.
The DOE Reactor Pilot Program is an authorization and oversight program and does not provide direct funding to us under the OTA. Accordingly, we are responsible for funding development, construction, and operation of our pilot reactor and related infrastructure, including our borehole development program. While initial activities, including the drilling and development of our first well (as further described below), are currently funded, subsequent stages of development, including additional boreholes and the planned pilot reactor, are not fully funded and will require substantial additional capital. We expect to seek such funding through equity issuances (such as this offering), debt financings, strategic investments, partnerships, or other arrangements, although there can be no assurance that this offering or any such additional financing will be available on acceptable terms or at all.

We have updated certain previously identified development milestones, including those related to the timing of reactor criticality, to better align with our current development priorities. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. The timing of DOE authorization and related testing activities remains subject to completion of engineering development, regulatory review, and the availability of funding.
Pilot Reactor Site Development
In support of our participation in the DOE Reactor Pilot Program, we have secured a long-term lease for approximately 100 acres at the Kansas Site. We intend to use this site for development and testing activities associated with our borehole development program and planned pilot reactor, subject to applicable regulatory approvals and the availability of sufficient funding.
Current activities at the Kansas Site include geological analysis, engineering design work, borehole planning, and test drilling (including the drilling of our first well (described below)), as well as preparation for subsurface infrastructure development. These activities are intended to support drilling operations, reactor emplacement procedures, and the design and development of associated monitoring and power conversion systems, subject to the availability of capital and continued project development.
Phased Deployment Model
Our commercialization strategy is based on a phased deployment plan designed to move toward commercialization in the next three years. Given that reactor criticality using established PWR technology is well understood, we are prioritizing validation of the hardest and most differentiated parts of our system, to reduce risk earlier and move more directly toward a commercialization outcome. Our key demonstration objectives include drilling to depth at commercial scale, installing and integrating a nuclear system a mile underground, and operating as part of a complete energy ecosystem. Critically, we aim to prove that each of these milestones can be achieved on a timeline sufficient to meet the AI-driven surge in demand for energy. We are currently participating in the DOE Reactor Pilot Program and expect to demonstrate our system as part of that program.
Phase 1
The first phase of our phased deployment plan involves engineering validation and proof of concept wells. We have a long-term lease for approximately 100 acres located within the Kansas Site and we have commenced initial field development activities at the site. As part of this process, we have already drilled our first data acquisition well to gather real-world data up to 6,000 feet deep. Next, we will demonstrate our ability to drill a commercial-scale borehole and safely deploy a prototype reactor. We continue to advance our reactor design in parallel with these activities, including planning additional drilling activities and conducting related engineering and emplacement work, and we are targeting completion of these activities in the coming months. The balance of this year and into early 2027 will be focused on delivery of key components for full-system installation, including well casing, our reactor canister, and heat exchanger, as well as LEU fabrication and loading.
While these wells are not regulated by the DOE as part of the DOE Reactor Pilot Program, engineering data will be used to support our request for the DOE’s authorization of the planned pilot reactor as described below.
Phase 2
The second phase of our phased deployment plan involves DOE authorization and one or more commercial pilot wells. Specifically, subject to DOE authorization, we intend to demonstrate the Gravity Reactor, and to apply for a commercial license with the NRC in the first half of 2027, converting the same pilot reactor to commercial operation. We are working closely with both the DOE and the NRC to align demonstration and licensing, as we are aiming to move these efforts forward together rather than advancing them in sequence.

Phase 3
The third and final phase of our phased deployment plan involves the construction of surface facilities and seeking high-volume commercial licensing for deployment of multiple reactors at a single site through clustered boreholes, which may enable longer refueling cycles through coordinated fuel management, staggered refueling schedules and more efficient utilization of shared infrastructure, and support greater aggregate power generation capacity than the pilot installation, and subsequently, at multiple sites. We are targeting as early as 2027 to seek such high-volume commercial licensing with the NRC, and anticipate a one-year lag between the start of construction and revenue recognition.
Commercial deployment of Gravity Reactors will require additional regulatory approvals, including licensing by the NRC, which we are pursuing in parallel with DOE-related activities. We expect that a DOE-authorized pilot reactor will inform key design, operational and licensing considerations for commercial deployment, although subsequent deployments are expected to involve different configurations, site-specific integration activities and additional engineering development. Additional project financing will also be required.
Ongoing Development Activities
In addition to borehole construction, our current activities include reactor design, safety analysis, thermal-hydraulic modeling, regulatory engagement with the DOE and the NRC, and supply chain development for reactor components and drilling operations. The Gravity Reactor remains in conceptual and early engineering stages, and key aspects of the design continue to be refined through ongoing engineering and analysis.
We expect that data generated through these activities will inform continued development of the Gravity Reactor and future regulatory licensing efforts.
Commercial Strategy
Our commercial strategy is focused on deploying Gravity Reactors in markets with rapidly growing electricity demand and increasing need for reliable, affordable baseload power. Our initial commercial focus is on hyperscale data centers and other large power users, and over time may expand to include utilities, industrial operators, and government or defense installations, as described further below in “Target Markets.”
Commercial Gravity Reactor installations are expected to be deployed at sites capable of supporting multiple reactor units installed through clusters of deep boreholes. This modular architecture is intended to allow reactor capacity to be added incrementally as electricity demand grows.
Our business model is designed to generate revenue from (i) project-level equity participation, including indirect participation in project-level cash flows from electricity sales, (ii) one-time upfront revenue, generally expected to be associated with Gravity Reactor deployment and related upfront project development services and (iii) recurring revenue, generally expected to be associated with technology licensing and operations and maintenance services of Gravity Reactor installations, as described in more detail below in “Business Model and Revenue Streams.”
Strategic Relationships
We have entered into strategic relationships intended to support commercialization of the Gravity Reactor, including relationships focused on digital infrastructure demand, project development, power offtake opportunities, and project-level financing.
In February 2026, we entered the MOU with Blue Owl to establish a framework for potential collaboration in support of the development and deployment of nuclear energy projects utilizing our technology. The MOU contemplates potential collaboration relating to customer and utility outreach, project development activities, and evaluation of potential power offtake and project-level financing opportunities associated with Blue Owl’s digital infrastructure portfolio and developments.
In connection with execution of the MOU, investment funds affiliated with Blue Owl made an equity investment in us in the amount of $20 million. We also granted Blue Owl non-exclusive rights of first offer with respect to certain potential future power offtake opportunities and project-level financing opportunities, in each case subject to the terms of the MOU and related transaction documentation. The power offtake right of first offer applies to potential future opportunities where a potential data center or similar large-load end user offtake need is identified in our project developments, and the project financing right of first offer applies to potential future project-level financing opportunities originated by us.
The MOU does not require either party to enter into any specific project, power offtake arrangement, financing transaction, or other commercial arrangement unless agreed in separate definitive written documentation executed by the parties. The MOU also does not grant Blue Owl exclusivity with respect to any future projects or require us to consummate any specific offtake or financing transaction.
In November 2024, we entered into a non-binding strategic relationship term sheet with Endeavour designed to support commercialization of the Gravity Reactor. The contemplated collaboration is intended to facilitate coordinated site development, access to potential data center customers, and joint evaluation of multi-reactor deployments. The relationship framework contemplates potential deployment configurations of up to 1.5 gigawatts of generation capacity at a single location, within a broader potential co-development framework of up to 2 gigawatts across multiple projects.
The Endeavour relationship is governed by a non-binding term sheet and does not create commitments to purchase electricity, finance projects, construct facilities, grant exclusivity, or deploy a specified number of reactors.
We have also established or are pursuing strategic supplier and technical relationships intended to support reactor development, demonstration, manufacturing, and commercialization activities. These relationships include:
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Halliburton Energy Services, Inc., pursuant to a memorandum of understanding relating to discussions of developing joint drilling and completion activities;

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Urenco USA Inc., from which enriched uranium product has been procured for anticipated delivery for our planned demonstration reactor activities;

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Day & Zimmermann Group, Inc., which is acting as construction manager for our planned demonstration reactor project and is providing EPC-related support personnel and services;

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R-V Industries, Inc., which is supporting fabrication activities for our prototype reactor systems; and

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Sparx Engineering LLC, which is supporting design and development of reactor instrumentation, electronics, and monitoring systems, including systems relating to pressure, temperature, and neutron detection.

Except as otherwise disclosed, these supplier and technical relationships are generally governed by non-binding purchase orders, service agreements, memoranda of understanding, preliminary engagement arrangements, or other limited contractual frameworks. These arrangements may be non-exclusive, subject to future negotiation, contingent on project milestones or regulatory developments, and may not result in long-term commercial supply or deployment arrangements.
Project Development Model
We expect that many commercial deployments of the Gravity Reactor may be structured as project-level developments in which we participate in the development, ownership, and operation of reactor installations. Under this model, electricity generated by Gravity Reactor facilities may be sold to customers under PPAs or similar contractual arrangements; these potential PPAs are more particularly described below in “Project-Level Equity Participation; Electricity Sales.”
We believe that individual projects may be financed using a combination of corporate capital, strategic capital, and project-level financing structures. This project-level development model is intended to enable us to pursue and retain equity ownership in large-scale infrastructure projects while using external financing sources where appropriate to support construction and long-term operation.

In addition to participating in project-level equity and electricity sales, we may provide project development, reactor delivery, integration, and related deployment support in connection with Gravity Reactor installations, as described below in “Upfront Revenue Streams.” We expect that the specific commercial structure of any project will vary, including based on customer requirements, site characteristics, local power delivery infrastructure, financing arrangements, regulatory requirements, and project counterparties.
Great Plains Industrial Park and Early Deployment Sites
A key element of our commercialization strategy is the development of suitable sites capable of supporting early deployments of the Gravity Reactor. One such location is the Kansas Site, where we have secured a long-term lease for approximately 100 acres for site development and related activities. We view this site as an important early location for development of the Gravity Reactor, including pilot reactor activities and evaluation of potential future commercial deployment opportunities.
We have also entered into a non-binding letter of intent with the Great Plains Industrial Park in connection with potential future development activities at the site, which contemplates potential development of up to 2,000 MWe of generation capacity. The Kansas Site offers an established industrial setting and other site characteristics that we believe may support future reactor development activities, subject to applicable regulatory approvals, state and local support, site studies, and project-specific engineering and infrastructure considerations.
In addition to the Kansas Site, we have entered into multiple non-binding LOIs with potential development partners for candidate commercial sites in the United States. These LOIs relate to potential deployment opportunities in Kansas, Texas, and Utah as well as other locations in the United States and internationally. These LOIs contemplate evaluation of multi-reactor installations. The LOIs generally describe preliminary concepts for site access, project development coordination, power delivery, and development sequencing. Collectively, as of the date of this prospectus, the discussions reflected in our non-binding LOIs relate to potential reactor deployments that could support up to 15 gigawatts of generation capacity if fully developed over time.
These LOIs are non-binding and do not contain commitments to purchase electricity, finance projects, construct facilities, grant exclusivity, or deploy a specified number of reactors. Either party may terminate these arrangements without penalty.
Commercial Deployment Strategy
Our initial commercial development plan contemplates a first commercial facility involving multiple Gravity Reactors deployed at a single site. This initial commercial deployment is intended to serve as a bridge between pilot-scale demonstration and subsequent scaled commercial deployments by supporting validation of construction methods, operational procedures, project development processes and commercial structures. While this initial facility is expected to generate power, it is not necessarily intended to reflect optimized economics, refueling strategies or generation capacity expected for future commercial deployments.
Subject to successful completion of pilot reactor activities, future regulatory approvals, site development progress, project financing, and customer arrangements, we may, following initial commercial deployment, pursue larger deployments at suitable locations where reliable baseload electricity is needed and where conditions support borehole construction and reactor emplacement. Our target for some of these later installations is to involve clusters of reactors capable of producing hundreds of MWe to more than one gigawatt of generation capacity at a single site that could support large-scale electricity generation installations capable of supplying power to data centers, utilities, industrial facilities, and other high-demand energy users. We are targeting as fast as six months for a single reactor construction period for later deployments.
We intend to pursue commercial deployments initially within the United States, with potential future opportunities in international markets.
The timing, scale, and structure of commercial deployments remain subject to a number of factors, including engineering progress, regulatory approvals, export control requirements, applicable international nuclear cooperation agreements, successful completion of pilot reactor activities, financing availability, supply chain and fuel availability, interconnection and infrastructure considerations, site conditions, and customer demand.
Business Model and Revenue Streams
Our business model is designed to generate revenue from (i) project-level equity participation, including indirect participation in project-level cash flows from electricity sales, (ii) one-time upfront revenue, generally expected to be associated with Gravity Reactor deployment and related upfront project development services and (iii) recurring revenue, generally expected to be associated with technology licensing and operations and maintenance services of Gravity Reactor installations. We expect that the specific commercial structure of any project will vary, including based on customer requirements, site characteristics, local power delivery infrastructure, financing arrangements, regulatory requirements, and project counterparties.
Gravity Reactor installations are expected to be developed as long-lived energy infrastructure assets. We may participate in multiple stages of the project lifecycle, including project development, reactor deployment, commissioning, and ongoing operations and maintenance.
Project-Level Equity Participation; Electricity Sales
For certain projects, we intend to participate in the ownership, development, and operation of Gravity Reactor facilities. In these projects, electricity generated by the reactors may be sold to customers at the project-level under PPAs or similar offtake arrangements, and we may benefit from the cash flows of such sales, in many cases through our retained equity in the project.
These agreements may include fixed-price or market-linked electricity pricing structures and may be structured as direct power supply agreements at the project-level with end users or through arrangements involving local utilities or grid operators. Such agreements are commonly used in energy infrastructure projects to support long-term revenue stability and project financing.
Under this model, we intend to benefit from project-level cash flows associated with electricity generation and sale over the operating life of the facility, in many cases through our retained equity in the project. We expect that many such projects may be structured using project-level financing and infrastructure partnerships, which may allow individual reactor projects to be financed and operated through project-specific capital structures.
In many jurisdictions, the delivery of electricity generated by Gravity Reactor facilities will require coordination with local electric utilities, transmission operators, or regional grid operators. Depending on the location of a project and applicable market structures, electricity may be delivered directly to an end user through dedicated infrastructure, through utility-sleeved arrangements, or through interconnection to regional transmission systems. As a result, the development of reactor projects may involve engagement with utilities, transmission providers, and grid operators to obtain necessary interconnection approvals and coordinate power delivery arrangements. The structure of these arrangements may vary depending on local regulatory frameworks, transmission availability, and project-specific commercial agreements.
Upfront Revenue Streams
In connection with the deployment of Gravity Reactor facilities, we intend to generate revenue from activities associated with reactor delivery, integration, and project development.
Reactor Delivery and Integration
We intend to generate revenue through services including engineering support, reactor delivery, integration of reactor systems with subsurface and surface infrastructure, and related services necessary to support installation and commissioning of Gravity Reactor units.
Project Development and Engineering, Procurement and Construction (“EPC”) Support
We may also generate revenue from project development and EPC-related support activities, which may include engineering support, project planning, site evaluation, permitting coordination, borehole development planning, construction coordination, installation, commissioning support, and other services required to advance a reactor installation from development through construction.
We may provide these services directly or in coordination with engineering, drilling, construction, and infrastructure partners involved in the development and installation of reactor facilities.
Recurring Revenue Streams
Technology Licensing
We intend to generate revenue from licensing our proprietary technology in connection with the development and operation of Gravity Reactor facilities. These revenues may include recurring intellectual property fees associated with the use of our reactor platform, subsurface deployment methods, and related systems and know-how.
Technology licensing arrangements may apply to projects developed by us (but owned in whole or in part by third parties) or to projects developed or owned by third parties utilizing our technology platform. Licensing structures may include recurring fees, milestone payments, and/or other arrangements depending on the structure of the underlying project.
Operations and Maintenance Services
We also intend to provide ongoing operational and technical support for deployed reactor facilities. These services may include reactor operations support, maintenance planning, monitoring, refueling coordination, regulatory support, and other services associated with the operation of Gravity Reactors over time.
These services may generate recurring revenue streams throughout the operating life of reactor installations and may be provided either directly by us or indirectly through arrangements we may establish with qualified nuclear operations partners.
Flexibility of Project and Commercial Structures
We expect that project structures and commercial arrangements may vary across projects. In some cases, we may participate directly in project ownership and project-level electricity sales. In some cases (which may include cases where we participate directly in project ownership), we may provide technology, development, deployment, licensing, or operational services in support of projects owned or financed by third parties.
As a result, the mix of revenue that may be derived directly or indirectly by us from electricity sales, project development activities, technology licensing, and operations support may differ depending on the structure of a particular project.
Target Markets
Our target markets consist of electricity customers and energy markets that require reliable, affordable baseload power and that may benefit from modular nuclear generation located near the point of demand. We believe that the Gravity Reactor may be well suited for applications where electricity demand is large, continuous, and difficult to satisfy using other generation sources alone.
While we have not yet deployed commercial reactors, we are evaluating potential opportunities across several end-use markets where long-term electricity demand growth and reliability requirements may support the deployment of Gravity Reactor facilities.
Data Centers and Digital Infrastructure
Our initial commercial focus is on hyperscale data centers and other digital infrastructure facilities that require large quantities of reliable electricity. Data centers supporting cloud computing, artificial intelligence workloads, and large-scale data processing often operate continuously and require stable baseload power supply.

Demand for electricity associated with digital infrastructure has increased significantly in recent years as the scale of computing infrastructure has expanded. Many data center operators seek long-term energy supply arrangements to support the continuous operation of these facilities, particularly in regions where grid capacity is constrained or where new generation resources are required to meet projected electricity demand.
We believe that modular nuclear generation may provide an attractive solution for data center operators seeking reliable, cost-efficient power over long time horizons, with the ability to scale capacity as demand increases.
Industrial and Energy-Intensive Facilities
Industrial facilities represent another potential market for Gravity Reactor deployments. Certain industries — including advanced manufacturing, mining, chemical production, and large-scale processing facilities — require significant quantities of reliable electricity to support continuous operations.
These facilities may benefit from dependable baseload power generation capable of supporting uninterrupted operations and reducing reliance on weather-dependent energy sources. In some cases, industrial operators may also seek to reduce emissions associated with electricity consumption, which may increase demand for low-carbon power generation technologies.
Utilities and Grid-Scale Generation
Electric utilities and other power generation developers may represent another potential customer group for Gravity Reactor installations. Utilities are responsible for maintaining reliable electricity supply within their service territories and may seek additional sources of firm generation capacity to support growing electricity demand, replacement of retiring generation assets, or integration of intermittent renewable generation resources.
Modular nuclear generation may provide utilities with an additional option for reliable, affordable electricity generation that can operate continuously and provide stable grid support.
Government and Defense Installations
Government and defense facilities represent potential deployment opportunities for our Gravity Reactor technology. Certain installations require reliable electricity supply to support mission-critical operations and may seek energy solutions capable of operating independently of external grid disruptions.
In some cases, distributed nuclear generation may offer advantages for installations requiring high levels of energy security, resilience, and long-term operational reliability. Multiple boreholes allow for smaller, independently operable assets that can be reset quickly. Because the Gravity Reactor is not dependent on weather conditions or fuel logistics, and its refueling cycles are expected to be longer than traditional fueling cycles, it could deliver persistent power in remote or contested locations. A deep underground environment also has the potential to offer significant security benefits. Limited above-ground exposure could furnish inherent physical protection for critical systems, enhance their survivability and reduce the facility’s targeting profile. Additionally, deep underground placement could provide natural shielding against drones, missiles and surface-level sabotage.
Geographic Focus
Our initial market focus is within the United States, where electricity demand growth, expanding digital infrastructure, and evolving energy policy are creating increasing demand for reliable, affordable electricity generation.
We are evaluating international opportunities, particularly in jurisdictions that maintain civil nuclear cooperation agreements with the United States and that support the deployment of advanced nuclear technologies. Any international deployment would be subject to applicable export control regulations, international agreements, and local regulatory approvals.

Competition
The market for SMR and other advanced nuclear energy technologies is evolving and includes a range of companies developing new reactor designs, as well as established nuclear vendors and energy infrastructure providers. We compete broadly with other developers of advanced nuclear technologies as well as with other sources of energy generation that may serve similar end-use markets. We may also compete with utilities that own or operate existing nuclear generation assets or other dispatchable generation resources, such as natural gas-fired power plants or other generation sources capable of producing electricity on demand.
Competition in the energy sector is influenced by a number of factors, including technology maturity, regulatory approval pathways, capital requirements, deployment timelines, safety characteristics, operating and capital costs, access to fuel supply chains, manufacturing capabilities, and the ability to secure project financing and customer commitments.
Advanced Reactor and SMR Developers
A number of companies are developing advanced nuclear reactor technologies intended to provide smaller-scale or modular nuclear power generation. These developers are pursuing a range of reactor designs, including sodium-cooled reactors, molten salt reactors, high-temperature gas reactors, and other advanced nuclear technologies.
Companies active in this sector include TerraPower, X-energy, Kairos Power, Oklo, and others developing advanced reactor concepts that differ significantly from conventional light-water reactor designs.
Other companies are pursuing smaller-scale nuclear reactors, including SMR designs based on more conventional light-water reactor technology (including PWR technology). These include both established nuclear industry participants, such as GE-Hitachi, Westinghouse and Holtec, as well as newer entrants such as NuScale Power and Last Energy. These companies are generally pursuing above-ground reactor installations using modular construction techniques and are seeking to reduce construction timelines and capital requirements relative to large nuclear power plants.
Illustrative Advanced Reactor Technologies
Company	Reactor Type	Cooling Technology	Deployment Approach
TerraPower	Sodium fast reactor	Liquid sodium	Above-ground plant
X-energy	High-temperature gas reactor	Helium gas	Above-ground plant
Kairos Power	Molten salt reactor	Molten salt	Above-ground plant
Oklo	Fast reactor	Liquid metal	Modular above-ground reactor
NuScale Power	Light-water SMR	Water	Modular above-ground reactor
Last Energy	Light-water SMR	Water	Factory-built above-ground reactors
Deep Fission	PWR-based SMR	Water	Deep borehole underground deployment
Conventional Nuclear Vendors
We may also compete with established nuclear technology vendors and reactor developers that supply large-scale nuclear reactors. Companies such as Westinghouse Electric Company, EDF, and GE-Hitachi Nuclear Energy have decades of experience designing and deploying nuclear power plants and continue to develop new reactor technologies, including large advanced reactors and small modular reactor designs.
These companies benefit from established engineering capabilities, deployment experience, manufacturing infrastructure, and long-standing relationships with utilities and governments.
Other Energy Technologies
We also compete indirectly with other sources of energy generation that may serve similar markets, including renewable energy technologies such as wind and solar power, natural gas-fired generation, and energy storage systems.

Renewable generation technologies have experienced significant cost reductions in recent years and represent a substantial portion of new electricity generation capacity in many markets. However, renewable energy sources may be intermittent and may require complementary firm generation or storage resources to provide continuous power supply.
Natural gas generation remains a major source of electricity in many markets due to its operational flexibility and relatively low capital cost, although it produces greenhouse gas emissions and may be subject to evolving regulatory and policy considerations related to such emissions.
Our ability to compete successfully will depend on a number of factors, including technological development, regulatory approvals, capital and operating costs, project financing, manufacturing capabilities, supply chain development, and the ability to secure suitable deployment sites and commercial customers.
Regulatory Matters
We are subject to extensive U.S. federal, state, and local laws and regulations, as well as international obligations, governing the design, construction, operation, export, and decommissioning of nuclear reactors and the use of nuclear materials. Our ability to develop and deploy our reactors depends on compliance with these regulatory frameworks, which may evolve over time.
United States Regulations
Atomic Energy Act of 1954 and Energy Reorganization Act of 1974
The AEA is the foundation of nuclear regulation in the United States. It establishes the framework for civilian nuclear energy, including the development, licensing, and regulation of nuclear facilities and materials. Pursuant to the AEA, the DOE and NRC exercise regulatory authority over nuclear reactors.
U.S. Department of Energy
Under the AEA, the DOE retains authority over research, development, and demonstration of reactors where DOE maintains ownership or sufficient control. Pursuant to Executive Order 14301 (May 23, 2025), the DOE established the DOE Reactor Pilot Program to authorize “qualified test reactors” (defined in Section 2 of Executive Order 14301) outside of national laboratories. We were selected by the DOE on August 12, 2025, as one of 11 projects eligible for authorization under the DOE Reactor Pilot Program. The DOE’s authorization pathway is intended to accelerate reactor testing and demonstration. Importantly, the DOE’s authority does not extend to licensing reactors for commercial operation.
Nuclear Regulatory Commission
The NRC has exclusive authority over commercial “utilization facilities” in the United States. Current NRC regulations govern reactor design certification, combined construction and operating licenses, operating requirements, quality assurance, emergency planning, security, decommissioning, and financial assurance. The NRC also regulates the possession, packaging and transportation of nuclear material as well as storage of used nuclear fuel. Any transition from DOE-authorized test reactors to commercial deployment requires licensing by the NRC as a “utilization facility” under 10 C.F.R. Parts 50 and 52, or potentially under additional advanced-reactor frameworks pursuant to recent congressional and executive direction.
NRC licensing under 10 C.F.R. Part 50 involves a two-step process to obtain a construction permit followed by an operating license. Licensing under 10 C.F.R. Part 52 provides a one-step combined operating license approval (“COLA”) authorizing both construction and operation. NRC regulations also provide for standard design approvals (“SDAs”), which allow applicants to obtain NRC approval of a reactor design that can be referenced later in a COLA. These frameworks remain the NRC’s primary licensing mechanisms pending completion of the modernization initiatives described under “Regulatory Modernization” and “Completed and Active Rulemakings and Guidance.”
NRC Engagement and Feedback
In March 2024, we submitted a regulatory engagement plan to the NRC. Since then, we have participated in multiple pre-application meetings and received written and verbal feedback from NRC staff on elements of our conceptual design and safety approach. These interactions have included questions and observations regarding heat-transport systems, subsurface configuration, materials performance, probabilistic risk assessment methodology, and approaches to source-term evaluation. We also submitted a technical white paper to the NRC in June 2024 to support these discussions.
We are continuing pre-application engagement with the NRC to refine the content and timing of potential SDA or COLA submissions and to assess whether a new licensing framework, such as those under development in the Part 53 rulemaking or pursuant to Executive Order 14300, may offer a more appropriate pathway for our technology. Based on current planning assumptions, and subject to further NRC feedback, resource availability, and the results of our DOE-authorized pilot-reactor program, we do not expect to submit a comprehensive commercial licensing application before late 2026. Our ultimate licensing pathway and schedule will depend on the evolution of NRC regulatory modernization initiatives, the data generated under DOE oversight, and the resolution of technical questions identified during NRC pre-application engagement.
DOE Reactor Pilot Program and Impact on NRC Licensing
Our participation in the DOE Reactor Pilot Program is governed by the OTA, entered into with DOE on November 17, 2025. Under the OTA, the DOE will authorize, oversee, and evaluate our deep-borehole test reactor. DOE’s review includes oversight of safety-basis development; approval of commissioning and testing milestones; and evaluation of reactor performance. The OTA does not authorize commercial operation and does not replace the need for NRC licensing.
Data and experience generated under DOE oversight, including materials data, thermal-hydraulic validation, and commissioning performance, are expected to inform the content, sequencing, and scope of any subsequent license application submitted to the NRC. DOE authorization does not diminish the NRC’s statutory requirements for commercial licensing, and the DOE program is expected to inform how the NRC evaluates future commercial applications through the provision of technical information earlier in the licensing cycle. Completion of DOE-authorized commissioning, including demonstration of safety-related systems, is therefore expected to provide foundational data for subsequent NRC licensing submissions.
Regulatory Modernization
Existing NRC licensing frameworks were developed primarily for large light-water reactors. Several recent legislative and executive actions have directed the NRC to modernize its regulatory processes to better accommodate advanced reactors:
•
Nuclear Energy Innovation and Modernization Act (the “NEIMA”) (2019) — mandates a technology-inclusive, risk-informed, performance-based licensing framework and requires the NRC to establish and publish milestones for advanced reactor licensing activities. In response, the NRC initiated the 10 C.F.R. Part 53 rulemaking.

•
ADVANCE Act of 2024 — directs the NRC to develop microreactor-specific and performance-based regulatory strategies addressing eight topical areas, including staffing, inspections, security, emergency preparedness, transportation, and risk-informed methods. It also updates the NRC’s mission statement to explicitly recognize the national interest in enabling the deployment of nuclear energy.

•
Executive Order 14300 (May 2025) — requires the NRC to improve efficiency, transparency, and the scientific basis of its regulatory framework to establish more predictable licensing timelines.

These initiatives are expected to influence the structure, schedule, and technical requirements applicable to advanced reactors, including technologies such as the Gravity Reactor.
Completed and Active Rulemakings and Guidance
Regulatory Guide 1.242 promulgated by the NRC (the “Regulatory Guide”) supports a final rule that establishes performance-based requirements for emergency preparedness (“EP”) and applies to SMRs and non-light water reactors. The Regulatory Guide provides an alternative, performance-based EP framework with scalable emergency planning zones, available for applicants using 10 C.F.R. Parts 50 and 52. Parts 50 and 52 are the two existing licensing frameworks for nuclear power reactors under NRC regulations.
In the current NRC regulatory framework, 10 C.F.R. Parts 50 and 52 were developed primarily for licensing large light-water reactors. Pending the 10 C.F.R. Part 53 rulemaking (required under NEIMA) and additional rulemakings responsive to Executive Order 14300, Parts 50 and 52 continue to represent the principal pathways by which the NRC authorizes the siting, construction, and operation of nuclear plants. The NRC is also pursuing performance-based revisions to 10 C.F.R. Part 73 security requirements tailored to the consequence profiles of advanced reactors and intended to reduce reliance on individual exemptions.
Impact of These Regulations on Deep Fission
We believe the regulatory reforms now under consideration have the potential to reduce historic barriers to the deployment of advanced reactors such as the Gravity Reactor. For commercial deployment, we currently anticipate seeking licensing under an existing pathway in 10 C.F.R. Part 50 or Part 52, or a new advanced-reactor regulation that is in development through ongoing NRC rulemakings, and we expect to rely on the emergency preparedness final rule and, as finalized, risk-informed security alternatives appropriate to our LEU-fueled, underground PWR design. We are monitoring the development of the Part 53 framework and related regulatory initiatives, including a new non-numbered framework under discussion, for potential benefits associated with licensing scope, review efficiency, and alignment with microreactor characteristics. We also participate in public meetings conducted pursuant to Executive Order 14300 to inform NRC regarding implementation and to ensure that any adjustments to underlying policy assumptions are appropriately reflected in our safety basis and licensing materials.
Environmental Laws
Our projects are subject to various federal, state, local and foreign environmental laws, including the National Environmental Policy Act of 1969 (“NEPA”). DOE authorization decisions under the DOE Reactor Pilot Program constitute “major federal actions” pursuant to NEPA and therefore may require preparation of an Environmental Assessment (“EA”) or Environmental Impact Statement (“EIS”). In June 2025, DOE published new procedures for its implementation of NEPA, which it published to its website outside of the Code of Federal Regulations. Changes to the procedures were made, in part, in response to Executive Order 14301 (2025), which directed DOE to streamline NEPA reviews consistent with law.
In certain cases, DOE has historically applied a Categorical Exclusion (“CX”) under NEPA to demonstration activities. One potentially applicable CX is B3.6 — Small-scale research and development, laboratory operations, and pilot projects, which covers siting, construction, modification, operation, and decommissioning of pilot projects that are consistent with existing industrial, experimental, or commercial practices and do not involve significant hazards. There is uncertainty as to how DOE will implement its new NEPA procedures in practice, although it has largely retained its CX categories. Additionally, in February 2026, DOE added a new CX for advanced nuclear reactors (B5.26) to its NEPA procedures. If DOE determines that our demonstration project qualifies for CX B3.6 or CX B5.26, our obligations to comply with NEPA may be less burdensome, thereby shortening the schedule for authorization. However, DOE retains discretion in applying CXs, and legal challenges to such determinations, or any EAs or EISs, are possible.
To mitigate NEPA-related risk, we are pursuing the following measures:
•
Site Selection:   We intend to locate our initial demonstration on sites with existing industrial use and limited environmental sensitivity, which may support eligibility for CX treatment or a streamlined EA.

•
Early Engagement:   We are coordinating with DOE NEPA staff and developing environmental baseline information to shorten review times and reduce uncertainty.

•
Adaptive Planning:   Our project schedules and financing models incorporate contingency buffers to accommodate different levels of NEPA review, including the possibility of a full EIS if required.

Legal challenges under NEPA may be unavoidable, but we believe careful site selection, proactive environmental analysis, and early engagement with stakeholders may help reduce this risk. If we transition to NRC licensing for commercial deployment, the NRC would serve as the lead agency for NEPA review under 10 C.F.R. Part 51. The NRC typically prepares an EIS for new reactor licensing actions.
While NEPA reviews consider environmental impacts and may involve consultation under related statutes, including the Endangered Species Act, Clean Water Act, and National Historic Preservation Act, compliance with such laws is addressed through separate regulatory processes. We evaluate applicable environmental requirements as part of project planning and expect to comply with federal, state, and local environmental laws and regulations, including those relating to air emissions, wastewater discharges, land and water use (including drilling and groundwater protection-related regulations), management, transportation, use, handling, and disposal of hazardous and radioactive materials and waste, and remediation of releases of hazardous materials, to the extent applicable. In particular, we must comply with certain state-level regulations relating to well drilling and groundwater and aquifer protection, and may be required to perform unanticipated mitigation actions relating to such matters. We must also navigate environmental regulatory frameworks and processes that are more challenging for SMRs than conventional nuclear or other electricity generation facilities, as well as foreign regulatory frameworks in the international markets that we may explore, which may be unfamiliar to Company personnel.
Compliance with such requirements may have a material impact on our capital expenditures, earnings, or our competitive position by requiring us to incur significant capital expenditures, obtain and maintain permits or other regulatory approvals, conduct or fund environmental remediation, install pollution control equipment, or implement other operational controls or resulting in delays or other restrictions relating to the deployment or operation of our reactors. Failure to comply with such requirements could result in substantial fines, enforcement actions, litigation or orders affecting our operations.
Occupational Radiation Protection
Worker safety under DOE-authorized operations is governed by 10 C.F.R. Part 835 (Occupational Radiation Protection), among other regulations. If licensed by the NRC, we would be subject to the NRC’s occupational dose limits in 10 C.F.R. Part 20. Both frameworks limit annual radiation doses to workers and require comprehensive radiation protection programs. Placing the Gravity Reactor approximately one mile underground is designed to help provide long-term passive safety for workers by using the Earth’s deep subsurface as a natural containment and shielding system.
Export Controls
The export of nuclear technology, assistance, or materials is subject to DOE regulation 10 C.F.R. Part 810 and NRC regulation 10 C.F.R. Part 110, as well as international non-proliferation agreements. Our technology may be subject to export restrictions requiring DOE or NRC authorization, and unfavorable changes in U.S. export control laws or licensing policies could limit our ability to build reactors abroad. To mitigate this risk, we are prioritizing engagement with U.S. agencies at an early stage, focusing initial export opportunities on allied nations with existing civil nuclear cooperation agreements, and designing our reactors to use standard LEU fuel, which presents lower nonproliferation concerns than alternative fuels. We also intend to establish a comprehensive export compliance program to manage authorizations efficiently. Moreover, our domestic deployment opportunities following the DOE Reactor Pilot Program may provide an independent pathway to near-term revenue, reducing our reliance on international markets.
International Regulations
On an international level, the IAEA publishes safety standards and guidance for nuclear facilities, which influence national regulatory regimes. In the European Union, directives such as the 2013/59/Euratom Basic Safety Standards Directive and the 2011/70/Euratom Radioactive Waste and Spent Fuel Directive establish common requirements for nuclear safety and waste management. Export of U.S. nuclear technology also must comply with bilateral nuclear cooperation agreements between the United States and partner countries.
Intellectual Property
Our intellectual property portfolio is designed to protect key elements of the Gravity Reactor, including reactor configuration, deep subsurface emplacement, drilling and casing techniques, thermal-hydraulic performance, instrumentation and monitoring, and other technologies supporting the deployment of underground nuclear reactors.
We rely on a combination of patents, patent applications, trademarks, trade secrets and proprietary know-how, and contractual protections to safeguard our technology and maintain our competitive position.
As of the date of this prospectus, our intellectual property portfolio consists of two issued U.S. patents and 38 pending patent applications across all jurisdictions, including the following pending patent applications:
•
2 U.S. non-provisional applications

•
5 U.S. provisional applications

•
6 Patent Cooperation Treaty (“PCT”) applications

•
25 foreign applications filed in multiple jurisdictions, including Europe and Asia

Issued U.S. Patent 12,469,612 is expected to provide protection until approximately November 2043, subject to potential adjustments and the payment of maintenance fees. Issued U.S. Patent 12,614,643 is expected to provide protection until approximately November 2043, subject to potential adjustments and the payment of maintenance fees. There can be no assurance that pending applications will result in issued patents.
We believe that our intellectual property portfolio contributes to our competitive position, particularly with respect to reactor deployment and subsurface emplacement. We seek to protect our intellectual property through patent, trademark, and trade secret laws in the United States and foreign jurisdictions, as well as through confidentiality and contractual protections. Unpatented research, development, know-how, and engineering expertise also contribute meaningfully to our business. We pursue patent protection when it aligns with our broader strategy for safeguarding intellectual property.
Patent Portfolio Overview
The table below summarizes our primary patent families relating to the design, safety systems, subsurface emplacement, thermal-hydraulic performance, drilling methods, and other core components of the Gravity Reactor. Patent families include U.S. and foreign applications derived from a common priority filing.
All patents and patent applications in our portfolio are owned directly by us, and we do not license any material intellectual property from third parties.
Technology Area	Protection Type	Status	Jurisdiction	Estimated Expiration
Deep subsurface reactor emplacement and dual borehole design	U.S. utility patent and foreign patent applications	Issued as U.S. Patent 12,469,612	U.S., Europe, Asia	2043
Nuclear reactor within a single borehole, including coolant systems and heat exchange configuration	U.S. utility patent and foreign patent applications	Issued as U.S. Patent 12,614,643	U.S., Europe, Asia	2043
Reactor module configuration, thermal-hydraulic systems, and passive safety features	U.S. utility patent application and foreign applications	Pending	U.S., Europe, Asia	2044 – 2046 (estimated)
Drilling, casing, and emplacement techniques for nuclear applications	PCT application	Pending	PCT countries	2045 – 2046 (estimated)

Technology Area	Protection Type	Status	Jurisdiction	Estimated Expiration
Instrumentation, control, and monitoring systems for deep-borehole reactors	PCT application	Pending	PCT countries	2044 – 2046 (estimated)
Heat extraction and surface power-conversion interface systems	PCT application	Pending	PCT countries	2046 (estimated)
Multi-modal reactor power control for nuclear reactors, including deep borehole reactors	U.S. provisional application	Pending	U.S.	2047 (estimated)
Borehole reactor heat exchanger and heat exchanger insulation design for facilitating removal/replacement	U.S. provisional application	Pending	U.S.	2047 (estimated)
We believe that these patent families, together with our trade secrets and engineering know-how, help create barriers to entry for competitors seeking to replicate aspects of our reactor design, deep subsurface architecture, or deployment model. In particular, portions of our intellectual property portfolio relate to methods and systems for deploying nuclear reactor modules in deep boreholes, including techniques for reactor emplacement, drilling and casing configuration, and thermal management within subsurface environments. We believe these technologies are important to enabling the Gravity Reactor and differentiating it from conventional above-ground reactor deployments.
Strategy for Protecting Intellectual Property
Our intellectual property strategy focuses on:
•
protecting innovations related to safety, deployment speed, cost efficiency, and manufacturability

•
maintaining trade secrets related to design methods, modeling tools, safety analyses, and engineering processes

•
filing patent applications in jurisdictions where we anticipate future commercial activity or manufacturing

•
continuously reviewing our portfolio for opportunities to file additional applications as development progresses

Unpatented know-how, including reactor modeling, safety analysis, drilling expertise, and systems engineering, forms an important component of our competitive position and is protected through internal controls, confidentiality obligations, and other contractual measures.
Confidentiality and Assignment Obligations
All employees, consultants, and contractors with access to proprietary information are required to sign non-disclosure and invention-assignment agreements. We also use non-disclosure agreements when engaging with potential commercial counterparts (including potential customers and suppliers) and government agencies. These protections help ensure that rights to our proprietary technology, data, and inventions remain with us.

Employees
Human Capital Management
Our ability to develop and commercialize the Gravity Reactor depends on attracting and retaining highly skilled technical and operational personnel. Our human capital management approach focuses on recruiting experienced professionals, supporting employee development, and maintaining a collaborative and safe working environment as we advance our reactor technology and business operations. Management monitors employee retention, recruiting effectiveness, and the ability to attract specialized nuclear engineering talent as key indicators of human capital performance.
As of the date of this prospectus, we had 62 employees and 5 consultants. Our employees and consultants operate through a combination of remote and in-person work arrangements across multiple time zones and are currently located in the United States and the Netherlands.
By primary job function, the majority of our employees are engineers engaged in reactor design, modeling, and related technical development activities. The remainder perform functions in business development, legal, public relations, and other administrative roles.
None of our employees are represented by a labor union or covered by a collective bargaining agreement.
Competitive Pay and Benefits
We provide compensation and benefits packages designed to be competitive within our industry, including a combination of cash and equity compensation. Our benefits programs include retirement programs, paid time off, and health benefits intended to support employee well-being and long-term retention.
Employee Recruitment, Retention, and Development
We seek to recruit and retain highly qualified personnel with expertise in nuclear engineering, drilling technology, regulatory affairs, and related disciplines. We believe our compensation structure, professional development opportunities, and collaborative work environment support employee retention and long-term engagement. We monitor employee turnover and seek to maintain a stable and experienced technical workforce as our operations grow.
Properties
We do not currently own any real property. Other than the lease described below, we do not currently lease any facilities. Our corporate, administrative, and engineering functions operate in a decentralized manner, with employees working through a combination of remote and in-person arrangements. Design, development, regulatory, and site-related activities are conducted in person as required by the nature of those functions and applicable regulatory requirements.
In February 2026, in connection with our participation in the DOE Reactor Pilot Program, we entered into a long-term lease for approximately 100 acres located within the Great Plains Industrial Park in Parsons, Kansas. The Kansas Site is being evaluated to support potential future reactor deployment. The lease includes provisions that, upon the satisfaction of specified conditions, require us to purchase the underlying property.
We believe our current operating arrangements and facilities are adequate to meet our present needs. As our development activities progress, we expect to secure additional facilities, land, or site access arrangements as necessary to support future reactor development, testing, and commercial deployment.
Legal Proceedings
From time to time, we may become involved in litigation, investigations, claims or legal proceedings arising in the ordinary course of business. Litigation, investigations, claims and other legal proceedings are subject to inherent uncertainties, and an adverse outcome in one or more matters could occur and may have a material adverse effect on our business, prospects, results of operations, and financial condition. Except as described below, we are not aware of any material pending legal proceedings to which we are a party.
In April 2025, we joined as a plaintiff, together with the State of Texas, State of Utah, State of Louisiana, State of Florida, the Arizona State Legislature (by and through the President of the Arizona Senate and the Speaker of the Arizona House of Representatives), Last Energy, Inc., and Valar Atomics Inc., in a federal lawsuit filed in the U.S. District Court for the Eastern District of Texas against the NRC, captioned State of Texas et al. v. U.S. Nuclear Regulatory Commission (Case No. 6:24-cv-00507).The lawsuit challenges the NRC’s interpretation and application of certain licensing regulations under the AEA, including the NRC’s longstanding definition of “utilization facility.” The complaint seeks declaratory and injunctive relief requiring the NRC to revise its licensing framework and undertake new rulemaking under the APA.
The case remains in its early stages, and no substantive rulings have been issued. We cannot predict the outcome of this proceeding or the potential impact it may have on federal or state regulatory processes applicable to advanced reactor technologies or on the timing or evaluation of any applications we may submit to the NRC. See “Risk Factors.”

MANAGEMENT
The following table sets forth information regarding our leadership team, including our executive officers and directors, as of May 31, 2026:
Name	Age	Positions
Elizabeth Muller	47	Chair of the board of directors (Class III); President and Chief Executive Officer
Richard A. Muller	82	Chief Technology Officer
William (Mark) Schmitz	74	Chief Financial Officer
Michael Brasel	51	Chief Operating Officer
Jon Gordon	52	General Counsel & Secretary
Mark Peres	66	Chief Nuclear Officer
Stacy Tarver Patterson(1)	40	Chief Marketing Officer
Blake Janover	43	Director (Class I)
Leslie Goldman Tepper	60	Director (Class I)
Jonathon Angell	54	Director (Class II)
Thomas Glanville	67	Director (Class II)

(1)
Ms. Tarver Patterson is not an executive officer pursuant to Item 401 of Regulation S-K.

Executive Officers
Elizabeth Muller is the Co-Founder, Chair of the board of directors (Class III), President and Chief Executive Officer of Deep Fission, a role she has held since March 2024. She is also a co-founder of Deep Isolation, Nuclear, Inc. (“Deep Isolation”), a nuclear waste disposal company, and has served as the chair of Deep Isolation’s board of directors since its inception in 2016 and as an executive advisor since June 2024. Previously, Ms. Muller served as the chief executive officer of Deep Isolation from 2016 until June 2024. Ms. Muller was also formerly an Executive Director of Berkeley Earth, a director at Gov3, and a Policy Advisor at the Organization for Economic Co-Operation and Development (OECD). Ms. Muller is also a co-author of several of Deep Isolation’s patents. Ms. Muller holds a degree in mathematics from the University of California, San Diego, and a master’s degree in business from ESCP Business School in Paris.
We believe Ms. Muller is qualified to serve on our board of directors due to her direct and sustained leadership experience as the co-founder and former CEO of Deep Isolation, guiding it through its formative stages and into the public markets. In addition, her deep institutional knowledge of the Company, combined with her prior service on multiple corporate boards, provides both strategic insight and governance experience. Ms. Muller also brings environmental, technical, and policy expertise and extensive experience in leadership and operations.
Dr. Richard A. Muller is the Co-Founder and Chief Technology Officer of Deep Fission, a role he has held since March 2024. Previously, Dr. Muller served as the Chief Executive Officer of Deep Fission from June 2023 to March 2024. He is also the co-founder of Deep Isolation and served as Chief Technology Officer from June 2016 to December 2022. Dr. Muller is a Professor of Physics emeritus at the University of California, Berkeley. He is also a prolific inventor (over 80 patents issued) and has written more than 100 scientific articles in peer-reviewed journals. Dr. Muller’s academic research has led to numerous awards, including a MacArthur Prize, the National Science Foundation Alan T. Waterman Award, the Breakthrough Prize, and election to the American Academy of Arts and Sciences. In addition, Dr. Muller has won numerous awards for excellence in teaching and authored ten books, including Physics for Future Presidents and Energy for Future Presidents. Dr. Muller was a member of JASON, an independent scientific advisory group that provides consulting services to the U.S. government on matters of defense science and technology, for 34 years. Dr. Muller received his A.B. degree from Columbia University and his Ph.D. at the University of California, Berkeley.

William (Mark) Schmitz has served as Chief Financial Officer of Deep Fission since August 2025. Mr. Schmitz has over forty years of experience as a finance professional in the energy technology, automotive, life safety, banking, and manufacturing industries. Mr. Schmitz previously served as Chief Financial Officer of Gru Energy Lab, Inc., a producer of silicon anode materials for lithium-ion batteries, from May 2021 until April 2024. Mr. Schmitz also previously served as Chief Financial Officer of Itron, Inc. (Nasdaq: ITRI), a technology and services company dedicated to the efficient use of energy and water, from September 2014 until April 2017, and Chief Financial Officer of Alghanim Industries, a privately held, diversified conglomerate headquartered in Kuwait, from April 2009 until December 2013. He has also served as Chief Financial Officer of Goodyear and Plug Power and has held positions based in China, Brazil, the U.K., and the Middle East. Mr. Schmitz has extensive experience scaling growth-oriented companies and preparing them for public company reporting. Mr. Schmitz holds undergraduate and M.B.A. degrees from The Ohio State University.
Michael Brasel has served as Chief Operating Officer of Deep Fission since October 2025 and previously served as Vice President of Nuclear Programs from December 2024 to October 2025. Prior to joining Deep Fission, from March 2024 to December 2024, Mr. Brasel served as Senior Vice President, Nuclear Product Solutions at Blue Wave AI Labs. Prior to Blue Wave AI Labs, Mr. Brasel worked at NuScale Power Corporation (NYSE: SMR), a company that designs and markets small modular reactors, where he held successive senior operations and supply chain leadership roles from April 2012 to March 2024, most recently as Senior Director. Prior to NuScale, he served at Dairyland Power Cooperative, a generation and transmission cooperative, from February 2002 to March 2012, including as Plant Manager of the La Crosse Boiling Water Reactor from January 2009 to March 2012. Mr. Brasel is a former U.S. Navy nuclear operator — electrician and completed Naval Nuclear Power School. He holds engineering and business degrees from Old Dominion University and the University of Wisconsin — La Crosse.
Jon Gordon has served as General Counsel and Secretary of Deep Fission since October 2025. Prior to joining Deep Fission, he served as General Counsel and Chief Commercial Officer of Ecolectro, Inc., a hydrogen electrolyzer company, from June 2024 to September 2025. From November 2019 to June 2024, he was Co-Founder and General Counsel of Universal Hydrogen Co., a developer of hydrogen-powered aircraft and fueling systems, where he also led partnerships and government affairs. Prior to that, Mr. Gordon served as Vice President and Deputy General Counsel, Digital & Technology, at United Technologies Corporation (now Raytheon Technologies Corporation). Earlier in his career, he practiced M&A and securities law at Cravath, Swaine & Moore LLP and Wachtell, Lipton, Rosen & Katz LLP. Mr. Gordon holds a B.A. and a J.D. from the University of Chicago.
Mark Pérès has served as Chief Nuclear Officer of Deep Fission since February 2026. Prior to that, he served as the Company’s Vice President of Engineering from October 2024 to February 2026. In that role, he managed engineering and technical operations relating to Deep Fission’s nuclear reactor design. Since May 2022, Mr. Pérès has served as President of Pérès Engineering, LLC, where he has conducted evaluations of small modular reactor technologies for a range of clients. From May 2019 to May 2022, Mr. Pérès served as Vice President of Engineering at Kairos Power, a nuclear energy company, where he directed design efforts for the Hermes Test Reactor. From April 2009 to May 2019, he served as Executive Project Director at Fluor Corporation, an engineering and construction firm, where he led major nuclear project deliveries, including work relating to NuScale’s small modular reactor, the first design certified by the U.S. Nuclear Regulatory Commission under 10 C.F.R. Part 52. Mr. Pérès holds a B.S. in Mechanical Engineering from Montana State University and an M.S. in Mechanical Engineering from Washington State University, and is a Ph.D. candidate (ABD) and Adjunct Professor in Nuclear Engineering at the University of South Carolina.
Stacy Tarver Patterson has served as Chief Marketing Officer of Deep Fission since February 2026. In this role, she leads the Company’s marketing, brand, and go-to-market strategy. Prior to joining Deep Fission, Ms. Patterson served as Head of Brand Strategy at Code and Theory from May 2023 to November 2024. From September 2019 to April 2021, she served as Managing Director at West, a venture studio. From January 2021 to December 2021, she served as Co-Founder and Chief Marketing Officer of COR, a digital health technology company. Ms. Patterson has also served as CMO-in-Residence at Columbia Startup Lab since August 2020 and as Founding Partner of New Math since December 2024. She holds a B.S. in

Marketing, Management and Organizational Behavior from New York University and an M.B.A. from Columbia Business School. Ms. Tarver Patterson is not an executive officer pursuant to Item 401 of Regulation S-K.
Directors
Blake E. Janover — Director (Class I)
Mr. Janover has served as a director of Deep Fission since December 19, 2025. He serves as Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating & Governance Committee. He is the Founder, Chief Executive Officer and Chairman of the board of directors of J2 Labs Inc., since 2025. He has also served as a member of the board of directors of DeFi Development Corporation, a digital asset treasury company whose predecessor, Janover Inc., a commercial real estate and financial technology company, he founded in 2018 and led as Founder, Chief Executive Officer, President and Chairman of the board of directors through its initial public offering on the Nasdaq Capital Market in July 2023. Mr. Janover previously served as a member of the board of directors of Soulpower Acquisition Corporation from April 2025 to April 2026, where he served as Chair of its nominating and governance committee and as a member of its audit committee. Mr. Janover has over 20 years of experience in capital formation across public and private markets and has served as a principal in multiple public reporting companies. He has founded and operated multiple businesses. Mr. Janover completed the Owner/President Management Program at Harvard Business School and is a member of the Young Presidents’ Organization (YPO). He is a NATSEC Fellow of the National War College Alumni Association. We believe that Mr. Janover is qualified to serve as a director based on his experience founding and leading a Nasdaq-listed company through its initial public offering, his experience in capital formation across multiple industries, his public company governance experience, and his entrepreneurial leadership.
Leslie Goldman Tepper — Director (Class I)
Ms. Goldman Tepper has served as a director of Deep Fission since November 7, 2025. She serves as Chair of the Nominating and Governance Committee and as a member of the Audit and Compensation Committees. Ms. Goldman Tepper founded and was a General Partner of The Artemis Fund, focused on early-stage, women-led companies, from 2019 to 2024. Since 2022, Ms. Goldman Tepper has served on the board of Deep Isolation where she is Lead Independent Director, Chair of the Compensation Committee and a member of the Nominating and Governance Committee and Audit Committee. Since September 2019, she has been Managing Member of her family office. In April 2025, she was elected to Titan Acquisition (TACH) Corp.’s board as a member of its compensation and audit committees. She brings extensive experience in funding and scaling private companies, has served on the board of multiple growth stage companies, and has been a frequent speaker for the National Association of Corporate Directors (NACD) while serving as a board member for its Texas and Utah Chapters. Her legal background includes serving as General Counsel for Fisher HealthCare and in-house for Waste Management after private practice in AmLaw 100 firms. Ms. Goldman Tepper holds degrees from Yale University, the University of New South Wales, and Fordham University School of Law. We believe that Ms. Goldman Tepper is qualified to serve on our board due to her prior board experience, significant experience investing in and scaling early-stage companies and in management and corporate governance.
Jonathon Angell — Director (Class II)
Mr. Angell has served as a director of Deep Fission since November 7, 2025. He has served as the Chief Executive Officer of Angell Investments since 2016 and has previously served as Deep Fission’s Chief Financial Officer from July 2023 to August 2024, where he helped shape its financial structure and led its largest acquisition, and as a Strategic Advisor to Deep Fission from August 2024 to November 2025. He also serves as a director and audit committee chair of Deep Isolation. Mr. Angell has more than 20 years of experience advising companies ranging from startups to Fortune 500 enterprises and has worked on corporate strategy initiatives for companies including Hitachi, Toyota, General Motors, Philips, Merrill Lynch, and Ubisoft. He is a Certified Public Accountant, Certified Financial Manager, Certified Information Systems Auditor, and Certified Management Accountant. He holds a B.A. from Whitman College and an M.B.A. from Heriot-Watt University. We believe Mr. Angell is qualified to serve as a director because of his financial expertise, prior executive experience with the Company, strategic advisory background, and extensive audit committee and board leadership experience.
Thomas S. Glanville — Director (Class II)
Mr. Glanville has served as a director of Deep Fission since December 19, 2025. He serves as Chair of the Audit Committee and as a member of the Compensation Committee. He is the managing partner of Eschelon Advisors, LP, and its affiliates, providing energy and private equity investment and advisory services, a position he has held for more than five years. Mr. Glanville currently serves on the boards of directors of Crescent Pass Energy Holdings, L.L.C. and Strand Energy, L.L.C., both privately held oil and gas exploration and production companies, and since 2015 has served as a Director and Audit Committee Chair of MIND Technology, Inc., a publicly traded provider of innovative technology to the global marine industry. Mr. Glanville is also an Advisory Director of Buzz Solutions, Inc., an AI inspection and monitoring software provider to electric utilities. Previously, Mr. Glanville served from 2001 to 2022 as a director of Itron, Inc., a publicly traded technology and services company dedicated to the efficient use of energy and water, where he served as Chair of the Audit/Finance Committee and as a member of the Compensation and Corporate Governance Committees. Earlier in his career, he served as Vice President of Technology and New Ventures for Reliant Energy, Inc. and its affiliate, Reliant Resources, Inc. Mr. Glanville also served as Chairman of the Texas Tri-Cities branch (Houston, Austin, and San Antonio) of the National Association of Corporate Directors from 2011 to 2016. He holds a Master of Science degree in Mineral Economics from the Colorado School of Mines and a Bachelor of Arts degree in Economics from the University of Virginia. We believe Mr. Glanville is qualified to serve as a director due to his extensive experience in energy and infrastructure, his financial and audit committee expertise, and his long tenure serving on the board of a public company.
Corporate Governance
Board Composition
As of the date of this prospectus, our board of directors consists of five members: Elizabeth A. Muller (Chair), Leslie Goldman Tepper, Jonathon Angell, Blake E. Janover, and Thomas S. Glanville.
Richard A. Muller resigned from the board of directors on November 7, 2025 and now serves exclusively as our Chief Technology Officer.
Classified Board of Directors
We have a classified board of directors divided into three staggered classes — Class I, Class II, and Class III — with each class serving a three-year term. One class of directors is elected at each annual meeting of stockholders.
Our directors are currently assigned to the following classes:
•
Class I:   Leslie Goldman Tepper and Blake E. Janover, whose terms expire at the 2026 annual meeting of stockholders.

•
Class II:   Jonathon Angell and Thomas S. Glanville, whose terms expire at the 2027 annual meeting of stockholders.

•
Class III:   Elizabeth A. Muller, whose term expires at the 2028 annual meeting of stockholders.

Each director serves until the election and qualification of their successor or until earlier death, resignation, disqualification, or removal. Under our amended and restated certificate of incorporation and amended and restated bylaws, only the board of directors may fill vacancies on the board of directors, subject to the rights of any preferred stockholders. Any increase or decrease in the number of directors will be apportioned among the classes to maintain a balanced structure as nearly as possible.
The classified board of directors structure may delay or prevent a change in control of Deep Fission.

Family Relationships
Elizabeth A. Muller, our President and Chief Executive Officer and Chair of the board of directors, is the daughter of Richard A. Muller, our Chief Technology Officer.
There are no other family relationships among our directors or executive officers.
Committees of the Board of Directors
The board of directors has established the following standing committees:
Audit Committee
•
Chair:   Thomas S. Glanville

•
Members:   Leslie Goldman Tepper and Blake E. Janover

The responsibilities of the Audit Committee include overseeing (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal audit function; (v) the Company’s system of internal control over financial reporting and disclosure controls and procedures; and (vi) the Company’s risk management processes that could materially impact the Company’s financial statements, internal controls or disclosure obligations.
The board of directors has determined that Thomas S. Glanville and Blake E. Janover are each an “audit committee financial expert” as defined under the rules of the SEC. In addition, the board of directors has determined that each of the members of the Audit Committee is independent under Rule 10A-3 under the Exchange Act.
Nominating & Governance Committee
•
Chair:   Leslie Goldman Tepper

•
Member:   Blake E. Janover

The responsibilities of the Nominating & Governance Committee include (i) identifying, evaluating, recruiting, and recommending to the board of directors for consideration and approval of individuals qualified to be members of the board of directors; (ii) developing and recommending to the board of directors a set of corporate governance principles applicable to the Company; and (iii) overseeing matters of corporate governance matters relevant to the Company.
Compensation Committee
•
Chair:   Blake E. Janover

•
Member:   Leslie Goldman Tepper and Thomas S. Glanville

The responsibilities of the Compensation Committee include (i) overseeing determination of executive compensation and reviewing and making recommendations to the board of directors with respect to major compensation plans, policies, and programs of the Company; (ii) approving and evaluating all compensation plans, policies, and programs of the Company as they affect the compensation of the Company’s executive officers; and (iii) overseeing the Company’s management of human capital.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company and a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer and principal accounting officer.

Director Independence
Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by our board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing standards.
Our board of directors has undertaken a review of the independence of each of our directors and director nominees. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each member of our board of directors, other than Ms. Muller and Mr. Angell, qualifies as “independent” as defined under the applicable Nasdaq and SEC rules.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Ms. Muller is not independent due to her role as President and Chief Executive Officer. Mr. Angell is not independent due to his prior service as an officer of the Company.

EXECUTIVE AND DIRECTOR COMPENSATION
This section describes the compensation of our named executive officers and non-employee directors for the fiscal year ended December 31, 2025. The discussion below includes compensation arrangements of Legacy Deep Fission prior to the consummation of the Merger with Surfside and compensation arrangements of Deep Fission following the Merger, to the extent applicable, as well as compensation arrangements of Surfside prior to the consummation of the Merger.
For purposes of this disclosure, references to “named executive officers” are to those individuals who served as executive officers during the fiscal year ended December 31, 2025 and whose compensation is required to be disclosed pursuant to Item 402 of Regulation S-K.
Director Compensation
In connection with the closing of the Merger on September 5, 2025, the composition of our board of directors was reconstituted. Ian Jacobs and Mark Tompkins served as our sole directors prior to the closing of the Merger and resigned from our board of directors effective upon such closing. Messrs. Jacobs and Tompkins did not receive any compensation for their service on our board of directors.
Effective as of September 5, 2025, Elizabeth A. Muller and Richard A. Muller were appointed to our board of directors, although Dr. Muller resigned from the board of directors on November 7, 2025 to focus on his continuing responsibilities as our Chief Technology Officer. Jonathon Angell and Leslie Goldman Tepper were appointed to our board of directors on November 7, 2025, and Thomas S. Glanville and Blake E. Janover were appointed to our board of directors on December 19, 2025.
Ms. Muller is employed as our Chief Executive Officer and President and receives no compensation for her service as a director and chair of the board of directors. The compensation received by Ms. Muller as an employee is shown under “Executive Compensation — Summary Compensation Table.” Dr. Muller and Mr. Jacobs each also served as executive officers during the fiscal year ended December 31, 2025 (and Dr. Muller continues to serve as our Chief Technology Officer), and their compensation is also shown under “Executive Compensation — Summary Compensation Table.”
On November 7, 2025, the board of directors adopted a Non-Employee Director Compensation Policy. Under this policy, non-employee directors receive cash and equity compensation for their service. Annual cash retainers are paid for board of directors service and for service on a committee and are paid quarterly in arrears.
The fees paid to our non-employee directors for service on the board of directors and for service on each committee of the board of directors of which the non-employee director is a chair are as follows:
Annual Board Member Service Retainer
All non-employee directors: $67,500
Annual Committee Chair Service Retainer
Chair of the audit committee: $10,000
Chair of the compensation committee: $9,500
Chair of the nominating and corporate governance committee: $9,500
Equity compensation for non-employee directors is provided in the form of restricted stock units (“RSUs”) granted under the 2025 Equity Plan. Each RSU represents the right to receive one share of the Company’s common stock upon vesting. The Non-Employee Director Compensation Policy delegates to the nominating and corporate governance committee approval of the terms of the RSU grants, and the nominating and corporate governance committee determined to provide that all RSU awards made to non-employee directors permit the holder to defer receipt of the underlying shares following vesting until the earlier of (i) a Change in Control (as defined in the 2025 Equity Plan) and (ii) the director’s separation from service. Delivery of any deferred shares will be made in accordance with the 2025 Equity Plan and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Under the Non-Employee Director Compensation Policy, each non-employee director who joined the board of directors on or before December 31, 2025 was entitled to receive an RSU award covering 100,000 shares of the Company’s common stock (an “Early Director Award”) upon his or her election to the board of directors. On November 7, 2025, the compensation committee approved an Early Director Award to each of Ms. Goldman Tepper and Mr. Angell. On December 19, 2025, the compensation committee approved an Early Director Award to each of Messrs. Glanville and Janover. Each Early Director Award vests in full on the six-month anniversary of the grant date, subject to continued service, or earlier upon the occurrence of a Change in Control (as defined in the 2025 Equity Plan).
Although the Early Director Awards described above were approved by the compensation committee in fiscal year 2025, because the vesting terms for these awards were not finalized until fiscal year 2026, the awards were not considered granted for purposes of ASC 718, Compensation — Stock Compensation, until March 31, 2026. As a result, in accordance with SEC rules, no value appears in the 2025 Non-Employee Director Compensation Table for such awards, and the awards will instead be reflected in the Company’s 2026 Non-Employee Director Compensation Table.
Under the Non-Employee Director Compensation Policy, each non-employee director who joins the board of directors after December 31, 2025 will receive an initial RSU award having a grant-date fair value of $130,000, which vests in full on the earlier of the one-year anniversary of the grant date and the occurrence of a Change in Control. Beginning with the 2026 annual meeting of stockholders, each non-employee director who continues to serve on the board of directors following the annual meeting will receive an annual RSU award having a grant-date fair value of $130,000, which vests in full on the earlier of the first anniversary of the grant date and the occurrence of a Change in Control.
All RSU awards are granted pursuant to the terms of the 2025 Equity Plan and the Company’s standard form of award agreement, and are subject to the deferred delivery election described above. The Company also reimburses non-employee directors for reasonable expenses incurred in connection with their service.
2025 Nonemployee Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jonathon Angell(2)	$19,250	$—	$49,500(3)	$68,750
Leslie Goldman Tepper	$19,250	$—	$—	$19,250
Thomas Glanville	$19,375	$—	$—	$19,375
Blake Janover	$16,875	$—	$—	$16,875
Mark Tompkins(4)	$—	$—	$—	$—

(1)
As described above, although the compensation committee approved RSU awards for four of the directors in fiscal year 2025, the awards were not considered granted for purposes of ASC 718, Compensation — Stock Compensation, until fiscal year 2026. As a result, such awards are not included in this 2025 Non-Employee Director Compensation Table.

(2)
Mr. Angell served as Chair of the Compensation Committee and as a member of the Nominating & Governance Committee during the fiscal year ended December 31, 2025. Mr. Angell resigned as Chair and a member of the Compensation Committee on April 3, 2026 and as a member of the Nominating & Governance Committee on April 20, 2026.

(3)
Prior to his appointment to the board of directors, Mr. Angell provided consulting services to the Company and received a monthly retainer in connection with those services. The consulting relationship terminated upon his appointment to the board of directors, and no consulting fees were paid to Mr. Angell following his commencement of service as a director.

(4)
Mr. Tompkins resigned as a member of the board of directors upon the closing of the Merger on September 5, 2025.

The table below shows the aggregate number of unvested stock awards held as of December 31, 2025 by each non-employee director. This table does not reflect the Early Director Awards approved by the compensation committee to each of Messrs. Angell, Glanville and Janover and Ms. Goldman Tepper in fiscal year 2025 pursuant to the Company’s Non-Employee Director Compensation Policy, which were not considered granted for purposes of ASC 718, Compensation — Stock Compensation, until fiscal year 2026.
Name	Stock Awards Outstanding
Jonathon Angell	—
Leslie Goldman Tepper	—
Thomas Glanville	—
Blake Janover	—
Mark Tompkins	—
Executive Compensation
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to such companies, which allows us to provide reduced compensation disclosure. This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “— 2025 Summary Compensation Table” below. In 2025, the “named executive officers” and their positions with the Company were as follows:
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Elizabeth Muller: President and Chief Executive Officer

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Richard A. Muller, Ph.D.: Chief Technology Officer

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Michael Brasel: Chief Operating Officer

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Malcolm Thompson: Former Chief Operating Officer, Legacy Deep Fission

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Ian Jacobs: Former Chief Executive Officer, Surfside

Summary Compensation Table
The following table sets forth information concerning the compensation earned by or paid to our named executive officers for the fiscal years ended December 31, 2025 and December 31, 2024.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Elizabeth Muller President and Chief Executive Officer	2025	404,261	60,000	3,956,047	2,661,901	34,008(4)	7,116,217
	2024	279,000	80,000	1,144,924	—	8,533(4)	1,512,457
Richard Muller, Ph.D. Chief Technology Officer	2025	300,000	90,000	—	1,308,466	—	1,698,466
	2024	300,000	160,000	—	—	—	460,000
Michael Brasel Chief Operating Officer(2)	2025	242,898	72,500	90,418	269,990	30,322(4)	706,128

Malcolm Thompson(3) Former Chief Operating Officer, Legacy Deep Fission	2025	160,417	—	3,440,304	—	62,500(5)	3,663,221
	2024	38,942	50,000	23,271	—	2,667(4)	114,880
Ian Jacobs(6) Former Chief Executive Officer, Surfside	2025	—	—	—	—	—	—
	2024	—	—	—	—	—	—

(1)
The amounts reported in this column represent the aggregate grant-date fair value of equity awards granted during the applicable year, including stock options, RSUs and stock awards, computed in accordance with ASC Topic 718 for stock-based compensation transactions. The assumptions used in calculating the grant date fair value of the stock options, RSUs and stock awards are set forth in Note 8 of the Company’s financial statements for the year ended December 31, 2025. This calculation does not give effect to any estimate of forfeitures related to service-based vesting and assumes that the named executive officer will perform the requisite service for the award to vest in full.
(2)
Mr. Brasel commenced employment as Deep Fission’s Chief Operating Officer on October 6, 2025, having previously served as the Company’s Vice President of Nuclear Programs.

(3)
Mr. Thompson ceased employment with Legacy Deep Fission on August 20, 2025.

(4)
Consists of 401k employer-match benefits.

(5)
Consists of a lump sum cash severance payment of $62,500. Please see the section below titled “Separation Agreement” for further information.

(6)
Mr. Jacobs served as the Chief Executive Officer, Chief Financial Officer and Secretary of Surfside. Mr. Jacobs resigned from all such positions upon the closing of the Merger on September 5, 2025. Mr. Jacobs did not receive any compensation for serving as an executive officer of Surfside.

Base Salaries
During the fiscal year ended December 31, 2025, the base salaries of our named executive officers were determined by our board of directors (and, following its formation, our compensation committee) based on each executive’s role, responsibilities, experience and performance.
During the fiscal year ended December 31, 2025, Ms. Muller’s annual base salary was increased from $400,000 to $475,000, effective December 9, 2025. The increase was approved by the compensation committee following a review of market compensation data, taking into account Ms. Muller’s role, responsibilities and performance as Chief Executive Officer.
Mr. Brasel was promoted to the position of Chief Operating Officer on October 6, 2025. Prior to this date, Mr. Brasel served as the Company’s Vice President of Nuclear Programs, and his base salary reflected in the Summary Compensation Table reflects the aggregate salary he actually received in the fiscal year ended December 31, 2025 for his service in both roles. Mr. Thompson ceased employment during the fiscal year ended December 31, 2025 and his base salary reflected in the Summary Compensation Table reflects the actual salary he received for service through his date of termination.
Annual Bonuses
Annual cash bonuses are determined by our compensation committee, and, prior to such committee’s formation, our board of directors. Annual cash bonuses are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance and bonus outcomes are determined based on an overall assessment of Company performance, the executive’s performance and contributions, and other relevant factors. After evaluating the foregoing factors, the compensation committee determined to pay discretionary cash bonuses to Ms. Muller, Dr. Muller and Mr. Brasel for fiscal year 2025 of $60,000, $90,000 and $72,500, respectively.
Equity Awards
We use equity compensation to align the interests of our employees, including our executive officers, with those of our stockholders and to promote long-term retention. Equity awards are approved by our board of directors or, following its formation, our compensation committee.
Prior to the closing of the Merger, Legacy Deep Fission granted stock options to Ms. Muller and Dr. Muller representing 811,699 and 649,363 shares of Legacy Deep Fission common stock, respectively (on an as-converted basis), pursuant to its pre-Merger 2025 Equity Incentive Plan (the “Pre-Merger 2025 Equity Plan”). The stock options granted to Ms. Muller and Dr. Muller have an exercise price of $3.00 per share and vest over a four-year vesting schedule, with 25% of the shares vesting on June 1, 2025 and the remaining shares vesting in equal monthly installments over the following 36 months, subject to the executive’s continued service through each vesting date. No additional awards will be granted under the Pre-Merger 2025 Equity Plan.

Following the Merger, the Company granted equity awards to certain of its named executive officers in the form of stock options and RSUs pursuant to the 2025 Equity Plan. Stock options are granted with an exercise price per share no less than the fair market value of the Company’s common stock on the date of grant. Equity awards generally vest over multi-year periods and may be subject to accelerated vesting upon certain termination of employment or change in control events. Following the closing of the Merger, Ms. Muller received a grant of 183,150 stock options and 549,451 RSUs, each vesting 25% on the first anniversary of the date of grant (December 9, 2025) and with the remaining 75% subject to a monthly vesting schedule over the subsequent three-year period. Ms. Muller also received a grant of 6,000 stock options vesting 25% on the first anniversary of the date of grant (December 9, 2025) and with the remaining 75% subject to a monthly vesting schedule over the subsequent three-year period. Mr. Brasel received a grant of 70,000 stock options, 25% of which vests on October 6, 2026 and with the remaining 75% subject to a monthly vesting schedule over the subsequent three-year period. Mr. Brasel also received a grant of 51,964 restricted share awards (“RSAs”) (on an as-converted basis), 25% of which vested on December 9, 2025 with the remaining 75% subject to a monthly vesting schedule over the subsequent three-year period. As described below under “Separation Agreement” Mr. Thompson also received an award of 72,753 fully vested shares of Legacy Deep Fission common stock in connection with his termination of employment.
Prior to the Merger, Legacy Deep Fission was not a public company and Surfside did not grant equity awards, so we did not have any policy or practice regarding the timing of awards of stock options in relation to the disclosure of material nonpublic information. Following the Merger, the Company has begun implementing public company governance practices relating to the administration and timing of equity awards. In connection with future equity grants, our board of directors or the applicable committee intends to consider the timing of material disclosures and whether the Company is in possession of material nonpublic information at the time of grant approval. Although we granted stock options to Mr. Brasel on November 7, 2025, which was one business day after and within four business days prior to the filing of current reports on Form 8-K, we are unable to determine the impact of such reports on the price of our common stock because our shares are not publicly listed and therefore there is no readily ascertainable value of our common stock. However, we do not consider the information disclosed in such reports as likely to have had a material impact on the price of our common stock.
Benefits
During the fiscal year ended December 31, 2025, we provided benefits to our named executive officers on the same basis as our other employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. Our named executive officers are also eligible to participate in our 401(k) plan.
Other than director and officer insurance coverage that we maintain for our directors and officers, the Company does not provide material executive-specific health and welfare benefits or perquisites. We also do not provide employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified defined contribution plans.
Clawback Policy
In connection with our application to list our shares of our common stock on Nasdaq, in May 2026 we adopted a clawback policy that meets the requirements of the final Dodd-Frank Wall Street Reform and Consumer Protection Act rules and Nasdaq listing standards. Our clawback policy requires recoupment of excess compensation paid to our executive officers if amounts are based on financial metrics that are revised in connection with an accounting restatement, without regard to any fault or misconduct.
Executive Compensation Arrangements
Each of the Company’s current named executive officers is an at-will employee, although we have provided Ms. Muller and Mr. Brasel with offer letters reflecting the key terms of their employment with us. The key terms of employment of each named executive officer, as in effect on December 31, 2025, are described below.

Chief Executive Officer — Elizabeth A. Muller
Ms. Muller’s employment is governed by an offer letter, effective December 9, 2025, pursuant to which she serves as the Company’s Chair, President, and Chief Executive Officer on an at-will basis. Ms. Muller receives an annual base salary of $475,000 and is eligible to receive an annual performance-based cash bonus with a target opportunity equal to 50% of her base salary.
In addition, Ms. Muller was granted equity awards consisting of (i) an option to purchase 183,150 shares of the Company’s common stock and (ii) 549,451 RSUs, each of which vests monthly over a four-year period, subject to a one-year cliff and Ms. Muller’s continued service to the Company. The offer letter also provides that Ms. Muller is eligible to participate in the Company’s Executive Severance and Change in Control Policy, as described below. The terms of the offer letter were approved by the Company’s compensation committee.
Ms. Muller participates in the Company’s employee benefit programs on the same basis as other senior executives and is subject to the Company’s Proprietary Information & Intellectual Property Agreement.
Chief Technology Officer — Richard A. Muller
Dr. Muller serves as the Company’s Chief Technology Officer on an at-will basis. The Company has not entered into a written offer letter or employment agreement with Dr. Muller. He receives an annual base salary of $300,000 and is eligible for an annual performance-based cash bonus with a target opportunity equal to 30% of his base salary. His compensation, including any future adjustments or equity awards, is established from time to time by the board of directors and remains subject to approval by the compensation committee.
Dr. Muller participates in the Company’s employee benefit programs on the same basis as other senior executives and is subject to the Company’s Proprietary Information & Intellectual Property Agreement.
Chief Operating Officer — Michael Brasel
Mr. Brasel’s employment is governed by an offer letter, effective November 7, 2025, pursuant to which he serves as Chief Operating Officer on an at-will basis. Mr. Brasel receives an annual base salary of $300,000, subject to periodic review, and is eligible for an annual performance-based cash bonus with a target opportunity equal to 30% of his base salary.
In connection with his appointment, Mr. Brasel was granted an option to purchase 70,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant, vesting over four years with a one-year cliff subject to Mr. Brasel’s continued service to the Company, and otherwise subject to the 2025 Equity Plan and applicable award agreement.
Mr. Brasel participates in the Company’s employee benefit programs on the same basis as other senior executives and is subject to the Company’s Proprietary Information & Intellectual Property Agreement.
Separation Agreement
In connection with his cessation of employment during the fiscal year ended December 31, 2025, Legacy Deep Fission entered into a separation agreement with Mr. Thompson on September 4, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to Mr. Thompson releasing all claims against the Company, Legacy Deep Fission agreed, among other things, to pay Mr. Thompson a lump sum cash severance payment equal to three months of his base salary, less applicable payroll deductions and withholdings, to grant Mr. Thompson 72,753 fully vested shares of Legacy Deep Fission common stock, and to accelerate the vesting of 10,000 shares of previously granted Legacy Deep Fission common stock.
Potential Payments Upon Termination or Change in Control
The compensation committee adopted an Executive Severance and Change in Control Policy effective November 7, 2025. The policy provides severance protections for executive officers who are designated by the board of directors as eligible to participate; however, as of the date of this prospectus, Ms. Muller is the only executive officer designated as eligible to participate in the policy, and no other executive officer is currently entitled to receive any benefits under the policy. Mr. Thompson’s separation was not governed by this policy.
The policy provides that, if an eligible executive’s employment is terminated by the Company without cause or the executive resigns for good reason, in each case, outside the context of a change in control of the Company, the executive would be eligible to receive severance benefits subject to the executive’s execution and non-revocation of a release of claims. These severance benefits include continued payment of base salary for six months, a pro-rated portion of the executive’s target annual bonus for the year of termination, and continued health-care coverage (or a cash equivalent) for up to six months. Unvested time-based equity awards would become vested with respect to the number of shares that would have vested had the executive remained employed for an additional six months, and performance-based equity awards would remain outstanding and eligible to vest in accordance with their original terms.
If an eligible executive’s employment is terminated by the Company without cause or the executive resigns for good reason, in each case, during the period beginning three months prior to a change in control and ending twelve months following the change in control, the policy provides enhanced severance benefits subject to the executive’s execution and non-revocation of a release of claims. In such circumstances, an eligible executive would receive a lump-sum payment equal to 18 months of base salary, a lump-sum payment equal to the executive’s annual target bonus, and continued health-care coverage (or a cash equivalent) for up to 18 months. Time-based equity awards would become fully vested, and performance-based equity awards would vest based on actual or target performance, as applicable under the policy and the terms of the governing award agreements.
The policy also includes a “best-net” cutback provision under Section 280G of the Code, pursuant to which parachute payments will be reduced only if doing so would result in a greater after-tax benefit to the executive. No tax gross-ups are provided.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025, including unexercised stock options and unvested RSUs.
Mr. Jacobs resigned as an executive officer of the Company upon the closing of the Merger on September 5, 2025, and Mr. Thompson ceased employment on August 20, 2025. Neither Mr. Jacobs nor Mr. Thompson held any outstanding equity awards as of December 31, 2025, and accordingly, they are excluded from the table below.
		Option Awards			Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(3)
Elizabeth Muller	08/29/2025(4)	304,387	507,312	$3.00	8/28/2035	—	—
	12/09/2025(5)	—	6,000	$2.73	12/08/2035	—	—
	12/09/2025(5)	—	183,150	$2.73	12/08/2035	—	—
	12/09/2025(6)	—	—	—	—	549,451	$3,956,047
Richard Muller, Ph.D.	8/29/2025(7)	311,153	338,210	$3.00	8/28/2035	—	—
Michael Brasel	07/25/2025(8)	—	—	—	—	38,973	$280,607
	11/07/2025(5)	—	70,000	$2.73	11/06/2035	—	—

(1)
Stock awards consist of RSUs granted under the 2025 Equity Plan for Ms. Muller and RSAs for Mr. Brasel.

(2)
The exercise prices in this column represent the fair market value of a share of the Company’s common stock on the date of grant, as determined by the board of directors.

(3)
The market value of unvested stock awards is calculated based on the fair market value of the Company’s common stock on December 31, 2025, as determined by the board of directors.

(4)
The stock options are subject to a four-year vesting schedule, with 25% of the options vesting on June 1, 2025 and 1/48th of the options vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(5)
The stock options are subject to a four-year vesting schedule, with 25% of the options vesting on the first anniversary of the date of grant and 1/48th of the options vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(6)
The RSUs are subject to a four-year vesting schedule, with 25% of the RSUs vesting on the first anniversary of the date of grant and 1/48th of the RSUs vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(7)
The stock options are subject to a four-year vesting schedule, with 25% of the options vesting on January 1, 2025 and 1/48th of the options vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

(8)
The RSAs are subject to a four-year vesting schedule, with 25% of the RSAs vesting on December 9, 2025 and 1/48th of the RSAs vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date.

Legacy Deep Fission’s 2025 Equity Incentive Plan (Pre-Merger) and Outstanding Awards Thereunder
Pursuant to the Merger Agreement and upon the closing of the Merger, we assumed the options issued pursuant to the Pre-Merger 2025 Equity Plan (the “Assumed Options”). The exercise price per share of each Assumed Option is equal to the exercise price of the option immediately prior to the effective time of the Merger (rounded up to the nearest whole cent). Each Assumed Option shall be subject to the terms and conditions of the Pre-Merger 2025 Equity Plan until such outstanding options are exercised or until they terminate or expire by their terms. No further awards shall be made under the Pre-Merger 2025 Equity Plan, and Deep Fission’s board or a committee thereof has succeeded to the authority and responsibility of Legacy Deep Fission’s board of directors or any committee thereof with respect to each Assumed Option.
Our 2025 Equity Incentive Plan (Post-Merger)
Pursuant to the Merger Agreement and immediately prior to the closing of the Merger, we adopted the 2025 Equity Plan, which provides for the issuance of incentive awards consisting of stock options, restricted stock awards, RSUs, stock appreciation rights, performance awards, cash awards and stock bonus awards. We have initially reserved 9,500,884 shares of the Company’s common stock for future issuances of incentive awards under the 2025 Equity Plan at the discretion of our board of directors to officers, employees, consultants and directors. The number of shares reserved for issuance under our 2025 Equity Plan will increase automatically on January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027 and continuing through and including January 1, 2035, in an amount equal to the lesser of (i) 5% of the shares of Common Stock outstanding on the last day of the immediately preceding calendar year, and (ii) such lesser amount as determined by the board of directors in its discretion.
Our 2025 Employee Stock Purchase Plan
Pursuant to the Merger and immediately prior to the closing of the Merger, we adopted our 2025 Employee Stock Purchase Plan (the “2025 ESPP”), which allows for eligible U.S. employees to purchase our common shares in a manner that may qualify for favorable tax treatment under Section 423 of the Code. The 2025 ESPP will also permit the grant of purchase rights that do not qualify for such favorable tax treatment in order to allow deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws. We have initially reserved 1,000,000 shares of common stock for issuance under the 2025 ESPP. Shares issuable under the 2025 ESPP may be shares of authorized but unissued or reacquired common stock, including shares purchased by the Company on the open market. The number of shares of our common stock reserved for issuance under the 2025 ESPP will increase automatically on January 1 of each calendar year for a period of up to nine years, beginning on January 1, 2027 and continuing through and including January 1, 2035, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding calendar year, (ii) 2,000,000 shares and (iii) such lesser amount as determined by the board of directors in its discretion. As of the date hereof, no shares of our common stock have been purchased under the 2025 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below is a description of transactions since January 1, 2024 to which we, Legacy Deep Fission, and Surfside were a party or will be a party, in which:
•
The amounts involved exceeded or will exceed $120,000; and

•
Any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been transactions to which we, Legacy Deep Fission or Surfside have been a party other than compensation arrangements, which are described under “Executive Compensation”.
Legacy Deep Fission
Simple Agreement for Future Equity
In January 2024, Legacy Deep Fission issued to 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. SAFE Notes of $493,000 and $7,000, respectively. In May 2024, Legacy Deep Fission issued to 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. SAFE Notes of $986,000 and $14,000, respectively. In connection with the Merger, 8VC Fund V, L.P.’s and 8VC Entrepreneurs Fund V, L.P.’s SAFE Notes converted into 4,601,314 and 65,319 shares of common stock, respectively. As a result, 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P. collectively hold 8.30% of our common stock as of March 31, 2026.
Deep Fission
Pre-Merger Indemnification Agreements
On the Merger Closing Date, we entered into indemnification agreements with our former executive officers and directors, pursuant to which we agreed to indemnify such former executive officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.
2025 Registration Rights Agreement
In connection with the Merger and the closing of the 2025 Private Placement, we entered into a registration rights agreement (the “2025 Registration Rights Agreement”) with each of the persons or entities who have purchased and/or are holding Registrable Shares (as defined below), as applicable, including Elizabeth Muller, President and Chief Executive Officer of the Company, Richard Muller, Chief Technology Officer of the Company, Michael Brasel, Chief Operating Officer of the Company, Mark Peres, Chief Nuclear Officer of the Company, William (Mark) Schmitz, Chief Financial Officer of the Company, Jonathon Angell, a director of the Company, Leslie Goldman Tepper, a director of the Company, Mark Tompkins, former director of Surfside and 5% or greater holder of our Company, Ian Jacobs, former director of Surfside, Malcolm Thompson, former Chief Operating Officer, 8VC Fund V, L.P and 8VC Entrepreneurs Fund V, L.P., collectively a 5% or greater holder of our Company, and EE Holdings Limited, a 5% or greater holder of our Company, pursuant to which we have agreed that promptly, but no later than 45 calendar days after the date of filing the Current Report on Form 8-K relating to the closing of the Merger, we will file, subject to customary exceptions, a registration statement, and cause such registration statement to become effective and remain effective, current and up-to-date for the applicable time period, with the SEC, covering sale, transfer or disposition of (i) the shares of our common stock issued in the 2025 Private Placement; (ii) the shares of our common stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the 2025 Private Placement; (iii) the shares of our common stock issued in exchange for all of the equity securities of Legacy Deep Fission that were outstanding immediately prior to the Closing; (iv) the Retained Pre-Merger Shares; and (v) the Advisor Shares ((i)-(v) collectively, the “2025 Registrable Shares”), subject to the prior receipt by the Company of the selling stockholder information regarding the holders of the 2025 Registrable Shares required to be included in the registration statement under applicable SEC rules and regulations.
2026 Registration Rights Agreement
In connection with the closing of the 2026 Private Placement, we entered into a registration rights agreement (the “2026 Registration Rights Agreement”) with each of the persons or entities who have purchased and/or are holding 2026 Registrable Shares (as defined below), as applicable, including Mark Tompkins, former director of Surfside and 5% or greater holder of our Company, Ian Jacobs, former director of Surfside, and EE Holdings Limited, a 5% or greater holder of our Company, pursuant to which we have agreed that promptly, but no later than 30 calendar days after the date of closing of the 2026 Private Placement, we will file, subject to customary exceptions, a registration statement, and cause such registration statement to become effective and remain effective, current and up-to-date for the applicable time period, with the SEC, covering sale, transfer or disposition of the shares of our common stock issued in the 2026 Private Placement and the shares of our common stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the 2026 Private Placement (collectively, the “2026 Registrable Shares”), subject to the prior receipt by the Company of the selling stockholder information regarding the holders of the 2026 Registrable Shares required to be included in the registration statement under applicable SEC rules and regulations.
Post-Merger Indemnification Agreements
On the Merger Closing Date, we entered into indemnification agreements with each of our current directors and executive officers. The indemnification agreements, together with our amended and restated certificate of incorporation and our amended and restated bylaws, require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware General Corporation Law. Subject to very limited exceptions, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.
Lock-Up Agreements
In connection with the execution of the Merger Agreement, certain Legacy Deep Fission stockholders entered into lockup agreements with us, the form of which is filed as an exhibit to this Registration Statement, including Elizabeth Muller, President and Chief Executive Officer of the Company, Richard Muller, Chief Technology Officer of the Company, Michael Brasel, Chief Operating Officer of the Company, Mark Peres, Chief Nuclear Officer of the Company, William (Mark) Schmitz, Chief Financial Officer of the Company, Jonathon Angell, a director of the Company, and 8VC Fund V, L.P. and 8VC Entrepreneurs Fund V, L.P, collectively a 5% or greater holder of our Company, pursuant to which such stockholders agreed, subject to certain customary exceptions, to not transfer any shares of common stock held by them prior to the date that is the earliest of (x) six months following the listing of the Company’s common stock on a national securities exchange, and (y) the date following the Merger Closing Date on which the Company consummates a liquidation, merger, tender offer, or similar transaction resulting in all of its stockholders having the right to exchange their shares of common stock for cash, securities, or other property.
Participation in the 2025 Private Placement
On September 5, 2025, we and certain accredited and institutional investors entered into the Subscription Agreements pursuant to, and on the terms and subject to the conditions of which, such investors collectively subscribed for and agreed to purchase in the 2025 Private Placement an aggregate of 10,000,000 shares of common stock at a purchase price of $3.00 per share, resulting in an aggregate purchase price of $30,000,000.
Mark Tompkins, former director of Surfside and 5% or greater holder of our Company, subscribed to purchase 1,083,333 shares of common stock in the 2025 Private Placement for an aggregate purchase price of $3,250,000. Ian Jacobs, former director of Surfside, subscribed to purchase 50,000 shares of common stock in the 2025 Private Placement for an aggregate purchase price of $150,000. In addition, EE Holdings Limited, a 5% or greater holder of our Company, subscribed to purchase 2,866,667 shares of common stock in the 2025 Private Placement for an aggregate purchase price of $8,600,000.

Participation in the 2026 Private Placement
On February 5, 2026, we and certain accredited and institutional investors entered into subscription agreements that pursuant to, and on the terms and subject to the conditions of which, such investors collectively subscribed for and agreed to purchase an aggregate of 5,333,333 shares of common stock at a purchase price of $15.00 per share, resulting in an aggregate purchase price of $80,000,000.
Mark Tompkins, former director of Surfside and 5% or greater holder of our Company, subscribed to purchase 200,000 shares of common stock in the 2026 Private Placement for an aggregate purchase price of $3,000,000. Ian Jacobs, a former director of Surfside, subscribed to purchase 10,000 shares of common stock in the 2026 Private Placement for an aggregate purchase price of $150,000. In addition, EE Holdings Limited, a 5% or greater holder of our Company, subscribed to purchase 200,000 shares of common stock in the 2026 Private Placement for an aggregate purchase price of $3,000,000.
Related Party Transactions Policy
We have adopted a written Related Person Transaction Policy to ensure that transactions between the Company and any related person are identified, reviewed, and approved or ratified in accordance with applicable securities laws, including Item 404 of Regulation S-K.
Under this policy, a “Related Person” includes any of our directors, director nominees, executive officers, beneficial owners of more than 5% of any class of our voting securities, their immediate family members, and any entity in which any such person has a direct or indirect material interest or controls 10% or more of the entity.
A “Related Person Transaction” is any transaction, arrangement, or relationship in which the Company is or will be a participant, the amount involved exceeds $40,000, and a Related Person has or will have a direct or indirect material interest. As a smaller reporting company, we use a $40,000 threshold because it reflects the “lesser of” standard under Item 404(d) of Regulation S-K, which for the Company is approximately 1% of the average total assets for the last two completed fiscal years.
The policy excludes transactions involving compensation approved by the board of directors or its committees, transactions broadly available to employees on similar terms, and situations where a Related Person’s interest arises solely from service as a director of another entity transacting with the Company.
Each director and executive officer must complete an annual questionnaire to assist in identifying potential Related Person Transactions, and all Related Persons are required to promptly notify the Company of any proposed transaction that may require review.
Before we enter into any Related Person Transaction, the related person (or an appropriate officer) must provide the Audit Committee with information regarding the proposed transaction, including its terms, purpose, and business rationale. The Audit Committee reviews each proposed transaction and considers, among other factors, whether the terms are fair to the Company, whether they are comparable to those available with unrelated third parties, the business purpose of the transaction, the materiality of the Related Person’s interest, the overall benefit to the Company, and whether the transaction could impair the independence of any director.
A Related Person Transaction will be approved only if the Audit Committee determines that it is fair to the Company and in the best interests of our stockholders. If the Company inadvertently enters into a Related Person Transaction without prior approval, the transaction must be submitted to the Audit Committee for prompt review and determination whether to ratify, amend, or terminate the arrangement.
All Related Person Transactions approved in accordance with this policy will be disclosed as required under Item 404 of Regulation S-K. The Audit Committee administers the policy and may adopt additional procedures or engage advisors as necessary.
Director Independence
Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors, as affirmatively determined by our board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing standards.
Our board of directors has undertaken a review of the independence of each of our directors and director nominees. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each member of our board of directors, other than Ms. Muller and Mr. Angell, qualifies as “independent” as defined under the applicable Nasdaq and SEC rules.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Ms. Muller is not independent due to her role as President and Chief Executive Officer. Mr. Angell is not independent due to his prior service as an officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2026 by:
•
each of our named executive officers;

•
each of our directors;

•
all of our current directors and executive officers as a group; and

•
each person, or group of affiliated persons, who beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership of our common stock before this offering gives effect to the SAFE Notes Settlement, the Expected RSU Settlement and the Expected Option and Warrant Exercise and the assumptions described in “The Offering.” Applicable percentage ownership of our common stock after this offering is based on 60,333,311 shares of our common stock offered pursuant to this prospectus, and assuming no exercise of the underwriters’ option to purchase additional shares of our common stock from us to cover over-allotments.
In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that such person has the right to acquire within 60 days of May 31, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 2001 Addison St., Suite 300, Berkeley, California 94704.
The information below is illustrative only and our actual ownership information following this offering will be based on, among other things, the actual public offering price and other terms of this offering determined at pricing, as well as the actual amount of options and warrants exercised in connection with this offering and whether they are exercised by means of net settlement or cash exercise. In addition, the following table does not reflect any shares of our common stock that may be purchased by our directors or executive officers in this offering.
	Shares beneficially owned prior to this offering		Shares beneficially owned after this offering (without exercise of underwriters’ option)		Shares beneficially owned after this offering (with exercise of underwriters’ option)
Name of Beneficial Owner	Shares	Percentage	Number	Percentage	Number	Percentage
5% stockholders
Entities affiliated with 8VC(1)	4,666,630	8.07%	4,666,630	7.73%	4,666,630	7.69%
Mark Tompkins	3,158,333	5.46%	3,158,333	5.23%	3,158,333	5.20%
EE Holdings Limited(2)	3,066,667	5.30%	3,066,667	5.08%	3,066,667	5.05%
Directors and named executive officers
Jonathon Angell(3)	424,517	0.73%	424,517	0.70%	424,517	0.70%
Michael Brasel(4)	51,964	0.09%	51,964	0.09%	51,964	0.09%
Thomas S. Glanville(5)	100,000	0.17%	100,000	0.17%	100,000	0.16%
Blake Janover(6)	100,000	0.17%	100,000	0.17%	100,000	0.16%
Elizabeth Muller(7)	10,677,038	18.46%	10,677,038	17.69%	10,677,038	17.58%

	Shares beneficially owned prior to this offering		Shares beneficially owned after this offering (without exercise of underwriters’ option)		Shares beneficially owned after this offering (with exercise of underwriters’ option)
Name of Beneficial Owner	Shares	Percentage	Number	Percentage	Number	Percentage
Richard Muller(8)	5,602,263	9.68%	5,602,263	9.28%	5,602,263	9.23%
Leslie Goldman Tepper(9)	233,996	0.40%	233,996	0.39%	233,996	0.39%
Directors and executive officers as a group (10 persons)	17,380,313	30.05%	17,380,313	28.81%	17,380,313	28.63%

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Consists of (i) 4,601,311 shares of common stock held by 8VC Entrepreneurs Fund V, L.P. (“8VC Entrepreneurs”) and (ii) 65,319 shares of common stock held by 8VC Fund V, L.P. (“8VC” and, together with 8VC Entrepreneurs, the “8VC Entities”). 8VC GP V, LLC (“8VC GP V”), as general partner of each of the 8VC Entities, has sole voting and dispositive power with respect to the securities held by the 8VC Entities. Joe Lonsdale, in his capacity as the managing member of 8VC GP V, has sole voting and dispositive power with respect to the shares held by the 8VC Entities. Mr. Lonsdale and 8VC GP V disclaim beneficial ownership of the shares held by the 8VC Entities. The address of the principal business and office of each of the 8VC Entities is 907 South Congress Avenue, Austin, TX 78704.

(2)
The address for EE Holdings Limited is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG.

(3)
Consists of (i) 324,517 shares of common stock owned by Mr. Angell and (ii) 100,000 shares of common stock issuable upon vesting of RSUs under the 2025 Equity Plan within 60 days of May 31, 2026.

(4)
Consists of 51,964 shares of common stock owned by Mr. Brasel.

(5)
Consists of 100,000 shares of common stock issuable with respect to RSUs that have already vested as of May 31, 2026.

(6)
Consists of 100,000 shares of common stock issuable upon vesting of RSUs under the 2025 Equity Plan within 60 days of May 31, 2026.

(7)
Consists of (i) 5,196,423 shares of common stock owned by Ms. Muller, (ii) 422,763 shares of common stock issuable upon exercise of vesting stock options with a weighted average exercise price of $2.96 within 60 days of May 31, 2026, and (iv) 5,057,852 shares of common stock held by the Muller Family Trust (the “Muller Trust”). In her capacity as trustee of the Muller Trust, Ms. Muller controls the right to vote and dispose of the shares held by the Muller Trust and accordingly, may be deemed to beneficially own the shares held by the Muller Trust. Ms. Muller expressly disclaims beneficial ownership of all securities held by the Muller Trust except to the extent of her pecuniary interest therein.

(8)
Consists of (i) 5,196,423 shares of common stock owned by Mr. Muller and (ii) 405,840 shares of common stock issuable upon exercise of vesting stock options with a weighted average exercise price of $2.96 within 60 days of May 31, 2026.

(9)
Consists of (i) 100,000 shares of common stock issuable with respect to RSUs that have already vested as of May 31, 2026 and (ii) 133,996 shares of common stock held by Bella AJT Holdings LLC (“Bella Holdings”). In her capacity as Managing Member of Bella Holdings, Ms. Goldman Tepper controls the right to vote and dispose of the shares held by Bella Holdings and accordingly may be deemed to beneficially own the shares held by Bella Holdings.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain terms of the capital stock of the Company. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our Certificate of Incorporation and our Bylaws. For a complete description, you should refer to our Certificate of Incorporation and our Bylaws and to the applicable provisions of Delaware law.
We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Dividend Rights
Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of our preferred stock, the holders of our common stock are entitled to receive dividends if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine, payable either in cash, in property or in shares of our capital stock or other securities.
Voting Rights; Classified Board
Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock).
We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors.
Subject to the rights of the holders of any one or more series of preferred stock to elect additional directors under specified circumstances, our Certificate of Incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms, until their respective successors are duly elected and qualified.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution, or winding-up, the holders of our common stock would be entitled to receive pro rata all assets remaining available for distribution to holders of such shares.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. Our board of directors may, without stockholder approval, authorize the issuance of preferred stock with priorities and voting, dividend or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.
Stock Options
The Company approved and adopted the post-Merger 2025 Equity Incentive Plan and reserved 9,500,884 shares of our common stock for future issuances of incentive awards under the post-Merger 2025 Equity Incentive Plan at the discretion of our officers, employees, consultants and directors.
Registration Rights Agreements
On September 5, 2025, Surfside completed the Merger with Legacy Deep Fission, the Merger Agreement under which a wholly owned subsidiary of Surfside merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc.
In connection with the Merger and the issuance and sale of 10,000,000 shares of our common stock in the 2025 Private Placement, we entered into the 2025 Registration Rights Agreement, pursuant to which we agreed that promptly, but no later than 45 calendar days after the date of filing the Current Report on Form 8-K relating to the closing of the 2025 Private Placement, we would file, subject to customary exceptions, a registration statement, and cause such registration statement to become effective and remain effective, current and up-to-date for a period of five years after the effective date of the registration statement or for a shorter period ending on the date on which there are no longer any 2025 Registrable Shares outstanding, with the SEC covering sale, transfer or disposition of the (i) the shares of our common stock issued in the 2025 Private Placement; (ii) the shares of our common stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the 2025 Private Placement; (iii) the shares of our common stock issued in exchange for all of the equity securities of Legacy Deep Fission that were outstanding immediately prior to the closing of the Merger; (iv) the shares of common stock retained by Surfside’s existing stockholders prior to the closing of the Merger; and (v) shares of our common stock issued to an advisor in exchange for services rendered in connection with the Merger, for so long as they are “Registrable Securities” as defined in the 2025 Registration Rights Agreement, subject to the prior receipt by the Company of the selling stockholder information regarding the holders of the 2025 Registrable Shares required to be included in the registration statement under applicable SEC rules and regulations.
In connection with the closing of the issuance and sale of an aggregate of 5,333,333 shares of common stock to certain accredited and institutional investors at a purchase price of $15.00 per share in the 2026 Private Placement, we entered into the 2026 Registration Rights Agreement pursuant to which we agreed that promptly, but no later than 30 calendar days after the date of closing of the 2026 Private Placement, we would file, subject to customary exceptions, a registration statement, and cause such registration statement to become effective and remain effective, current and up-to-date for a period of five years after the effective date of the registration statement or for a shorter period ending on the date on which there are no longer any 2026 Registrable Shares outstanding, with the SEC, covering sale, transfer or disposition of the shares of our common stock issued in the 2026 Private Placement and the shares of our common stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the 2026 Private Placement, for so long as they are “Registrable Securities” as defined in the 2026 Registration Rights Agreement, subject to the prior receipt by the Company of the selling stockholder information regarding the holders of the 2026 Registrable Shares required to be included in the registration statement under applicable SEC rules and regulations.

Anti-Takeover Provisions
Certain provisions of the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation, and our Bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.
Section 203 of the DGCL
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaw Provisions
Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in our management team, our board of directors or our governance or policy, including the following:

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Board Vacancies.   Our Bylaws and Certificate of Incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the board of directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, except as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships can only be fixed by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors, which can promote continuity of management.

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Classified Board.   Our Certificate of Incorporation and Bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Directors Removed Only for Cause.   Our Certificate of Incorporation provides, subject to the special rights of the holders of any series of preferred stock to remove directors elected by such series of preferred stock, stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

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Requirements for Amendments of Our Certificate of Incorporation and Bylaws.   Our Certificate of Incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal (or adopt provisions inconsistent with) certain provisions of our Certificate of Incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, exculpation and exclusive forum. Our board of directors is expressly authorized to adopt, amend or repeal any provisions of our Bylaws. Our Bylaws may also be amended or repealed by the affirmative vote of holders of at least sixty-six and two-thirds percent of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

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Stockholder Action; Special Meetings of Stockholders.   Our Certificate of Incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders, unless taking such action by consent in lieu of a meeting is approved by all directors of the Company then in office. As a result, holders of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Our Certificate of Incorporation and our Bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, our chief executive officer or the board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or make nominations for directors at our annual meeting of stockholders. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

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No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

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Issuance of Undesignated Preferred Stock.   Our Certificate of Incorporation provides our board of directors the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

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Choice of Forum.   Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Certificate of Incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.
Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in the Certificate of Incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.
Limitation on Liability and Indemnification of Directors and Officers
As permitted by the DGCL, our Certificate of Incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended. The DGCL, as it now exists, permits a corporation to eliminate the personal liability of its directors and officers for monetary damages, except for liability:
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for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

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for acts or omissions by the director or officer not in good faith or that involve intentional misconduct or a knowing violation of law;

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of a director under Section 174 of the DGCL (regarding unlawful dividends and stock purchases);

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for any transaction from which the director or officer derived an improper personal benefit; or

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of any officer in an action by or in the right of the corporation.

The Bylaws provide that our directors and officers, and directors and officers of our predecessor, will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. The DGCL, as it now exists, permits a corporation to indemnify directors and officers for amounts actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful (subject to certain exceptions for actions brought by or in the right of the corporation).
The Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, to the fullest extent permitted by the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us or our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Listing
We have been approved to list our shares of common stock on Nasdaq under the symbol “FISN”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE
Prior to the completion of this offering, there has been no public trading market for our common stock. Future sales or issuances of our common stock, including shares issuable upon the vesting of RSUs or the exercise of warrants or options currently outstanding or that we may issue, or the perception that those sales or issuances may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.
Upon the completion of this offering, we will have 60,333,311 shares (or 60,708,311 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments) of our common stock outstanding, as described in “The Offering”. Of these outstanding shares:
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all of the 2,500,000 shares (or 2,875,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of our common stock from us to cover over-allotments) of common stock sold in this offering will be freely tradable upon completion of this offering, without restriction or further registration under the Securities Act (except for any such shares of our common stock held by our “affiliates” as defined under the Securities Act);

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17,149,879 shares of common stock will be subject to lock-up agreements with the underwriters expiring 180 days after the date of this prospectus, subject to certain exceptions and waivers (as described in “— Lock-Up Agreements,” below), 21,330,552 shares of common stock are subject to lock-up agreements with the Company expiring six months following the listing of the Company’s common stock on a national securities exchange, subject to certain exceptions and waivers (as described in “Certain Relationships and Related Party Transactions-Lock-Up Agreements”), and 94,164 shares of common stock underlying certain 2026 Placement Agent Warrants are subject to lock-up agreements with the Company; and

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19,258,716 shares of common stock will not be subject to lock-up agreements with the underwriters or the Company, of which 19,070,015 will be freely tradable upon completion of this offering, either pursuant to the Resale Registration Statements described below under “— Registration Statements and Registration Rights” or pursuant to (and subject to) Rule 144, as described below under “— Rule 144”).

Lock-Up Agreements
As part of this offering, we and each of our directors and executive officers and certain of our shareholders, which collectively owned approximately 29.7% of our outstanding common stock prior to this offering (after giving effect to the Expected RSU Settlement and the Expected Option and Warrant Exercise and the other assumptions described in “The Offering”), have entered into a lock-up agreement with the Representatives, pursuant to which we and they have agreed not to offer, sell, contract to sell, pledge, sell any option or otherwise dispose of or hedge, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after the date of this prospectus without first obtaining the written consent of the Representatives. The Representatives have the authority, in their sole discretion, to release any of the shares subject to these lock-up agreements at any time and without notice to the other underwriters in this offering. Specifically, we and these other persons have agreed, with certain exceptions described in “Underwriting”, not to (1) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common Stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by us and each of our directors and executive officers and certain of our shareholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively, the “Lock-Up Securities”), (2) enter into any hedging, swap, forward or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. For additional information, see “Underwriting.”
In addition, certain of our stockholders have agreed with us, subject to certain customary exceptions, to not transfer any shares of common stock held by them prior to the date that is the earliest of (x) six months following the listing of the Company’s common stock on a national securities exchange, and (y) the date following the Merger Closing Date on which the Company consummates a liquidation, merger, tender offer, or similar transaction resulting in all of its stockholders having the right to exchange their shares of common stock for cash, securities, or other property. See “Certain Relationships and Related Party Transactions-Lock-Up Agreements.” Certain of the holders of the 2026 Placement Agent Warrants have also agreed with us to not transfer any shares of common stock underlying the warrants held by them prior to the date that is six months following the listing of the Company’s common stock on Nasdaq.
Rule 144
Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which we provided Form 10 information in our Form 8-K filed with the SEC on September 11, 2025 and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K.
In general, Rule 144 provides that (i) any of our non-affiliates that has held the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to the public information requirements of Rule 144, (ii) any of our non-affiliates that has held either the shares proposed to be sold or any restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, (iii) any of our affiliates, which includes our directors, executive officers and other persons in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.
Of the 17,149,879 shares of our common stock that will be subject to lock-up agreements with the underwriters in this offering, as described above, 1,032,169 are shares held by affiliates (and not the subject of the Resale Registration Statements) and therefore subject to the volume and other restrictions of Rule 144. Of the 43,183,432 shares of our common stock that will not be subject to lock-up agreements with the underwriters in this offering, as described above, 40,805,796 shares are the subject of the Resale Registration Statements and therefore not subject to the volume and other restrictions of Rule 144. All such shares of our common stock that are not subject to the volume and other restrictions of Rule 144 are freely tradeable without limitation, subject to the terms of the lock-up agreements where applicable.
Registration Statements and Registration Rights
We intend to file one or more registration statements on Form S-8 under the Securities Act covering the shares of our common stock reserved for future issuance under our post-Merger 2025 Equity Incentive Plan (including those underlying RSUs and those issuable upon exercise of outstanding stock options), our common stock reserved for future issuance under our 2025 Employee Stock Purchase Plan, and any other of our common stock issuable upon exercise of outstanding stock options. Certain of the shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice and public information requirements of Rule 144 and will not be eligible for resale until expiration of any lock-up agreements they may be subject to.
We previously filed a Form S-1 registration statement with the SEC for the resale of up to 50,874,089 shares of our common stock issued in the 2025 Private Placement and up to 586,666 shares of our common stock issuable upon the exercise of the 2025 Placement Agent Warrants. We also previously filed a separate Form S-1 registration statement with the SEC for the resale of up to 5,333,333 shares of our common stock issued in the 2026 Private Placement and up to 129,418 shares of our common stock issuable upon the exercise of the 2026 Placement Agent Warrants. These registration statements (collectively, the “Resale Registration Statements”) were in connection with registration rights agreements entered with the relevant parties in connection with the 2025 Private Placement and the 2026 Private Placement, respectively. See “Certain Relationships and Related Party Transactions — 2025 Registration Rights Agreement” and “Certain Relationships and Related Party Transactions — 2026 Registration Rights Agreement.”

MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS OF
OUR COMMON STOCK
The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder”. A “Non-U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, neither a partnership nor any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”)) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take a contrary position regarding the tax consequences described herein or that any such contrary position would not be sustained by a court.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including estate tax, gift tax, alternative minimum tax and Medicare contribution tax consequences, and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons subject to any alternative minimum tax;

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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons that own, or are deemed to own, more than 5% of our capital stock;

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banks, insurance companies and other financial institutions;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account on an applicable financial statement;

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corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes; and

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tax-qualified retirement plans and pension plans.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Distributions
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent it is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital that reduces your adjusted tax basis in our common stock, and to the extent the amount of the distribution exceeds your adjusted tax basis in our common stock, the excess will be treated as gain from the taxable disposition of our common stock, the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”.
Except as described below, dividends paid to you generally will be subject to U.S. federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of a tax treaty that provides for a lower rate. In order to obtain a reduced rate of withholding under an applicable tax treaty, you generally will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under the tax treaty.
Dividends paid to you that are “effectively connected” with your conduct of a trade or business within the United States (and are attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable tax treaty) will not be subject to U.S. federal withholding tax if you provide a properly executed IRS Form W-8ECI. Instead, the effectively connected dividend income will generally be subject to regular U.S. federal income tax as if you were a United States person. If you are a corporate Non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of a tax treaty that provides for a lower rate.
If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.
Gain on Disposition of Common Stock
Subject to the discussions below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax or withholding tax on gain that you recognize on a disposition of common stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States (and is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable tax treaty) in which case the gain will be subject to U.S. federal income tax generally in the same manner as “effectively connected” dividend income as described above; or
•
you are an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower tax treaty rate).

In addition, if you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock, you could be subject to U.S. federal income tax on gain that you recognize on such disposition if, at any time within such period, we are or have been a “United States real property holding corporation.” We would generally be a United States real property holding corporation if the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although we do not believe we are a United States real property holding corporation, and we do not intend to become a United States real property holding corporation, the rules are complex, and there can be no assurance we are not or will not become a United States real property holding corporation. You should consult your tax advisor regarding the determination of our United States real property holding corporation status and any potential effects on your investment in our common stock.
FATCA Withholding
Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on payments of dividends on and the gross proceeds of dispositions of our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code), unless various information reporting and due diligence requirements have been satisfied or an exemption from these rules applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return.
Although FATCA withholding generally could apply to gross proceeds on the disposition of our common stock, proposed Treasury regulations (the “Proposed Regulations”) eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock. The preamble to the Proposed Regulations states that taxpayers may rely on the Proposed Regulations pending finalization. However, there can be no assurance that the Proposed Regulations will be finalized in their present form. You should consult your tax advisor regarding the effects of FATCA on your investment in our common stock.
Backup Withholding and Information Reporting
Distributions paid to you and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.
You will not be subject to backup withholding on dividends received or proceeds upon a sale or other taxable disposition of our common stock provided the applicable withholding agent does not have actual knowledge or reason to know you are a United States person as defined under the Code and you either certify your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING
We are offering the shares of common stock described in this prospectus through a number of underwriters. The Benchmark Company, LLC and Seaport Global Securities LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
The Benchmark Company, LLC	968,750
Seaport Global Securities LLC	968,750
Maxim Group LLC	562,500
Total	2,500,000
The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.56 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
Option to Purchase Additional Shares
The underwriters have an option, solely to cover over-allotments (if any), to purchase up to 375,000 additional shares of our common stock, at the public offering price set forth on the cover of this prospectus less the underwriting discounts set forth on the cover of this prospectus. The underwriters can exercise this right at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus.
If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
Indication of Interest
The Cornerstone Investors have, severally and not jointly, indicated an interest in purchasing up to an aggregate of $10 million in shares of our common stock in this offering at the public offering price and on the same terms and conditions as the other purchasers in this offering. The shares of common stock to be purchased by the Cornerstone Investors will not be subject to a lock-up agreement with the underwriters. Because this indication of interest is not a binding agreement or commitment to purchase, the Cornerstone Investors may determine to purchase more, fewer, or no shares in this offering, or the underwriters may determine to sell more, fewer, or no shares to the Cornerstone Investors. The underwriters will receive the same underwriting discount on any shares of our common stock purchased by the Cornerstone Investors as they will from the other shares sold to the public in this offering.

Underwriting Discounts and Expenses
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.12 per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$1.12	$1.12
Total	$2,800,000	$3,220,000
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $4.3 million. We have agreed to reimburse the underwriters for certain offering expenses in an amount not to exceed $400,000, and our foregoing estimate of expenses includes this $400,000.
In addition, we have granted The Benchmark Company, LLC, Seaport Global Securities LLC and Maxim Group LLC a right of first refusal to participate in the distributions of certain future public offerings, private placements and other financing transactions, subject to certain limitations.
Electronic Distribution
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Lock-Up
We and each of our directors and executive officers and certain of our shareholders have entered into a lock-up agreement with the Representatives, pursuant to which we and they have agreed not to offer, sell, contract to sell, pledge, sell any option or otherwise dispose of or hedge, directly or indirectly, any Lock-Up Securities for a period of 180 days after the date of this prospectus without first obtaining the written consent of the Representatives. The Representatives have the authority, in their sole discretion, to release any of the Lock-Up Securities subject to these lock-up agreements at any time and without notice to the other underwriters in this offering. See “Shares Available for Future Sale” for a discussion of certain transfer restrictions. In addition, certain of our stockholders have agreed with us, subject to certain customary exceptions, to not transfer any shares of common stock held by them prior to the date that is the earliest of (x) six months following the listing of the Company’s common stock on a national securities exchange, and (y) the date following the Merger Closing Date on which the Company consummates a liquidation, merger, tender offer, or similar transaction resulting in all of its stockholders having the right to exchange their shares of common stock for cash, securities, or other property. See “Certain Relationships and Related Party Transactions-Lock-Up Agreements.” Certain of the holders of the 2026 Placement Agent Warrants have also agreed with us to not transfer any shares of common stock underlying the warrants held by them prior to the date that is six months following the listing of the Company’s common stock on Nasdaq.
The foregoing restrictions on our directors and executive officers and certain of our shareholders do not apply to, among other things, and subject in certain cases to various conditions:
(a)   transfers:
(i)   as a bona fide gift or gifts or charitable contributions, or for bona fide estate planning purposes,
(ii)   upon death or by will, other testamentary document or intestacy,

(iii)   to any immediate family of the securityholder or to any trust for the direct or indirect benefit of the securityholder or the immediate family of the securityholder, or if the securityholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of the lock-up agreement, “immediate family” shall mean any relationship by blood, current or former marriage, current or former domestic partnership or adoption, or any cousin not more remote than first cousin),
(iv)   to a corporation, partnership, limited liability company or other entity of which the securityholder and the immediate family of the securityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(v)   to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,
(vi)   if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the securityholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the securityholder or affiliates of the securityholder (including, for the avoidance of doubt, where the securityholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as part of a transfer without consideration to shareholders, current or former partners (general or limited), current or former members, beneficiaries or other equity holders, or to the estates of any such shareholders, partners, beneficiaries or other equity holders of the securityholder, (C) to any wholly owned subsidiary of the securityholder or (D) if a transferee referred to under clauses (vi)(A) to (C) above is not a natural person, any direct or indirect partner, member, shareholder or equityholder of such transferee until the Lock-Up Securities come to be held by a natural person,
(vii)   by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or pursuant to the order of a court or regulatory agency,
(viii)   to us from an employee upon death, disability or termination of employment, in each case, of such employee,
(ix)   as part of a sale of the securityholder’s Lock-Up Securities acquired in open market transactions after the closing date for this offering,
(x)   to us in connection with the vesting, settlement, or exercise of restricted stock awards, restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights; provided that any such shares of our common stock received upon such vesting, settlement or exercise shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock awards, restricted stock units, options, warrants or rights were granted prior to the date hereof or are held by the securityholder pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described herein,
(xi)   pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the securityholder’s Lock-Up Securities shall remain subject to the provisions of the lock-up agreement, or
(xii)   transfer Lock-Up Securities pursuant to arrangements under which we have the option to repurchase such Lock-Up Securities,

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value, except in the case of clause (a)(vii), and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of the lock-up agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of our common stock in connection with such transfer or distribution shall be legally required during the lock-up period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b)   exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to agreements or equity awards granted under a stock incentive plan or other equity award plan described herein; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;
(c)   convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of our common stock or warrants to acquire shares of our common stock; provided that any such shares of our common stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; and
(d)   establish or amend trading plans pursuant to Rule 10b5-1 under the Exchange Act, provided that (i) no transfers occur under such plan during the lock-up period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of us or the securityholder regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfers may be made under such plan during the lock-up period.
Listing
We have been approved to list our shares of common stock on Nasdaq under the symbol “FISN”.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the Representatives purchase common stock in the open market in stabilizing transactions or to cover short sales, the Representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
New Issue of Securities
Prior to this offering, there has been no public trading market for our common stock. The public offering price was determined by negotiations between us and the Representatives. In determining the public offering price, we and the Representatives considered a number of factors including:
•
the information set forth in this prospectus and otherwise available to the Representatives;

•
our prospects and the history and prospects for the industry in which we compete;

•
an assessment of our management;

•
our prospects for future earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market for shares of our common stock will develop, or that the shares will trade in the public market at or above the public offering price.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Other Relationships
Individuals associated with each of Seaport Global Securities LLC and Maxim Group LLC purchased securities in the 2025 Private Placement and/or 2026 Private Placement or otherwise own securities of the Company. In addition, each of The Benchmark Company, LLC and Seaport Global Securities LLC received warrants to purchase shares of our common stock in connection with the 2025 Private Placement and the 2026 Private Placement.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under

Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No shares of our common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the shares of our common stock may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of the shares of our common stock to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of our common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares of our common stock and the expressions “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Each person in the United Kingdom who receives any communication in respect of, or who acquires any of our shares of common stock under, the offers to the public contemplated in this prospectus, or to whom our shares of common stock are otherwise made available, will be deemed to have represented, warranted, acknowledged, and agreed to and with us, the underwriters, and their respective affiliates that it meets the criteria outlined in this section.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the shares of our common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of our common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of our common stock has been or will be:
(a)
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

(b)
used in connection with any offer for subscription or sale of the shares of our common stock to the public in France.

Such offers, sales and distributions will be made in France only:
(a)
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(b)
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(c)
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares of our common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Investors in Switzerland
The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, us, or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, FINMA, and the offer of shares of our common stock has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.
Notice to Prospective Investors in Canada
The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Japan
The shares of our common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and no shares of our common stock will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person “resident” in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”))

under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor,

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA, or

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of our common stock are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham and Watkins LLP, Chicago, Illinois.
EXPERTS
The audited consolidated financial statements of Deep Fission, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this Registration Statement, does not contain all of the information in this Registration Statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this Registration Statement and the exhibits filed as part of this document.
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the SEC’s or our website, in each case referred to below. However, we have not incorporated by reference into this prospectus, or the Registration Statement of which this prospectus forms a part, any of our periodic reports, proxy statements or other information we have or may file with the SEC from time to time.
Our filings with the SEC are available to the public on the SEC’s website, at http://www.sec.gov. Those filings are also available to the public free of charge on our website, at www.deepfission.com. The information contained on, or accessible through, the SEC’s website and our website is not incorporated by reference into this prospectus, or the Registration Statement of which this prospectus forms a part, and the references to our website and the SEC’s website are intended to be inactive textual references only. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Deep Fission, Inc. 2001 Addison Street, Suite 300, Berkeley, California 94704, (707) 400-0778.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Deep Fission, Inc.
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of Deep Fission, Inc. (a Delaware corporation) and subsidiary (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Restatement of prior period financial statements
As discussed in Note 2, the 2024 consolidated financial statements have been restated to correct misstatements.
Going concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $61.0 million during the year ended December 31, 2025, and as of that date, had an accumulated deficit of $66.7 million. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2026.
Dallas, Texas
April 15, 2026

Item 1.   Consolidated Financial Statements
DEEP FISSION, INC.
Consolidated Balance Sheets
	December 31,
	2025	2024
		(As Restated)
ASSETS
Current assets
Cash and cash equivalents	$23,719,422	$6,728,895
Prepaid expenses and other current assets	713,154	32,113
SAFE Notes subscription receivable	—	100,000
Total current assets	24,432,576	6,861,008
Property and equipment, net	37,102	1,993
Long term prepaid expenses	221,407	—
Total assets	24,691,085	$6,863,001
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	538,270	$94,797
Accrued expenses	185,164	31,777
Accrued compensation	25,031	34,863
RSU liability award	1,655,507	—
Total current liabilities	2,403,972	161,437
SAFE Notes	—	10,783,385
Total liabilities	2,403,972	10,944,822
Commitments and contingencies (Note 6)
Stockholders’ equity (deficit)
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 51,099,089 and 16,320,839 shares issued and outstanding as of December 31, 2025 and 2024, respectively	5,110	1,632
Additional paid-in capital	89,009,102	1,640,692
Accumulated deficit	(66,727,099)	(5,724,145)
Total stockholders’ equity (deficit)	22,287,113	(4,081,821)
Total liabilities and stockholders’ equity (deficit)	24,691,085	$6,863,001
The accompanying notes are an integral part of these consolidated financial statements.

DEEP FISSION, INC.
Consolidated Statements of Operations
	For the Years Ended December 31,
	2025	2024
		(As Restated)
Operating expenses
General and administrative expenses	$14,766,607	$3,441,820
Research and development expenses	6,617,562	661,183
Operating expenses	21,384,169	4,103,003
Operating loss	(21,384,169)	(4,103,003)
Other non-operating income (expense)
Interest income	210,987	20,331
Change in fair value of SAFE Notes	(39,834,049)	(1,631,446)
Other income	4,277	749
Total non-operating expense	(39,618,785)	(1,610,366)
Net loss	$(61,002,954)	$(5,713,369)
Basic and diluted weighted average shares outstanding of common stock	25,332,277	10,037,251
Basic and diluted net loss per share of common stock	$(2.41)	$(0.57)
The accompanying notes are an integral part of these consolidated financial statements.

DEEP FISSION, INC.
Consolidated Statements of Stockholders’ Equity (Deficit)
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2023 (As Restated)	7,434,955	$743	$470,295	$(10,776)	$460,262
Stock-based compensation − restricted stock	8,885,884	889	(889)	—	—
Issuance of restricted stock awards	—	—	1,171,286	—	1,171,286
Net loss	—	—	—	(5,713,369)	(5,713,369)
Balance at December 31, 2024 (As Restated)	16,320,839	1,632	1,640,692	(5,724,145)	(4,081,821)
Stock-based compensation	—	—	6,769,296	—	6,769,296
Issuance of restricted stock awards	3,010,401	301	797	—	1,098
Issuance of common stock upon conversion of SAFE Notes	19,601,182	1,960	53,509,274	—	53,511,234
Issuance of common stock to PIPE investors	10,000,000	1,000	29,999,000	—	30,000,000
Offering costs	—	—	(2,909,740)	—	(2,909,740)
Issuance of 2025 Placement Agent Warrants (equity component)	—	—	948,639	—	948,639
Issuance costs – 2025 Placement Agent Warrants (non-cash)	—	—	(948,639)	—	(948,639)
Issuance of common stock to new shareholders upon merger	2,166,667	217	(217)	—	—
Net loss	—	—	—	(61,002,954)	(61,002,954)
Balance at December 31, 2025	51,099,089	$5,110	$89,009,102	$(66,727,099)	$22,287,113
The accompanying notes are an integral part of these consolidated financial statements.

DEEP FISSION, INC.
Consolidated Statements of Cash Flows
	For the Year Ended December 31,
	2025	2024
		(As Restated)
Cash flows from operating activities:
Net loss	$(61,002,954)	$(5,713,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,327	664
Change in fair value of SAFE Notes	39,834,049	1,631,446
Stock-based compensation	8,424,803	1,171,287
Changes in operating assets and liabilities:
Prepaid expenses	(902,448)	(32,113)
Accounts payable	443,473	75,803
Accrued expenses	153,387	31,777
Accrued compensation	(9,832)	34,863
Net cash used in operating activities	(13,051,195)	(2,799,642)
Cash flows from investing activities:
Purchases of property and equipment	(43,436)	(2,657)
Net cash used in investing activities	(43,436)	(2,657)
Cash flows from financing activities:
Proceeds from exercise of restricted stock awards	1,098	5,392
Proceeds from SAFE Notes	2,993,800	8,590,000
Proceeds from 2025 Private Placement	30,000,000	—
Offering costs paid	(2,909,740)	—
Payment of related party loan	—	(10,000)
Net cash provided by financing activities	30,085,158	8,585,392
Net increase in cash and cash equivalents	16,990,527	5,783,093
Cash and cash equivalents, beginning of the year	6,728,895	945,802
Cash and cash equivalents, end of the year	$23,719,422	$6,728,895
Supplemental cash flow information:
Subscription of SAFE Notes	$—	$110,000
Conversion of SAFE Notes into common stock	$53,511,234	$—
The accompanying notes are an integral part of these consolidated financial statements.

DEEP FISSION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1:   Description of Business and Basis of Presentation
Organization
Deep Fission, Inc. (“Deep Fission” or the “Company”) was incorporated on July 17, 2023, under the laws of the state of Delaware.
Surfside Acquisition Inc. (“Surfside”) was incorporated in the State of Delaware on December 10, 2021. Prior to the Merger (as defined below), Surfside was a “shell company” (as defined in Rule 12b-2 under Securities Exchange Act of 1934, as amended (the “Exchange Act”)). On September 5, 2025, Surfside completed a merger (the “Merger”) with Deep Fission Nuclear, Inc. (formerly known as Deep Fission, Inc.), a private Delaware corporation (“Legacy Deep Fission”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), under which a wholly owned subsidiary of Surfside merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc. For financial reporting purposes, the transaction was treated as a recapitalization and reverse acquisition, with Legacy Deep Fission considered the accounting acquirer. See below, Recapitalization, for the accounting of the Merger.
Following the consummation of the Merger, the business previously conducted by Legacy Deep Fission became the business conducted by the Company. The Company’s headquarters are located in Berkeley, California.
Operations
The Company is a nuclear energy technology company developing a small modular reactor based on established pressurized water reactor technology, with novel emplacement in deep boreholes approximately one mile below the Earth’s surface. The Company is currently participating in the U.S. Department of Energy (“DOE”) Reactor Pilot Program, and we expect to demonstrate our system as part of the DOE Reactor Pilot Program.
Deep Fission’s current activities include reactor development, geological evaluation, large-diameter borehole drilling research and development, geothermal testing, safety analysis, regulatory engagement, site development, and commercialization planning.
Basis of Presentation
The accompanying consolidated financial statements for the years ended December 31, 2025 and 2024 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the results of the Company and its wholly owned or controlled subsidiary. All intercompany transactions and balances have been eliminated during consolidation.
For accounting purposes, the Merger was treated as a reverse recapitalization outside the scope of ASC 805 (see Organization above and Recapitalization below), with Legacy Deep Fission considered the accounting acquirer and the Company (formerly Surfside Acquisition Inc.) considered the legal acquirer. Accordingly, these consolidated financial statements represent a continuation of the financial statements of Legacy Deep Fission, with the Merger reflected as the equivalent of Legacy Deep Fission issuing shares for the net assets of Surfside, accompanied by a recapitalization.
All periods prior to the Merger reflect the historical financial position, results of operations, and cash flows of Legacy Deep Fission. The consolidated financial statements are presented in the name of the legal parent; however, they represent the historical operations of Legacy Deep Fission.

The number of shares and corresponding capital amounts and earnings per share, where applicable, have been retroactively restated to reflect the Common Share Conversion Ratio established in connection with the Merger. No goodwill or other intangible assets were recorded as a result of the transaction.
Liquidity and Going Concern
As of December 31, 2025 and 2024, the Company’s cash and cash equivalents were $23,719,422 and $6,728,895, respectively. The Company continues to incur significant operating losses. For the years ended December 31, 2025 and 2024, the Company had a net loss of $61,002,954 and $5,713,369, respectively, and net cash used in operating activities of $13,051,195 and $2,799,642, respectively. As of December 31, 2025 and 2024, the Company had accumulated deficits of $66,727,099 and $5,724,145, respectively. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop and market its products and services. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. Implementation of the Company’s plans and its ability to continue as a going concern will depend upon the Company’s ability to establish a source of revenue and raise additional capital to fund its operations.
The Company plans to access capital resources through possible public or private equity issuances, debt financings, corporate collaborations, and other means. The Company has historically been able to raise capital through equity and equity-linked instruments, such as Simple Agreements for Future Equity (“SAFE Notes”) and private placement equity issuances, although no assurance can be provided that it will continue to be successful in raising capital in the future. While the Company believes that it has a reasonable basis for its expectation that it will be able to raise additional funds, there is no assurance that the Company will be able to complete additional financing in a timely manner.
The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern due to the inability to obtain adequate financing in the future.
Recapitalization
As described above, Legacy Deep Fission continued as the surviving corporation and became the Company’s wholly owned subsidiary following the Merger. The Merger was accounted for as a reverse recapitalization and Legacy Deep Fission was considered the accounting acquirer for financial reporting purposes. This determination was based on the facts that, immediately following the Merger:
•
the assets of Legacy Deep Fission represented a significant majority of the assets of the combined company;

•
Legacy Deep Fission stockholders have a majority of the voting power of the combined company;

•
Legacy Deep Fission designated the entire governing body of the combined company;

•
the executive officers of the combined company immediately after the closing of the Merger are the same individuals as those of Legacy Deep Fission immediately prior to the closing of the Merger; and

•
Legacy Deep Fission’s operations comprise the ongoing operations of the combined company.

At the effective time of the Merger, each outstanding share of Legacy Deep Fission capital stock (after giving effect to the conversion of all SAFE Notes of Legacy Deep Fission into shares of Legacy Deep Fission common stock) was converted into the right to receive 17.32141 shares of the Company’s common stock, rounded to the nearest whole share (“Common Share Conversion Ratio”). Accordingly, all share and per share amounts for all periods presented in the accompanying consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the Common Share Conversion Ratio. There was no effect on the number of shares of common stock or preferred stock authorized for issuance under the Company’s amended and restated certificate of incorporation or the par value of such securities. On September 5, 2025, we issued 85,000 shares of our common stock to an accredited investor (the “Advisor”) in consideration for services rendered in connection with the Merger.

On September 5, 2025, the Company issued an aggregate of 10,000,000 shares of its common stock at a purchase price of $3.00 per share in a private placement (the “2025 Private Placement”) to certain accredited and institutional investors for aggregate gross consideration of $30.0 million. The Company also issued warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the 2025 Private Placement representing the right to acquire, on the terms set forth therein, 586,666 shares of its common stock.
Total Legacy Deep Fission shares outstanding prior to Merger	38,538,922
Shares issued to Surfside shareholders	2,166,667
Shares issued to Advisor	85,000
Shares issued to Private Placement	10,000,000
Total shares outstanding immediately following the Merger	50,790,589
Note 2:   Restatement of Previously Issued Consolidated Financial Statements
In connection with the preparation of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, the Company discovered errors relating to certain inputs and assumptions used in the valuation models for the Company’s SAFE Notes and stock-based compensation expense, which were used to record the fair value of the SAFE Notes and stock-based compensation expense for various equity agreements. The errors resulted in an overstatement of the fair value of SAFE Notes and an understatement of stock-based compensation expense.
As previously announced in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2026, on April 9, 2026, the Audit Committee of the Company’s board of directors, in consultation with management, concluded that the audited consolidated financial statements for the fiscal year ended December 31, 2024 and for the period from July 17, 2023 (inception) through December 31, 2023, and the unaudited condensed consolidated financial statements for the six month periods ended June 30, 2024 and 2025, and the three- and nine-month periods ended September 30, 2024 and 2025 of the Company could no longer be relied upon as a result of the misstatement.
Furthermore, the misstatement was evaluated under both rollover and iron curtain methods in accordance with ASC 250, and determined to be quantitatively material to certain previously issued financial statements of the Company and as a result, the Company has restated its consolidated financial statements for the periods presented herein. The restatement includes adjustments to SAFE Notes, stock-based compensation expense, net loss, and net loss per share.
The misstatement had no material impact on reported cash flows during the period, as the valuations pertained to non-cash transactions.
Although management did not conduct a formal assessment of internal control over financial reporting in accordance with Section 215.02 of the SEC Division of Corporation Finance’s Regulation S-K Corporation Finance Interpretations, as a result of the misstatement and the related restatement, the Company identified material weaknesses in its internal control over financial reporting, which caused its management to conclude that the Company did not maintain effective internal control over financial reporting as of December 31, 2024 and 2025 due to lack of formal controls and standardized procedures related to financial reporting and historical equity accounting processes.

The impacts of the restatement are summarized below:
Consolidated Balance Sheet — As of January 1, 2024
	As Previously Reported	Adjustment	As Restated
Liabilities
SAFE Notes	$2,047,000	$(1,085,061)	$961,939
Total liabilities	$2,075,994	$(1,085,061)	$990,933
Total stockholders’ equity (deficit)	$(630,192)	$1,085,061	$454,869
Consolidated Balance Sheet — As of December 31, 2024
	As Previously Reported	Adjustment	As Restated
SAFE Notes subscription receivable	$110,000	(10,000)	$100,000
Total assets	$6,873,001	$(10,000)	$6,863,001
Liabilities
SAFE Notes	$15,224,665	$(4,441,280)	$10,783,385
Total liabilities	$15,386,102	$(4,441,280)	$10,944,822
Total stockholders’ deficit	$(8,513,101)	$4,431,280	$(4,081,821)
Consolidated Statement of Operations — For the year ended December 31, 2024
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$2,419,009	$1,022,811	$3,441,820
Research and development expenses	$643,642	$17,541	$661,183
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(4,987,665)	$3,356,219	$(1,631,446)
Net loss	$(8,029,236)	$2,315,867	$(5,713,369)
Basic and diluted weighted average shares outstanding of common stock	13,877,567	(3,840,316)	10,037,251
Basic and diluted net loss per share of common stock	$(0.58)	$0.01	$(0.57)
Consolidated Statement of Stockholders’ Equity (Deficit) for the year ended December 31, 2024
	As Previously Reported	Adjustment	As Restated
Balance at December 31, 2023	$(630,235)	$1,090,496	$460,261
Stock-based compensation	146,327	1,024,960	1,171,287
Net loss	(8,029,236)	2,315,867	(5,713,369)
Balance at December 31, 2024	$(8,513,101)	$4,431,280	$(4,081,821)
Consolidated Statement of Cash Flows for the year ended December 31, 2024
	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(8,029,236)	$2,315,867	$(5,713,369)
Change in fair value of SAFE Notes	4,987,665	(3,356,219)	1,631,446
Stock-based compensation	140,935	1,030,352	1,171,287

All referenced amounts for prior period in these financial statements and the notes herein reflect the balances and amounts on a restated basis.
Note 3:   Summary of Significant Accounting Policies
The accompanying consolidated financial statements reflect the application of the accounting policies described in this note.
Segments
In accordance with criteria under ASC 280, Segment Reporting, which establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews results to assess performance, make decisions, and allocate operating and capital resources of the Company as a whole. The CODM has made decisions and assessed performance at the Company level as one segment. The CODM does not distinguish its principal business activities for the purpose of internal reporting and uses net loss, consistent with what is presented in the statement of operations, to allocate resources in the annual budgeting and forecasting process, along with using that measure as a basis for evaluating financial performance quarterly by comparing the actual results with historical budgets.
Use of Estimates
The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period. Actual results may differ from these estimates.
Fair Value Measurements
The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 represents fair value measurements.
Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company is able to access.
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.
Level 3 — Valuations based on inputs that are unobservable and significant to the entire fair value measurement.
The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.
The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s SAFE Notes (see Note 6) and RSU liability (see Note 8) were carried at fair value and classified as Level 3 liabilities.
		Fair Value Measurements at December 31, 2025
	Fair Value Total	Level 1	Level 2	Level 3
RSU liability	$1,655,507	$—	$—	$1,655,507
		Fair Value Measurements at December 31, 2024
	Fair Value Total	Level 1	Level 2	Level 3
SAFE Notes	$10,783,385	$—	$—	$10,783,385
Cash and Cash Equivalents
The Company maintains deposits in financial institutions that at times exceed the insured amounts provided by the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2025 and 2024, the amount of cash exceeding the FDIC insurance limit was $23,219,422 and $6,228,584. The Company believes it is not exposed to any significant credit risk to cash. Money market funds and other short-term investments with an original maturity of three months or less are considered cash equivalents.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance which do not extend the useful lives of the assets are charged to operations as incurred.
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of those assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Company would determine the amount of and recognize an impairment loss at that time in accordance with the guidance. No impairment loss was recognized during the years ended December 31, 2025 and 2024. The estimated useful lives of the Company’s property and equipment are as follows:
Useful Life
Equipment	3 years
SAFE Notes
The Company issued SAFE Notes in exchange for cash financing during the years ended December 31, 2025 and 2024. The Company accounted for its SAFE Notes as derivatives under ASC 815, Derivatives and Hedging, and presented them as long-term liabilities in the accompanying consolidated balance sheets. Changes in the fair value of the SAFE Notes were recorded in earnings.
Immediately upon the effectiveness of the Merger on September 5, 2025, the SAFE Notes were converted into shares of the Company’s common stock (see Note 5).
Research and Development Expenses
Research and development (“R&D”) expenses primarily represent costs incurred to develop the Company’s technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors for analytical work and consulting costs. The Company expenses all R&D costs in the periods in which they are incurred.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation. The Company classifies awards as either equity-classified or liability-classified based on the terms of the award. Equity-classified awards are measured at the grant-date fair value and recognized as compensation expense over the requisite service period, which is generally the vesting period. Equity-classified awards are not subsequently remeasured. Liability-classified awards are measured at fair value at each reporting date until settlement, with changes in fair value recognized as compensation expense in the period of change. Compensation cost for liability-classified awards is recognized over the requisite service period based on the fair value of the award at each reporting date.
The Company classifies stock-based compensation expense in its statement of operations in the same line items in which the award recipient’s cash and other compensation costs are classified.
Net Loss Per Common Share
The Company calculates basic net loss per common share in accordance with ASC 260, Earnings Per Share, based on the weighted-average number of outstanding common shares during the fiscal period. Diluted loss per common share is based on the weighted-average number of outstanding common shares plus the weighted-average number of potential outstanding common shares. The calculation of diluted net loss does not consider the effect of the warrants to purchase an aggregate of 586,666 common stock with exercise contingent on future events, stock options to purchase an aggregate of 2,325,059 common stock, and unvested RSUs of 669,451, because their inclusion would be anti-dilutive under the treasury stock method. In periods where potentially dilutive securities are anti-dilutive, such amounts are excluded from the calculations of diluted earnings (loss) per share. All potentially dilutive securities are anti-dilutive for the years ended December 31, 2025 and 2024. For the year ended December 31, 2024, the Company had SAFE Notes, the conversion of which would have been anti-dilutive.
Income Tax (Provision) Benefit
The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods in which those temporary differences are expected to reverse.
The Company evaluates the realizability of its deferred tax assets and establishes a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, the Company considers all available positive and negative evidence, including historical operating results, future taxable income, and the reversal of existing taxable temporary differences.
The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by the relevant taxing authorities. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense.
New Accounting Pronouncements
Effective January 1, 2025, the Company adopted ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which enhances income tax disclosures, including expanded requirements for the rate reconciliation and disaggregation of income taxes paid. The adoption of ASU 2023-09 primarily impacts the presentation and disclosure of income taxes in the Company’s consolidated financial statements beginning in 2025. The adoption did not affect the measurement of the Company’s income tax provision.
In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements”, to clarify or improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB ASC with the SEC’s regulations. The amendments in ASU 2023-06 will become effective on the date the related disclosures are removed from Regulation S-X or Regulation S-K by the SEC, and will no longer be effective if the SEC has not removed the applicable disclosure requirement by June 30, 2027. Early adoption is prohibited. Adoption is not expected to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures” as an update to ASC Topic 220-40, which will be effective for fiscal years beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Early adoption is permitted. ASU 2024-03 was issued to improve the disclosures about a public business entity’s expenses and address requests from investors for more disaggregated disclosures about the types of expenses (including employee compensation, depreciation, and amortization) in commonly presented expense captions (such as general and administrative expenses). In January 2025, the FASB also issued ASU 2025-01 “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date” to clarify the effective date provisions of ASU 2024-03 related to expense disaggregation disclosures. The Company is currently evaluating the impact of ASU 2024-03 and ASU 2025-01 on its consolidated financial statements.
In May 2025, the FASB issued ASU 2025-04 “Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer”, which clarifies the accounting for share based consideration payable to a customer, including classification and measurement guidance, to reduce diversity in practice. The amendments are effective for fiscal years, including interim periods, beginning after December 15, 2026, with early adoption permitted. The Company is currently assessing the impact of adopting ASU 2025-04 on its consolidated financial statements but does not expect a material impact.
In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow Scope Improvements”. The amendments clarify the applicability of the interim reporting guidance in Topic 270, improve the navigability of the interim reporting requirements, and provide a more comprehensive framework for interim disclosures, including a principle that entities disclose events and changes since the last annual reporting period that have a material effect on the entity. ASU 2025-11 is effective for public business entities for interim reporting periods within annual reporting periods beginning after December 15, 2027, and for all other entities for interim reporting periods within annual reporting periods beginning after December 15, 2028. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-11 on its interim financial statements and related disclosures.
The Company does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.
Note 4:   Property and Equipment
Property and equipment consisted of the following:
	December 31, 2025	December 31, 2024
Equipment	$46,094	$2,657
Less: accumulated depreciation	(8,992)	(664)
Equipment, net	$37,102	$1,993
Depreciation expense for the years ended December 31, 2025 and 2024 totaled $8,327 and $664, respectively.
Note 5:   SAFE Notes
During the years ended December 31, 2025 and 2024, the Company issued SAFE Notes in exchange for aggregate amounts of $2,893,800 and $8,190,000, respectively. For the year ended December 31, 2025, the Company received total cash proceeds of $2,993,800, consisting of $2,893,800 of cash from the issuance of SAFE Notes during the period and $100,000 of cash received from the subscription of a SAFE Note. For the year ended December 31, 2024, the Company received total cash proceeds of $8,590,000, with $8,190,000 cash from the issuance of SAFE Notes during the period and $400,000 of cash received from the subscription of a SAFE Note. As of December 31, 2024, the estimated fair value of the SAFE Notes totaled $10,783,385.

Prior to completion of the Merger, each SAFE Note holder gave consent to convert into shares of the Company’s common stock at the valuation cap reflected in each SAFE Note. In connection with the Merger, all SAFE Notes converted into 19,601,182 shares of the Company’s common stock, and the Company recorded a loss from the change in fair value on the date of conversion of approximately $39,834,049 (see Note 6).
Note 6:   Fair Value Measurements
The following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.
The Company’s SAFE Notes were recorded at fair value on the consolidated balance sheets. The fair value of the Company’s SAFE Notes was based on significant inputs not observable in the market which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation used weighted average probabilities estimated by management considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes would convert into certain preferred stock; (ii) a liquidity event (change of control or initial public offering) where the SAFE Note holders would have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of preferred stock equal to the invested amount divided by the liquidity price; and (iii) a dissolution event where the SAFE Note holders would have been entitled to receive a portion of the related proceeds equal to the purchase amount. Management estimated that equity financing or liquidity events were the predominant settlement scenarios at each period end. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at an equity financing event and the expected payment to the SAFE Note holders at each simulated MVIC value. The Company believed these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assessed these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates was obtained while the SAFE Notes were outstanding. The determination of fair value for the Company’s SAFE Notes required significant judgment and the use of estimates. Additionally, the valuation scenarios described above reflected the original contractual terms of the SAFE Notes and anticipated early-stage financing structures. However, the Company completed the Merger with a concurrent issuance of common stock, and in connection with the Merger, the Company obtained consent from all holders of the SAFE Notes to convert their SAFE Notes into common stock rather than preferred stock. Changes in the fair value of the SAFE Notes were recognized on the consolidated statements of operations until their conversion to common stock occurred upon the Merger on September 5, 2025.
The key assumptions used in the Monte Carlo simulation are presented in the table below:
December 31, 2024
Asset volatility(1)	90 – 95%
Risk-free rate(2)	4.08 – 4.23%
Expected term(3)	12 – 48 months

(1)
Volatility was based on implied and historical volatility of the share price of peer companies.

(2)
Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.

(3)
The simulation considered 1 – 2 year term for equity event and 3.5 and 4-year term for liquidity event.

The following table presents a reconciliation of the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2025 and 2024:
	Year Ended
	December 31, 2025	December 31, 2024
Beginning balance	$10,783,385	$961,939
SAFE Notes issued during the period	$2,893,800	$8,190,000
Change in fair value during the period	$39,834,049	$1,631,446
Conversion of SAFE Notes to common stock	$(53,511,234)	$—
Ending balance	$—	$10,783,385
Note 7:   Commitments and Contingencies
In the normal course of business, the Company may be subject to contingencies, including litigation, investigations, claims and other legal proceedings, including those arising in the ordinary course of business. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. The Company has not had any litigation, investigations, claims or other legal proceedings for which it should recognize a liability. As such, the Company has not recorded any liability for these in the consolidated financial statements.
Note 8:   Stockholders’ Equity (Deficit)
Common Stock
As of December 31, 2025, the Company had 300,000,000 shares of common stock authorized. Each share of its common stock has a par value of $0.0001 as of December 31, 2025.
The September 5, 2025 Private Placement
Concurrently with the consummation of the Merger, the Company also issued and sold 10,000,000 shares of our common stock in the 2025 Private Placement to certain accredited and institutional investors at a purchase price of $3.00 per share. The Company incurred offering costs of $2,909,740 in connection with the 2025 Private Placement, which were recorded as a reduction of the gross proceeds and recognized as a reduction to additional paid-in capital within stockholders’ equity.
Warrants
On September 5, 2025, the Company issued warrants to purchase an aggregate of 586,666 shares of its common stock, subject to customary anti-dilution adjustments for stock splits, stock dividends, and similar events, at an exercise price of $3.00 per share to placement agents in connection with the closing of the 2025 Private Placement (the “2025 Placement Agent Warrants”). The 2025 Placement Agent Warrants expire on the earlier of (i) five years after the Merger Closing Date and (ii) three years after the Company’s shares of common stock are listed on a national securities exchange. The Warrants are indexed to the Company’s own stock and do not permit net cash settlement under circumstances outside the Company’s control, and thus were accounted for as equity-classified instruments in accordance with ASC 718 Compensation — Stock Compensation and ASC 815-40 Contracts in Entity’s Own Equity. The 2025 Placement Agent Warrants were measured at their grant-date fair value $1.617 per warrant share, using a Black-Scholes valuation model. The total fair value of $948,639 was recorded as an equity issuance cost and reflected as a reduction to additional paid-in capital, with a corresponding increase to additional paid-in capital for the warrant equity, resulting in no net impact to total stockholders’ equity.
Equity Incentive Plans
On August 29, 2025, the board of directors of Legacy Deep Fission approved the 2025 Equity Incentive Plan (the “Pre-Merger Equity Plan”), which permitted the grant of incentive stock options

(“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock unit awards (“RSUs”), and other stock awards to employees, directors and consultants of Legacy Deep Fission. Subject to certain capitalization adjustments described in the Pre-Merger Equity Plan, the maximum aggregate number of shares of common stock that was issuable pursuant to the Pre-Merger Equity Plan was 84,351 shares. As of the effective date of the Merger, all outstanding options to purchase shares of Legacy Deep Fission common stock were converted into options to purchase shares of the Company’s common stock. Following the effective date of the Merger, no additional equity awards were permitted to be granted under the Pre-Merger Equity Plan; however, the Pre-Merger Equity Plan will continue to govern the terms and conditions of all outstanding equity awards previously granted under the Pre-Merger Equity Plan.
Awards granted prior to the Pre-Merger Equity Incentive Plan were approved by the board of directors and consisted of RSAs, with service-based vesting terms ranging from immediate vesting to four years.
On September 5, 2025, in connection with the Merger, the board of directors and the stockholders of the Company approved the 2025 Equity Incentive Plan (the “2025 Plan”), which permits the grant of ISOs, NSOs, SARs, RSAs, RSUs, performance awards, and other awards to the Company’s employees, directors and consultants, including employees and consultants of the Company’s affiliates. The Company initially reserved 9,500,884 shares of common stock (the “Share Reserve”) for the issuance of awards under the 2025 Plan. The Share Reserve will automatically increase on January 1 of each year for a period of up to nine years commencing on January 1, 2027 and ending on (and including) January 1, 2035, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31 of the preceding year; provided, however, that the board of directors may act prior to January 1 of a given year to limit the increase for such year to a lesser number of shares of common stock.
In the event of any merger, reorganization, recapitalization, reincorporation, or other such transaction as defined in the 2025 Plan (a “Capitalization Adjustment”), the board of directors is allowed to proportionately adjust the classes and maximum number of shares of common stock subject to the 2025 Plan and the maximum number of shares by which the Share Reserve may annually increase; the classes and maximum number of shares that may be issued pursuant to the exercise of ISOs; and the classes and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding equity awards. No fractional shares or rights for fractional shares of common stock shall be issued under the 2025 Plan.
RSAs, RSUs, and Stock Options
During the years ended December 31, 2025 and 2024, the Company’s board of directors approved the issuances of RSAs, RSUs, and Stock Options to employees, officers, directors, and consultants. Stock-based compensation expense is measured based on the fair value of awards in accordance with ASC 718, Compensation — Stock Compensation. Equity-classified awards are measured at grant-date fair value and are not subsequently remeasured. Liability-classified awards are remeasured at fair value at each reporting date until settlement, with changes in fair value recognized in stock-based compensation expense. The cost of stock-based compensation is recognized over the requisite service period, which is generally the vesting period of the respective award. Grants ranged from immediate vesting to over four years. The determination of fair value requires significant judgment and the use of estimates as the Company does not have an observable stock price. Prior to the Company having an observable transaction for the sale of common stock, the Company estimated the fair value of common stock using invested capital multiple and discounted present value to arrive at equity available for common shareholders. Upon the 2025 Private Placement described above, the Company estimated the fair value of common stock using the price per share of the 2025 Private Placement, with a de-minimis discount for lack of marketability as the Company’s common stock does not trade in an active market. For restricted common stock awards, shares are issued concurrently with the issuance of restricted common stock.

A summary of the restricted common stock award activity during the year ended December 31, 2025, is as follows:
	Restricted Common Stock
	Number of Shares	Weighted Average Fair Value
Unvested as of December 31, 2024	2,810,659	$0.10
Granted	2,848,936	2.29
Vested	(2,802,246)	1.59
Forfeited/ cancelled	(151,926)	0.14
Unvested as of December 31, 2025	2,705,423	$0.76
A summary of the RSU activity during the year ended December 31, 2025, is as follows:
	Restricted Stock Units
	Number of RSUs	Weighted Average Fair Value
Unvested as of December 31, 2024	—	$—
Granted	894,451	7.20
Vested	(225,000)	7.20
Forfeited	—	—
Unvested as of December 31, 2025	669,451	$7.20
No RSUs were granted during the year ended December 31, 2024.
A summary of the stock option activity during the year ended December 31, 2025, is as follows:
	Stock Options
	Number of Options	Weighted Average Fair Value
Unvested as of December 31, 2024	—	$—
Granted	2,325,059	3.03
Vested	(615,540)	2.02
Forfeited	—	—
Unvested as of December 31, 2025	1,709,519	$3.29
No stock options were granted during the year ended December 31, 2024. The stock options were valued at the grant date using the Black-Scholes pricing model using the range of inputs as indicated below:
Risk-free interest rate	3.87 – 3.94%
Expected term (in years)	6.25
Expected volatility	48.7 – 85.9%
Expected dividend yield	0%
The risk-free interest rate is the rate available as of the option date on zero-coupon U.S. government issues with a remaining term equal to the expected term of the option using the simplified approach. The Company currently estimates volatility by using the weighted average implied and historical volatility of the share price of peer companies. The Company has not paid dividends in the past and does not plan to pay any dividends in the foreseeable future.
The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified in the statement of operations. Total stock-based compensation expense for the years ended December 31, 2025 and 2024, was $8,424,803 and $1,171,287, respectively. Of the stock-based compensation expense recognized in the year ended December 31, 2025,

$1,655,507 is related to a liability-classified award for a fixed number of shares that can also be settled in cash at the participant’s election upon vesting. The fair value of this award is based on the fair value of the underlying common stock and is remeasured at each reporting date until settlement. As of December 31, 2025, the Company recorded a liability of $1,655,507 related to this award, which is included in RSU liability award on the balance sheet.
As of December 31, 2025, the Company has unrecognized stock-based compensation expense of $14,742,022, which will be recognized over a weighted average period of 2.43 years.
Preferred Stock
As of December 31, 2025, the Company had 10,000,000 shares of preferred stock authorized at a par value of $0.0001. No preferred stock was issued and outstanding.
Note 9:   Income Taxes
Income tax expense consisted of the following for the years ended December 31, 2025 and December 31, 2024:
	As of December 31,
	2025	2024
Current:
Federal	$—	$—
State	825	800
Foreign	—	—
Total	825	800
The Company had no deferred income tax expense for the years ended December 31, 2025 and 2024.
The provision for income taxes differs from the amount obtained by applying the federal statutory income tax rate as follows:
	2025	2024
Federal taxes at statutory rate	21.00%	21.00%
State and local taxes, net of federal benefit	0.00%	4.98%
Change in Fair Value of SAFE Notes and other nondeductible/nontaxable items	(13.76)%	(6.00)%
Changes in valuation allowance	(7.36)%	(22.26)%
Tax credits	0.12%	0.00%
Deferred true-up	0.00%	2.28%
Effective income tax rate	0.00%	0.00%
Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2025	2024
Deferred tax assets:
Net operating losses	$3,005,295	$617,819
Stock-based compensation	2,786,419	458,061
Capitalized R&D expenses	1,378,270	208,112
Start-up costs	10,435	11,208
Property and equipment	—	38
Credits	71,006	—
Total deferred tax assets	7,251,425	1,295,238
Valuation allowance	(7,251,124)	(1,295,238)
Deferred income tax assets, net	$301	$—
Deferred tax liabilities:
Property and equipment	(301)	—
Net deferred tax asset/(liability)	$—	$—
The Company regularly assesses the ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction-by-jurisdiction basis. In the event that the Company changes its determination as to the amount of realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. Due to the uncertainty surrounding their realization, the Company has recorded a full valuation allowance against the net deferred tax assets. Accordingly, no deferred tax asset has been recorded on the balance sheets. The Company’s valuation allowance increased during 2025 and 2024 by $5,955,886 and $1,271,946, respectively, primarily due to the generation of net operating losses and the capitalization of research and development expenditures.
As of December 31, 2025 and 2024, the Company has net operating loss carryforwards for federal income tax purposes of approximately $9,101,980 and $1,960,671, respectively, which do not expire and may be available to offset future income tax liabilities, but will generally limit the net operating loss deduction to the lesser of the net operating loss carryover or 80% of a corporation’s taxable income. As of December 31, 2025 and 2024, the Company’s state net operating loss carryforwards were $15,663,544 and $2,950,882 which may be available to offset future income tax liabilities and start to expire in 2043.
The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a Company’s ability to use net operating losses may be limited as prescribed under Internal Revenue Code Section 382 (“Section 382”). Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the Section 382 and similar state provision.
The Company files income tax returns in the U.S. federal and various state jurisdictions with varying statutes of limitations.
Note 10:   Related Party Transactions
The Company has signed a consulting agreement with a related party, Deep Isolation Nuclear, Inc., a company co-founded by Deep Fission’s co-founder and Chief Executive Officer, to develop generic technical and regulatory guidance for management of the Company. Deep Fission’s Chief Executive Officer currently serves as a member of the board of directors of Deep Isolation Nuclear, Inc. The Company has paid certain administrative expenses totaling $12,500 and $0 during the years ended December 31, 2025 and 2024, respectively.

During 2023, the Company received $10,000 in exchange for a loan payable to a related party that was due on demand and carried interest of 6% per annum. The loan was repaid in full, with interest, during the year ended December 31, 2024.
Note 11:   Subsequent Events
In January 2026, the Company entered into a commitment with a supplier to purchase low-enriched uranium fuel at a cost of $9.2 million.
On February 5, 2026, the Company issued and sold 5,333,333 shares of common stock (the “Shares”) at a purchase price of $15.00 per share, to certain accredited and institutional investors pursuant to the subscription agreements for an aggregate purchase price of $80.0 million. The Company also issued 129,418 warrants to placement agents in conjunction with the financing. The aggregate net proceeds to the Company from the offering was approximately $76.0 million, after deducting fees to the placement agents and expenses payable by the Company. The Company is in the process of completing the valuation associated with this transaction. As of the date the financial statements were available to be issued, the valuation has not been finalized.
In February 2026, the Company agreed to issue 188,701 additional shares to former holders of SAFE Notes related to the September 2025 financing, resulting in a reduction of the effective investment price from $3.92 to $2.90 per share. In connection with this issuance, the investors executed settlement agreements releasing the Company from any potential future claims related to these instruments.
In February 2026, the Company entered into a long-term lease for approximately 100 acres located within the Great Plains Industrial Park in Parsons, Kansas. The Company has commenced initial site development activities, including geological evaluation, borehole planning, and initial drilling activities, and are conducting geological surveys and site characterization studies at the site. These activities are intended to inform borehole design, drilling techniques, and site suitability for future reactor deployment. As part of the lease agreement, the Company has agreed to purchase the property from Great Plains Industrial Park for a purchase price of approximately $5 million, upon being granted a license for commercial operation of the reactor by the NRC.
Note 12:   Restatement of Interim Financial Information (Unaudited)
As described in Note 2, the Company identified errors related to certain inputs and assumptions used in the valuation models for its SAFE Notes and stock-based compensation expense. These errors resulted in an overstatement of the fair value of SAFE Notes and an understatement of stock-based compensation expense in previously issued financial statements.
The Company has restated the previously issued quarterly (unaudited) financial data for the six-month periods ended June 30, 2024 and 2025, and the three- and nine-month periods ended September 30, 2024 and 2025, to correct these errors. The impacts of the restatement on the Company’s interim Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity (Deficit) and Consolidated Statements of Cash Flows for each of the affected quarterly periods are presented below. The misstatements did not have a material impact on reported cash flows during the period, as the valuations pertained to non-cash transactions.
Consolidated Balance Sheet — As of June 30, 2025
	As Previously Reported	Adjustment	As Restated
SAFE Notes subscription receivable	$—	$33,000	$33,000
Total assets	$4,926,231	$33,000	$4,959,231
Liabilities
SAFE Notes	$20,463,632	$(4,917,505)	$15,546,127
Total liabilities	$20,564,519	$(4,917,505)	$15,647,014
Total stockholders’ deficit	$(15,638,288)	$4,950,505	$(10,687,783)

Consolidated Balance Sheet — As of September 30, 2025
	As Previously Reported	Adjustment	As Restated
SAFE Notes subscription receivable	$—	$28,000	$28,000
Total assets	$30,524,544	$28,000	$30,552,544
Liabilities
SAFE Notes	$—	$—	$—
Total liabilities	$605,325	$138,977	$744,302
Total stockholders’ equity	$29,919,219	$(110,977)	$29,808,242
Consolidated Statement of Operations — For the six months ended June 30, 2024
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$752,535	$892,601	$1,645,136
Research and development expenses	$135,930	$77,832	$213,762
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(1,251,721)	$1,409,741	$158,020
Net loss	$(2,129,151)	$439,308	$(1,689,843)
Basic and diluted weighted average shares outstanding of common stock	658,569	4,826,068	5,484,637
Basic and diluted net loss per share of common stock	$(3.23)	$2.92	$(0.31)
Consolidated Statement of Operations — For the three months ended September 30, 2024
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$486,151	$101,016	$587,167
Research and development expenses	$219,478	$(72,754)	$146,724
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(1,248,279)	$752,928	$(495,351)
Net loss	$(1,944,963)	$724,667	$(1,220,296)
Basic and diluted weighted average shares outstanding of common stock	16,182,268	(2,992,451)	13,189,817
Basic and diluted net loss per share of common stock	$(0.12)	$0.03	$(0.09)
Consolidated Statement of Operations — For the nine months ended September 30, 2024
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$1,238,686	$993,617	$2,232,303
Research and development expenses	$355,408	$5,078	$360,486
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(2,500,000)	$2,162,669	$(337,331)
Net loss	$(4,074,114)	$1,163,975	$(2,910,139)
Basic and diluted weighted average shares outstanding of common stock	13,006,041	(4,329,737)	8,676,304
Basic and diluted net loss per share of common stock	$(0.31)	$(0.02)	$(0.33)

Consolidated Statement of Operations — For the six months ended June 30, 2025
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$2,718,780	$(450,018)	$2,268,762
Research and development expenses	$780,517	$769,258	$1,549,775
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(3,638,167)	$519,225	$(3,118,942)
Net loss	$(7,136,460)	$199,985	$(6,936,475)
Basic and diluted weighted average shares outstanding of common stock	16,237,748	(2,180,399)	14,057,349
Basic and diluted net loss per share of common stock	$(0.44)	$(0.05)	$(0.49)
Consolidated Statement of Operations — For the three months ended September 30, 2025
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$6,700,416	$93,626	$6,794,042
Research and development expenses	$2,104,021	$(183,649)	$1,920,372
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(31,601,632)	$(5,113,475)	$(36,715,107)
Net loss	$(40,390,883)	$(5,023,452)	$(45,414,335)
Basic and diluted weighted average shares outstanding of common stock	31,316,149	(7,881,883)	23,434,266
Basic and diluted net loss per share of common stock	$(1.29)	$(0.65)	$(1.94)
Consolidated Statement of Operations — For the nine months ended September 30, 2025
	As Previously Reported	Adjustment	As Restated
Operating expenses:
General and administrative expenses	$9,419,196	$(356,392)	$9,062,804
Research and development expenses	$2,884,538	$585,609	$3,470,147
Other non-operating income (expense):
Change in fair value of SAFE Notes	$(35,239,799)	$(4,594,250)	$(39,834,049)
Net loss	$(47,527,343)	$(4,823,467)	$(52,350,810)
Basic and diluted weighted average shares outstanding of common stock	21,282,445	(3,891,242)	17,391,203
Basic and diluted net loss per share of common stock	$(2.23)	$(0.78)	$(3.01)
Consolidated Statement of stockholders’ equity (deficit) for six months ended June 30, 2024
	As Previously Reported	Adjustment	As Restated
Balance at December 31, 2023	$(630,192)	$1,090,453	$460,261
Stock-based compensation	140,730	965,135	1,105,865
Net loss	(2,129,151)	439,308	(1,689,843)
Balance at June 30, 2024	$(2,618,613)	$2,494,896	$(123,717)

Consolidated Statement of stockholders’ equity (deficit) for nine months ended September 30, 2024
	As Previously Reported	Adjustment	As Restated
Balance at December 31, 2023	$(630,192)	$1,090,453	$460,261
Stock-based compensation	145,273	993,302	1,138,575
Net loss	(4,074,114)	1,163,975	(2,910,139)
Balance at September 30, 2024	$(4,559,033)	$3,247,730	$(1,311,303)
Consolidated Statement of stockholders’ equity (deficit) for three months ended September 30, 2024
	As Previously Reported	Adjustment	As Restated
Balance at June 30, 2024	$(2,618,613)	$2,494,896	$(123,717)
Stock-based compensation	4,543	28,167	32,710
Net loss	(1,944,963)	724,667	(1,220,296)
Balance at September 30, 2024	$(4,559,033)	$3,247,730	$(1,311,303)
Consolidated Statement of stockholders’ equity (deficit) for six months ended June 30, 2025
	As Previously Reported	Adjustment	As Restated
Balance at December 31, 2024	$(8,513,101)	$4,431,280	$(4,081,821)
Stock-based compensation	11,273	216,400	227,673
Net loss	(7,136,460)	199,985	(6,936,475)
Balance at June 30, 2025	$(15,638,288)	$4,847,665	$(10,790,623)
Consolidated Statement of stockholders’ equity (deficit) for nine months ended September 30, 2025
	As Previously Reported	Adjustment	As Restated
Balance at December 31, 2024	$(8,513,101)	$4,431,280	$(4,081,821)
Stock-based compensation	5,567,153	97,296	5,664,449
Issuance of Common Stock upon conversion of SAFE Notes	53,328,419	182,815	53,511,234
Net loss	(47,527,343)	(4,823,467)	(52,350,810)
Balance at September 30, 2025	$29,919,219	$(110,977)	$29,808,242
Consolidated Statement of stockholders’ equity (deficit) for three months ended September 30, 2025
	As Previously Reported	Adjustment	As Restated
Balance at June 30, 2025	$(15,638,288)	$4,848,486	$(10,789,802)
Stock-based compensation	5,555,880	(119,104)	5,436,776
Issuance of Common Stock upon conversion of SAFE Notes	53,328,419	182,815	53,511,234
Net loss	(40,390,883)	(5,023,451)	(45,414,334)
Balance at September 30, 2025	$29,919,219	$(110,977)	$29,808,242

Consolidated Statement of cash flows for the six months ended June 30, 2024
	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(2,129,151)	$439,308	$(1,689,843)
Change in fair value of SAFE Notes	1,251,721	(1,409,741)	(158,020)
Stock-based compensation	135,432	970,433	1,105,865
Consolidated Statement of cash flows for the nine months ended September 30, 2024
	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(4,074,114)	$1,163,975	$(2,910,139)
Change in fair value of SAFE Notes	2,500,000	(2,004,649)	495,351
Stock-based compensation	139,880	998,695	1,138,575
Consolidated Statement of cash flows for the six months ended June 30, 2025
	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(7,136,460)	$199,985	$(6,936,475)
Change in fair value of SAFE Notes	3,638,167	(519,225)	3,118,942
Stock-based compensation	10,452	217,221	227,673
Consolidated Statement of cash flows for the nine months ended September 30, 2025
	As Previously Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(47,527,343)	$(4,823,467)	$(52,350,810)
Change in fair value of SAFE Notes	35,239,799	4,594,250	39,834,049
Stock-based compensation	5,567,153	97,296	5,664,449

ITEM 1:   Financial Statements
DEEP FISSION, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$84,767,555	$23,719,422
Prepaid expenses	6,992,786	713,154
Other current assets	39,275	—
Total current assets	91,799,616	24,432,576
Property and equipment, net	85,775	37,102
Long term prepaid expenses	87,839	221,407
Operating lease right-of-use assets	57,484	—
Total assets	$92,030,714	$24,691,085
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,181,025	$538,270
Accrued expenses	864,290	185,164
Operating lease liabilities – current	16,181	—
Accrued compensation	792,475	25,031
RSU liability award	—	1,655,507
Total current liabilities	3,853,971	2,403,972
Operating lease liabilities – non-current	43,386	—
Total liabilities	3,897,357	2,403,972
Commitments and contingencies (Note 7)
Stockholders’ equity (deficit)
Common stock, par value $0.0001 and $0.0001 per share, 300,000,000 shares authorized, 56,617,422 and 51,099,089 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5,661	5,110
Additional paid-in capital	176,198,242	89,009,102
Accumulated deficit	(88,070,546)	(66,727,099)
Total stockholders’ equity	88,133,357	22,287,113
Total liabilities and stockholders’ equity	$92,030,714	$24,691,085
The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

DEEP FISSION, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Three Months Ended March 31
	2026	2025
Operating expenses
General and administrative expenses	$13,965,950	$1,034,619
Research and development expenses	7,872,531	684,393
Operating expenses	21,838,481	1,719,012
Operating loss	(21,838,481)	(1,719,012)
Other non-operating income (expense)
Interest income	492,608	—
Change in fair value of SAFE Notes	—	(1,418,066)
Other income	2,426	191
Total non-operating income (expense)	495,034	(1,417,875)
Net loss	$(21,343,447)	$(3,136,887)
Basic and diluted weighted average shares outstanding of common stock	54,443,626	16,320,839
Basic and diluted net loss per share of common stock	$(0.39)	$(0.19)
The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

DEEP FISSION, INC.
Condensed Consolidated Statements of Stockholders’ Equity (Deficit)
(Unaudited)
	For the Three Months Ended March 31, 2025
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2024 (As Restated)	16,320,839	$1,632	$1,640,692	$(5,724,145)	$(4,081,821)
Stock-based compensation	—	—	31,999	—	31,999
Issuance of restricted stock awards	14,411	1	(1)	—	—
Net loss	—	—	—	(3,136,887)	(3,136,887)
Balance at March 31, 2025	16,335,250	$1,633	$1,672,690	$(8,861,032)	$(7,186,709)
	For the Three Months Ended March 31, 2026
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2025	51,099,089	$5,110	$89,009,102	$(66,727,099)	$22,287,113
Stock-based compensation	—	—	9,837,578	—	9,837,578
Modification of RSU liability award	—	—	2,202,781	—	2,202,781
Vesting of restricted stock units	185,000	19	(19)	—	—
Issuance of 2026 Private Placement common stock	5,333,333	532	79,999,468	—	80,000,000
Offering costs	—	—	(4,850,668)	—	(4,850,668)
Issuance of 2026 Placement Agent Warrants (equity component)	—	—	1,239,307	—	1,239,307
Issuance costs – 2026 Placement Agent Warrants (non-cash)	—	—	(1,239,307)	—	(1,239,307)
Net loss	—	—	—	(21,343,447)	(21,343,447)
Balance at March 31, 2026	56,617,422	$5,661	$176,198,242	$(88,070,546)	$88,133,357
The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

DEEP FISSION, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31
	2026	2025
Cash flows from operating activities:
Net loss	$(21,343,447)	$(3,136,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,850	526
Change in fair value of SAFE Notes	—	1,418,066
Stock-based compensation	10,384,851	31,999
Changes in operating assets and liabilities:
Prepaid expenses	(6,146,064)	(106,338)
Other current assets	(39,275)	—
Accounts payable	1,642,755	216,900
Accrued expenses	679,126	(24,507)
Accrued compensation	767,444	(27,667)
Net cash used in operating activities	(14,047,760)	(1,627,908)
Cash flows from investing activities:
Purchases of property and equipment	(53,439)	(15,155)
Net cash used in investing activities	(53,439)	(15,155)
Cash flows from financing activities:
Proceeds from convertible SAFE Notes	—	860,800
Proceeds from 2026 Private Placement	80,000,000	—
Offering costs paid	(4,850,668)	—
Net cash provided by financing activities	75,149,332	860,800
Net increase (decrease) in cash and cash equivalents	61,048,133	(782,263)
Cash and cash equivalents, beginning of the year	23,719,422	6,728,895
Cash and cash equivalents, end of the year	$84,767,555	$5,946,632
Supplemental cash flow information:
Subscription of SAFE Notes	$—	$33,000
Right-of-use assets acquired through operating leases	$62,088	$—
The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

DEEP FISSION, INC.
Notes to the Condensed Consolidated Financial Statements
(UNAUDITED)
Note 1:   Description of Business and Basis of Presentation
Organization
Deep Fission, Inc. (“Deep Fission” or the “Company”) was incorporated on July 17, 2023, under the laws of the state of Delaware.
Surfside Acquisition Inc. (“Surfside”) was incorporated in the State of Delaware on December 10, 2021. Prior to the Merger (as defined below), Surfside was a “shell company” (as defined in Rule 12b-2 under Securities Exchange Act of 1934, as amended (the “Exchange Act”)). On September 5, 2025 (the “Merger Closing Date”), Surfside completed a merger (the “Merger”) with Deep Fission Nuclear, Inc. (formerly known as Deep Fission, Inc.), a private Delaware corporation (“Legacy Deep Fission”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), under which a wholly owned subsidiary of Surfside merged with and into Legacy Deep Fission, with Legacy Deep Fission continuing as the surviving corporation and becoming a wholly owned subsidiary of Surfside. In connection with the transaction, Surfside changed its name to Deep Fission, Inc. For financial reporting purposes, the transaction was treated as a recapitalization and reverse acquisition, with Legacy Deep Fission considered the accounting acquirer. See below, Recapitalization, for the accounting of the Merger.
Following the consummation of the Merger, the business previously conducted by Legacy Deep Fission became the business conducted by the Company. The Company’s headquarters are located in Berkeley, California.
Operations
The Company is a nuclear energy technology company developing a small modular reactor based on established pressurized water reactor technology, with novel emplacement in deep boreholes approximately one mile below the Earth’s surface. The Company is participating in the U.S. Department of Energy (“DOE”) Reactor Pilot Program, and the Company expects to demonstrate its system as part of the DOE Reactor Pilot Program.
Deep Fission’s current activities include test borehole construction, reactor design, safety analysis, thermal-hydraulic modeling, regulatory engagement with the DOE and the NRC, and supply chain development for reactor components and drilling operations.
Basis of Presentation
The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations applicable to interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying interim unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These unaudited condensed consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Financial information as of December 31, 2025 has been derived from the Company’s audited financial statements and notes thereto as of this date.
For accounting purposes, the Merger was treated as a reverse recapitalization outside the scope of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 (see

Organization above and Recapitalization below), with Legacy Deep Fission considered the accounting acquirer and the Company (formerly Surfside Acquisition Inc.) considered the legal acquirer. Accordingly, these interim unaudited condensed consolidated financial statements represent a continuation of the financial statements of Legacy Deep Fission, with the Merger reflected as the equivalent of Legacy Deep Fission issuing shares for the net assets of Surfside, accompanied by a recapitalization.
All periods prior to the Merger reflect the historical financial position, results of operations, and cash flows of Legacy Deep Fission. The interim unaudited condensed consolidated financial statements are presented in the name of the legal parent; however, they represent the historical operations of Legacy Deep Fission.
The number of shares and corresponding capital amounts and earnings per share, where applicable, have been retroactively restated to reflect the Common Share Conversion Ratio (as defined below) established in connection with the Merger. No goodwill or other intangible assets were recorded as a result of the transaction.
Liquidity and Going Concern
As of March 31, 2026, the Company’s cash and cash equivalents were $84,767,555. The Company continues to incur significant operating losses. For the three months ended March 31, 2026, the Company had a net loss of $21,343,447 and cash used in operating activities of $14,047,760. As of March 31, 2026, the Company had accumulated deficits of $88,070,546. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop and market its products and services. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these interim unaudited condensed consolidated financial statements are issued. Implementation of the Company’s plans and its ability to continue as a going concern will depend upon the Company’s ability to establish a source of revenue and raise additional capital to fund its operations.
The Company plans to access capital resources through possible public or private equity issuances, debt financings, corporate collaborations, and other means. The Company has historically been able to raise capital through equity and equity-linked instruments, such as Simple Agreements for Future Equity (“SAFE Notes”) and private placement equity issuances, although no assurance can be provided that it will continue to be successful in raising capital in the future. While the Company believes that it has a reasonable basis for its expectation that it will be able to raise additional funds, there is no assurance that the Company will be able to complete additional financing on acceptable terms, on a timely basis, or at all.
The interim unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern due to the inability to obtain adequate financing in the future.
Recapitalization
As described above, Legacy Deep Fission continued as the surviving corporation and became the Company’s wholly owned subsidiary following the Merger. The Merger was accounted for as a reverse recapitalization and Legacy Deep Fission was considered the accounting acquirer for financial reporting purposes. This determination was based on the facts that, immediately following the Merger:
•
the assets of Legacy Deep Fission represented a significant majority of the assets of the combined company;

•
Legacy Deep Fission stockholders have a majority of the voting power of the combined company;

•
Legacy Deep Fission designated the entire governing body of the combined company;

•
the executive officers of the combined company immediately after the closing of the Merger are the same individuals as those of Legacy Deep Fission immediately prior to the closing of the Merger; and

•
Legacy Deep Fission’s operations comprise the ongoing operations of the combined company.

At the effective time of the Merger, each outstanding share of Legacy Deep Fission capital stock (after giving effect to the conversion of all SAFE Notes of Legacy Deep Fission into shares of Legacy Deep Fission common stock) was converted into the right to receive 17.32141 shares of the Company’s common stock, rounded to the nearest whole share (“Common Share Conversion Ratio”). Accordingly, all share and per share amounts for all periods presented in the accompanying interim unaudited condensed consolidated financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the Common Share Conversion Ratio. There was no effect on the number of shares of common stock or preferred stock authorized for issuance under the Company’s amended and restated certificate of incorporation or the par value of such securities. On September 5, 2025, the Company issued 85,000 shares of its common stock to an accredited investor (the “Advisor”) in consideration for services rendered in connection with the Merger.
On September 5, 2025, the Company issued an aggregate of 10,000,000 shares of its common stock at a purchase price of $3.00 per share in a private placement (the “Private Placement”) to certain accredited and institutional investors for aggregate gross consideration of $30.0 million. The Company also issued warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the Private Placement representing the right to acquire, on the terms set forth therein, 586,666 shares of its common stock.
Total Legacy Deep Fission shares outstanding prior to Merger	38,538,922
Shares issued to Legacy Surfside shareholders	2,166,667
Shares issued to Advisor	85,000
Shares issued to PIPE investors	10,000,000
Total shares outstanding immediately following the Merger	50,790,589
Restatement of Previously Issued Consolidated Financial Statements
As discussed in Note 2 of the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025, the Company restated its previously issued financial statements, including certain interim periods. The accompanying interim unaudited condensed consolidated financial statements reflect such restatement.
Note 2:   Summary of Significant Accounting Policies
The accompanying interim unaudited condensed consolidated financial statements reflect the application of the accounting policies described in this note.
Segments
In accordance with criteria under ASC 280, which establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews results to assess performance, make decisions, and allocate operating and capital resources of the Company as a whole. The CODM has made decisions and assessed performance at the Company level as one segment. The CODM does not distinguish its principal business activities for the purpose of internal reporting and uses net loss to allocate resources in the annual budgeting and forecasting process, along with using that measure as a basis for evaluating financial performance quarterly by comparing the actual results with historical budgets.
Use of Estimates
The preparation of the accompanying interim unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the interim unaudited condensed consolidated financial statements, and the reported amounts of expenses during the reporting period. Actual results may differ from these estimates.

Fair Value Measurements
The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 represents fair value measurements.
Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company is able to access.
Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.
Level 3 — Valuations based on inputs that are unobservable and significant to the entire fair value measurement.
The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.
The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s SAFE Notes (see Note 5) and restricted stock unit award (“RSU”) liability (see Note 8) were carried at fair value and classified as Level 3 liabilities.
		Fair Value Measurements as of December 31, 2025
	Fair Value Total	Level 1	Level 2	Level 3
RSU liability award	$1,655,507	$—	$—	$1,655,507
Upon a modification of the settlement features of the liability-classified RSU award that occurred during the three months ended March 31, 2026, the award was reclassified from liabilities to equity within the accompanying interim unaudited condensed consolidated balance sheets (see Note 8).
Cash and Cash Equivalents
The Company maintains deposits in financial institutions that at times exceed the insured amounts provided by the Federal Deposit Insurance Corporation (“FDIC”). As of March 31, 2026 and December 31, 2025, the amount of cash exceeding the FDIC insurance limit was $84,767,555 and $23,219,422, respectively. The Company believes it is not exposed to any significant credit risk to cash. Money market funds and other short-term investments with an original maturity of three months or less are considered cash equivalents.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance which do not extend the useful lives of the assets are charged to operations as incurred.
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of those assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Company would recognize an impairment loss at that time. No impairment loss was recognized during the three months ended March 31, 2026 and 2025. The estimated useful lives of the Company’s property and equipment are as follows:
Useful Life
Equipment	3 years
SAFE Notes
The Company previously issued SAFE Notes in exchange for cash financing. The Company accounted for its SAFE Notes as derivatives under the FASB ASC 815-40 and ASC 815-10 and presented them as long-term liabilities in the accompanying interim unaudited condensed consolidated balance sheets. Changes in the fair value of the SAFE Notes were recorded in earnings.
Immediately upon the effectiveness of the Merger on September 5, 2025, the SAFE Notes were converted into shares of the Company’s common stock (see Note 5).
Research and Development Expenses
Research and development (“R&D”) expenses primarily represent costs incurred to develop the Company’s technology. These costs consist of personnel costs, including salaries, employee benefit costs, bonuses and stock-based compensation expenses, software costs, computing costs, hardware and experimental supplies, and expenses for outside engineering contractors. The Company expenses all R&D costs in the periods in which they are incurred.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation.” The Company classifies awards granted to employees, directors and non-employee consultants as either equity-classified or liability-classified based on the terms of the award. Equity-classified awards are measured at the grant-date fair value and recognized as compensation expense over the requisite service period, which is generally the vesting period. Equity-classified awards are not subsequently remeasured. Liability-classified awards are measured at fair value at each reporting date until settlement, with changes in fair value recognized as compensation expense in the period of change. Compensation cost for liability-classified awards is recognized over the requisite service period based on the fair value of the award at each reporting date.
The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.
Net Loss Per Common Share
The Company calculates basic net loss per common share in accordance with ASC 260, Earnings Per Share, based on the weighted-average number of outstanding common shares during the fiscal period. Diluted loss per common share is based on the weighted-average number of outstanding common shares plus the weighted-average number of potential outstanding common shares. The calculation of diluted net loss does not consider the effect of the warrants to purchase an aggregate of 716,084 common stock with exercise contingent on future events, unvested restricted common stock of 2,114,194, stock options to purchase an aggregate of 2,705,423 common stock, and unvested RSUs of 1,118,287, because their inclusion would be anti-dilutive under the treasury stock method. In periods where potentially dilutive securities are anti-dilutive, such amounts are excluded from the calculations of diluted earnings (loss) per share. All potentially dilutive securities are anti-dilutive for the three months ended March 31, 2026 and 2025. For the quarter ended March 31, 2025, the Company had SAFE Notes, the conversion of which would have been anti-dilutive.
Income Tax (Provision) Benefit
The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the periods in which those temporary differences are expected to reverse.
The Company evaluates the realizability of its deferred tax assets and establishes a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, the Company considers all available positive and negative evidence, including historical operating results, future taxable income, and the reversal of existing taxable temporary differences.
The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by the relevant taxing authorities. The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense.
New Accounting Pronouncements
In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements”, to clarify or improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB ASC with the SEC’s regulations. The amendments in ASU 2023-06 will become effective on the date the related disclosures are removed from Regulation S-X or Regulation S-K by the SEC, and will no longer be effective if the SEC has not removed the applicable disclosure requirement by June 30, 2027. Early adoption is prohibited. Adoption is not expected to have a material impact on the Company’s interim unaudited condensed consolidated financial statements.
In November 2024, the FASB issued ASU 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures” as an update to ASC Topic 220-40, which will be effective for fiscal years beginning after December 15, 2026 and interim periods beginning after December 15, 2027. Early adoption is permitted. ASU 2024-03 was issued to improve the disclosures about a public business entity’s expenses and address requests from investors for more disaggregated disclosures about the types of expenses (including employee compensation, depreciation, and amortization) in commonly presented expense captions (such as general and administrative expenses). In January 2025, the FASB also issued ASU 2025-01 “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date” to clarify the effective date provisions of ASU 2024-03 related to expense disaggregation disclosures. The Company is currently evaluating the impact of ASU 2024-03 and ASU 2025-01 on its interim unaudited condensed consolidated financial statements.
In May 2025, the FASB issued ASU 2025-04 “Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer”, which clarifies the accounting for share based consideration payable to a customer, including classification and measurement guidance, to reduce diversity in practice. The amendments are effective for fiscal years, including interim periods, beginning after December 15, 2026, with early adoption permitted. The Company is currently assessing the impact of adopting ASU 2025-04 on its interim unaudited condensed consolidated financial statements but does not expect a material impact.
In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow Scope Improvements”. The amendments clarify the applicability of the interim reporting guidance in Topic 270, improve the navigability of the interim reporting requirements, and provide a more comprehensive framework for interim disclosures, including a principle that entities disclose events and changes since the last annual reporting period that have a material effect on the entity. ASU 2025-11 is effective for public business entities for interim reporting periods within annual reporting periods beginning after December 15, 2027, and for all other entities for interim reporting periods within annual reporting periods beginning after December 15, 2028. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-11 on its interim unaudited condensed consolidated financial statements and related disclosures.
The Company does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

Note 3:   Property and Equipment
Property and equipment consisted of the following:
	As of March 31, 2026	As of December 31, 2025
Property and equipment	$99,533	$46,094
Less: accumulated depreciation	(13,758)	(8,992)
Property and equipment, net	$85,775	$37,102
Depreciation expense for the three months ended March 31, 2026 and 2025 was $4,766 and $526, respectively.
Note 4:   Leases
In February 2026, the Company entered into an operating lease, as the lessee, for approximately 100 acres located within the Great Plains Industrial Park in Parsons, Kansas (the “Kansas Site”). The Company has commenced initial site development activities intended to inform borehole design, drilling techniques, and site suitability for future reactor deployment. As of March 31, 2026, the remaining non-cancelable lease term is approximately two years. The lease agreement includes renewal options and a purchase option for a purchase price of approximately $5 million, should the Company be granted a license for commercial operation of the future reactor by the NRC; however, these options have not been included in the lease term as the Company is not reasonably certain to exercise them at this time.
Total lease costs included within the interim unaudited condensed consolidated statements of operation for the three months ended March 31, 2026 and 2025 were $6,250 and $0, respectively. There are no variable costs associated with the leasing transaction.
The following table presents the future maturity of the Company’s operating lease liability for the non-cancelable portion of the lease, and reconciles the undiscounted cash flows for this lease to the lease liability recognized in the interim unaudited condensed consolidated balance sheet as of the date indicated:
March 31, 2026
Fiscal 2026 (remaining 9 months)	$18,750
Fiscal 2027	47,917
Fiscal 2028	4,167
Fiscal 2029	—
Fiscal 2030	—
Thereafter	—
Total lease payments	70,834
Less: Imputed interest	11,267
Total	$59,567
Current operating lease liabilities	$16,181
Non-current operating lease liabilities	$43,386

The following table presents certain supplemental information related to the cash flows for operating and finance leases recorded on the interim unaudited condensed consolidated statements of cash flows:
March 31, 2026
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows used for operating leases	$4,167
Right-of-use assets obtained in exchange for lease obligations
Operating lease liabilities	$62,088
Weighted-average remaining lease term (in years)	1.8
Weighted-average discount rate	16.1%
Note 5:   SAFE Notes
During the three months ended March 31, 2025, the Company issued SAFE Notes in exchange for an aggregate amount of $793,800. The Company received total cash proceeds during the period of $860,800, consisting of $793,800 of cash from the issuance of SAFE Notes and $67,000 of cash received from the subscription of a SAFE Note. As of March 31, 2025, the estimated fair value of the SAFE Notes totaled $12,995,251.
Prior to completion of the Merger, each SAFE Note holder gave consent to convert into shares of the Company’s common stock at the valuation cap reflected in each SAFE Note. In connection with of the Merger, all SAFE Notes converted into 19,601,185 shares of the Company’s common stock, and the Company recorded a loss from the change in fair value on the date of conversion of approximately $39,834,049 (see Note 6).
There were no issuances of SAFE Notes nor any subscriptions of SAFE Notes during the three months ended March 31, 2026.
Note 6:   Fair Value Measurements
The following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.
The Company’s SAFE Notes were recorded at fair value on the Company’s historical consolidated balance sheets. The fair value of the Company’s SAFE Notes was based on significant inputs not observable in the market which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation used weighted average probabilities estimated by management considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes would convert into certain preferred stock; (ii) a liquidity event (change of control or initial public offering) where the SAFE Note holders would have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of preferred stock equal to the invested amount divided by the liquidity price; and (iii) a dissolution event where the SAFE Note holders would have been entitled to receive a portion of the related proceeds equal to the purchase amount. Management estimated that equity financing or liquidity events were the predominant settlement scenarios at each period end. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at an equity financing event and the expected payment to the SAFE Note holders at each simulated MVIC value. The Company believed these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assessed these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates was obtained while the SAFE Notes were outstanding. The determination of fair value for the Company’s SAFE Notes required significant judgment and the use of estimates. Additionally, the valuation scenarios described above reflected the original contractual terms of the SAFE Notes and anticipated early-stage financing structures. However, the Company completed the Merger with a concurrent issuance of common stock, and in connection with the Merger, the Company obtained consent from all holders of the SAFE Notes to convert their SAFE Notes into common stock rather than preferred stock. Changes in the fair value of the SAFE Notes were recognized on the Company’s historical consolidated statements of operations until their conversion to common stock occurred upon the Merger on September 5, 2025.
The key assumptions used in the Monte Carlo simulation are presented in the table below:
March 31, 2025
Asset volatility(1)	90 – 105%
Risk-free rate(2)	4.23 – 4.59%
Expected term(3)	9 – 45 months

(1)
Volatility was based on implied and historical volatility of the share price of peer companies.

(2)
Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.

(3)
The simulation considered 1 – 2 year term for equity event and 3.5 and 4-year term for liquidity event.

The following table presents a reconciliation of the Company’s SAFE Notes liability measured at fair value on a recurring basis, using Level 3 inputs:
SAFE Notes
As of December 31, 2024	$10,783,385
SAFE Notes issued during the period	793,800
Change in fair value during the period	1,418,066
Conversion of SAFE Notes to common stock	—
As of March 31, 2025	12,995,251
All SAFE Notes were converted into shares of the Company’s Common Stock as part of the Merger in September 2025, and therefore there were no SAFE Notes outstanding during the three months ended March 31, 2026.
Note 7:   Commitments and Contingencies
During the three months ended March 31, 2026, the Company entered into an uncancelable commitment with a supplier to purchase low-enriched uranium fuel at a cost of approximately $9,200,000.
In the normal course of business, the Company may be subject to contingencies, including litigation, investigations, claims and other legal proceedings, including those arising in the ordinary course of business. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. The Company has not had any litigation, investigations, claims or other legal proceedings for which it should recognize a liability. As such, the Company has not recorded any liability for these in the interim unaudited condensed consolidated financial statements.
Note 8:   Stockholders’ Equity
Common Stock
As of March 31, 2026, the Company had 300,000,000 shares of common stock authorized with a par value of $0.0001.
The September 5, 2025 Private Placement
Concurrently with the consummation of the Merger, the Company also issued and sold 10,000,000 shares of its common stock in the Private Placement to certain accredited and institutional investors at a purchase price of $3.00 per share (the “September 2025 Private Placement”). The Company incurred offering costs of $2,909,740 in connection with the September 2025 Private Placement, which were recorded as a reduction of the gross proceeds and recognized as a reduction to additional paid-in capital within stockholders’ equity.
The February 5, 2026 Private Placement
On February 5, 2026, the Company issued and sold 5,333,333 shares of common stock at a purchase price of $15.00 per share, to certain accredited and institutional investors pursuant to the subscription agreements for an aggregate purchase price of $80.0 million (the “February 2026 Private Placement”). The Company incurred offering costs of $4,850,668 in connection with the February 2026 Private Placement, which are recorded as a reduction of gross proceeds and recognized as a reduction to additional paid-in capital within stockholders’ equity.
Warrants
As part of the February 2026 Private Placement, the Company also issued warrants to purchase an aggregate 129,418 shares of its common stock, subject to customary anti-dilution adjustments for stock splits, stock dividends, and similar events, at an exercise price of $15.00 per share (the “February 2026 Warrants”). The February 2026 Warrants expire on the earlier of (i) five years after the Merger Closing Date and (ii) three years after the Company’s shares of common stock are listed on a national securities exchange (as defined in the February 2026 Warrants agreement). The February 2026 Warrants are indexed to the Company’s own stock and do not permit net cash settlement under circumstances outside of the Company’s control, and thus were accounted for as equity-classified instruments in accordance with ASC 718 Compensation — Stock Compensation and ASC 815-40 Contracts in Entity’s own Equity. The February 2026 Warrants were measured at their grant-date fair value $9.576 per warrant share, using a Black-Scholes valuation model. The total fair value of $1,239,307 was recorded as an equity issuance cost and reflected as a reduction to additional paid-in capital, with a corresponding increase to additional paid-in capital for the warrant equity, resulting in no net impact to total stockholders’ equity.
Equity Incentive Plans
On August 29, 2025, the board of directors of Legacy Deep Fission approved the 2025 Equity Incentive Plan (the “Pre-Merger Equity Plan”), which permitted the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), RSUs, and other stock awards to employees, directors and consultants of Legacy Deep Fission. Subject to certain capitalization adjustments described in the Pre-Merger Equity Plan, the maximum aggregate number of shares of common stock that was issuable pursuant to the Pre-Merger Equity Plan was 84,351 shares. As of the effective date of the Merger, all outstanding options to purchase shares of Legacy Deep Fission common stock were converted into options to purchase shares of the Company’s common stock. Following the effective date of the Merger, no additional equity awards were permitted to be granted under the Pre-Merger Equity Plan; however, the Pre-Merger Equity Plan will continue to govern the terms and conditions of all outstanding equity awards previously granted under the Pre-Merger Equity Plan.
Awards granted prior to the Pre-Merger Equity Plan were approved by the board of directors and consisted of RSAs, with service-based vesting terms ranging from immediate vesting to four years.
On September 5, 2025, in connection with the Merger, the board of directors (the “Board”) and the stockholders of the Company approved the 2025 Equity Incentive Plan (the “2025 Plan”), which permits the grant of ISOs, NSOs, SARs, RSAs, RSUs, performance awards, and other awards to the Company’s employees, directors and consultants, including employees and consultants of the Company’s affiliates. The Company initially reserved 9,500,884 shares of common stock (the “Share Reserve”) for the issuance of awards under the 2025 Plan. The Share Reserve will automatically increase on January 1 of each year for a period of up to nine years commencing on January 1, 2027 and ending on (and including) January 1, 2035, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31 of the preceding year; provided, however, that the board of directors may act prior to January 1 of a given year to limit the increase for such year to a lesser number of shares of common stock.

In the event of any merger, reorganization, recapitalization, reincorporation, or other such transaction as defined in the 2025 Plan (a “Capitalization Adjustment”), the board of directors is allowed to proportionately adjust the classes and maximum number of shares of common stock subject to the 2025 Plan and the maximum number of shares by which the Share Reserve may annually increase; the classes and maximum number of shares that may be issued pursuant to the exercise of ISOs; and the classes and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding equity awards. No fractional shares or rights for fractional shares of common stock shall be issued under the 2025 Plan.
RSAs, RSUs, and Stock Options
During the three months ended March 31, 2026 and 2025, the Company’s Board approved the issuances of RSAs, RSUs, and Stock Options to employees, officers, directors, and consultants. Stock-based compensation expense is measured based on the fair value of awards in accordance with ASC 718. Equity-classified awards are measured at grant-date fair value and are not subsequently remeasured. Liability-classified awards are remeasured at fair value at each reporting date until settlement, with changes in fair value recognized in stock-based compensation expense. The cost of stock-based compensation is recognized over the requisite service period, which is generally the vesting period of the respective award. Grants ranged from immediate vesting to over four years. The determination of fair value requires significant judgment and the use of estimates as the Company does not have an observable stock price. Prior to the Company having an observable transaction for the sale of common stock, the Company estimated the fair value of common stock using invested capital multiple and discounted present value to arrive at equity available for common shareholders. Upon the Private Placement described above, the Company estimated the fair value of common stock using the price per share of the Private Placement, with a de-minimis discount for lack of marketability as the Company’s common stock does not trade in an active market. For restricted common stock awards, shares are issued concurrently with the issuance of restricted common stock.
A summary of the restricted common stock award activity during the three months ended March 31, 2026, is as follows:
	Restricted Common Stock
	Number of Shares	Weighted Average Fair Value
Unvested as of December 31, 2025	2,705,423	$0.76
Granted	—	—
Vested	(591,229)	0.57
Forfeited or cancelled	—	—
Unvested as of March 31, 2026	2,114,194	$0.87
A summary of the RSU activity during the three months ended March 31, 2026, is as follows:
	RSUs
	Number of RSUs	Weighted Average Fair Value
Unvested as of December 31, 2025	669,451	$7.20
Granted	633,836	15.00
Vested	(185,000)	15.00
Forfeited or cancelled	—	—
Unvested as of March 31, 2026	1,118,287	$11.17

A summary of the stock option activity during the three months ended March 31, 2026, is as follows:
	Stock Options
	Number of Options	Weighted Average Fair Value
Outstanding as of December 31, 2025	2,325,059	$3.03
Granted	5,898,664	10.56
Vested	—	—
Forfeited or cancelled	(6,000)	11.26
Unvested as of March 31, 2026	8,217,723	$8.43
The stock options were valued at the grant date using the Black-Scholes pricing model using the range of inputs as indicated below:
Risk-free interest rate	3.71 – 4.11%
Expected term (in years)	4.5 – 6.25
Expected volatility	85 – 86%
Expected dividend yield	0%
The risk-free interest rate is the rate available as of the option date on zero-coupon U.S. government issues with a remaining term equal to the expected term of the option using the simplified approach. The Company currently estimates volatility by using the weighted average implied and historical volatility of the share price of peer companies. The Company has not paid dividends in the past and does not plan to pay any dividends in the foreseeable future.
The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified in the statement of operations. Total stock-based compensation expense for the three months ended March 31, 2026 and 2025, was $10,384,851 and $31,999, respectively. During the three months ended March 31, 2026, the Company modified the liability-classified RSU award to remove the ability to settle the award in cash. As a result, the award no longer met the criteria for liability classification and was reclassified to equity. The modification was accounted for in accordance with ASC 718 and resulted in the remeasurement of the award at the fair value of $15 per share on the modification date. The RSU liability balance as of the modification date of $2,202,781 was reclassified to additional paid-in capital. The remeasurement resulted in a total incremental compensation cost of $2,691,000, which is recognized over the vesting period of the award.
As of March 31, 2026, the Company has unrecognized stock-based compensation expense of $75,944,405, which will be recognized over a weighted average period of 3.68 years.
Preferred Stock
As of March 31, 2026, the Company had 10,000,000 shares of preferred stock authorized at a par value of $0.0001. No preferred stock was issued and outstanding.
Note 9:   Income Taxes
Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date ordinary income or loss, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The provision for income taxes for the three months ended March 31, 2026 and 2025 is zero and differs from the amount that would be provided by applying the statutory U.S. federal income tax rate of 21% to pre-tax loss primarily due to the change in valuation allowance. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, and permanent differences. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes. The deferred tax assets are comprised primarily of net operating loss carry forwards. As of March 31, 2026, and December 31, 2025, the deferred tax assets continue to be subject to a full valuation allowance. The company maintains the valuation allowance based on the analysis of its cumulative loss position.
On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (OBBBA). The OBBBA makes permanent key elements of the Tax Cuts and Jobs Act, including 100% bonus depreciation, domestic research cost expensing, and the business interest expense limitation. ASC 740 requires the effects of changes in tax rates and laws on deferred tax balances to be recognized in the period in which the legislation is enacted. The Company has completed its initial assessment of the OBBBA corporate tax provisions which were enacted on July 4, 2025 and concluded that there would be no impact to its effective tax rate.
Note 10:   Related Party Transactions
The Company has signed a consulting agreement with a related party, Deep Isolation Nuclear, Inc., a company co-founded by Deep Fission’s co-founder and Chief Executive Officer, to develop generic technical and regulatory guidance for management of the Company. Deep Fission’s Chief Executive Officer currently serves as a member of the board of directors of Deep Isolation Nuclear, Inc. The Company has previously paid certain administrative expenses to Deep Isolation Nuclear, Inc. For the three months ending March 31, 2026 and 2025, the Company did not make any payments to Deep Isolation Nuclear, Inc.
Note 11:   Subsequent Events
In May 2026, the Company issued 188,701 shares of it’s common stock to former holders of our previously issued SAFE Notes, as previously agreed upon. The issuance related to our September 2025 financing activity and, in connection with this issuance, the investors executed settlement agreements releasing the Company from any potential future claims related to the conversion of the SAFE Notes.

2,500,000 Shares
Deep Fission, Inc.
Common Stock
Prospectus

Benchmark, a Stone X Company Seaport Global Securities Maxim Group LLC

The date of this prospectus is June 17, 2026